   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE MTVi GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                            7375                             13-4099684
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)                   NUMBER)

                            ------------------------

                              THE MTVi GROUP, INC.
                                  770 BROADWAY
                            NEW YORK, NEW YORK 10003
                                 (212) 654-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              NICHOLAS BUTTERWORTH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              THE MTVi GROUP, INC.
                                  770 BROADWAY
                            NEW YORK, NEW YORK 10003
                                 (212) 654-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                              MICHAEL D. FRICKLAS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  VIACOM INC.
                                 1515 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 258-6000

            STEPHEN T. GIOVE                  KENNETH A. LEFKOWITZ               DAVID J. GOLDSCHMIDT
           SHEARMAN & STERLING             HUGHES HUBBARD & REED LLP   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          599 LEXINGTON AVENUE               ONE BATTERY PARK PLAZA                FOUR TIMES SQUARE
        NEW YORK, NEW YORK 10022            NEW YORK, NEW YORK 10004         NEW YORK, NEW YORK 10036-6522
             (212) 848-4000                      (212) 837-6000                     (212) 735-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  TITLE OF EACH CLASS OF                      PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
                SECURITIES TO BE REGISTERED                       OFFERING PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value.......................          $10,000,000                   $2,640
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectus: one to be used in connection with a United States and Canadian offering of the registrant's Class A common stock and one to be used in connection with a concurrent international offering of Class A common stock. The U.S. prospectus and the international prospectus will be identical in all respects except that they will have different front cover pages. The form of the U.S. prospectus is included herein and is followed by the alternate front cover page to be used in the international prospectus. The form of the front cover page of the international prospectus is labeled "Alternate Cover Page for International Prospectus." Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933.

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Issued February 11, 2000

                                                  Shares

                              The MTVi Group, Inc.
                              CLASS A COMMON STOCK

                            ------------------------

THE MTVi GROUP, INC. IS OFFERING SHARES OF ITS CLASS A COMMON STOCK. THIS IS OUR INITIAL PUBLIC OFFERING AND NO PUBLIC MARKET CURRENTLY EXISTS FOR OUR SHARES. WE
ANTICIPATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE BETWEEN $          AND
$          PER SHARE.

FOLLOWING THIS OFFERING, WE WILL HAVE TWO CLASSES OF AUTHORIZED COMMON STOCK, CLASS A COMMON STOCK AND CLASS B COMMON STOCK. THE RIGHTS OF THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK ARE IDENTICAL, EXCEPT WITH RESPECT TO VOTING AND CONVERSION.

                            ------------------------

WE HAVE APPLIED TO HAVE OUR CLASS A COMMON STOCK APPROVED FOR LISTING ON THE
                        UNDER THE SYMBOL "       ."

                            ------------------------

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS.   SEE "RISK FACTORS"
BEGINNING ON PAGE 7.

                            ------------------------

                              PRICE $      A SHARE

                            ------------------------

                                                            UNDERWRITING
                                                PRICE TO    DISCOUNTS AND    PROCEEDS TO
                                                 PUBLIC      COMMISSIONS       COMPANY
                                                --------    -------------    -----------
Per Share.....................................  $             $               $
Total.........................................  $             $               $

We have granted the underwriters the right to purchase up to an additional shares of our Class A common stock to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co.  Incorporated expects to deliver the shares to purchasers
on                , 2000.

                            ------------------------

MORGAN STANLEY DEAN WITTER                            CREDIT SUISSE FIRST BOSTON

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.

UTENDAHL CAPITAL PARTNERS, L.P.                                    WIT SOUNDVIEW

               , 2000

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    7
Special Note Regarding Forward-Looking
  Statements..........................   21
Use of Proceeds.......................   22
Dividend Policy.......................   22
Capitalization........................   23
Dilution..............................   24
Selected Financial Data...............   25
Unaudited Pro Forma Consolidated
  Condensed Financial Statements......   26
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   32
Corporate History and
  Reorganization......................   39
Business..............................   40

                                        PAGE
                                        ----
Management............................   56
Certain Relationships and Related
  Transactions........................   59
Principal Stockholders................   67
Description of Capital Stock and
  Partnership Units...................   69
Shares Eligible for Future Sale.......   74
Material United States Federal Tax
  Consequences to Non-United States
  Holders.............................   75
Underwriters..........................   78
Legal Matters.........................   82
Experts...............................   82
Where You Can Find More Information...   83
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

     Unless the context otherwise requires, in this prospectus:

      --   "MTVi Group" refers to The MTVi Group, Inc.;

      -- "Partnership" refers to The MTVi Group, L.P. and its subsidiaries, including all predecessor companies and other entities which operated the business currently conducted by the Partnership;

      --   "Viacom" refers to Viacom International Inc.;

      --   "MTV Networks" refers to MTV Networks, a division of Viacom;

      -- "Liberty Digital" refers collectively to Liberty Digital Inc. (formerly known as TCI Music, Inc.), The Box Worldwide, Inc., Paradigm Music Ent. Co., and SonicNet, Inc.;

      -- "We," "us" and "our" refer collectively to MTVi Group and the Partnership or either of these, as the case may be.

     We have not taken any action to permit a public offering of the shares of Class A common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of Class A common stock and the distribution of this prospectus outside the United States.

     UNTIL             , 2000 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING),
ALL DEALERS THAT BUY, SELL OR TRADE OUR CLASS A COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

     This preliminary prospectus is subject to completion prior to this offering. Among other things, this preliminary prospectus describes us, as well as various related party agreements to be entered into concurrently with this offering, as we currently expect the same to exist at the time of this offering.

                            ------------------------

     Discrepancies in tables in this prospectus between totals and sums of totals are due to rounding.

                            ------------------------

     "MTV.com," "VH1.com," "MTV Online," "VH1 Online," "MTV," and "VH1" are registered trademarks of MTV Networks. "SonicNet.com" and "SonicNet" are trademarks of the Partnership. This prospectus also contains other trademarks of the Partnership, MTV Networks and other companies. All rights reserved.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements and the notes to those statements. MTVi Group is a holding company whose only asset after completion of
the offering will be a      % equity interest in the Partnership. The only
business of MTVi Group will be to act as the sole general partner of the Partnership. The business described in this prospectus is conducted by the Partnership and its subsidiaries.

                                  OUR COMPANY

     We are the world's leading Internet music content company, with 18 music website destinations around the world. Through our network of websites, we deliver to consumers highly personalized music and music-related experiences and direct connections to a vibrant community of music fans and artists. We were developed by MTV Networks, a leading global media and entertainment business that has built its success on creating strong brands and delivering compelling music content to more than 300 million television homes in 80 countries around the world. We are positioning our network of websites as multiple branded gateways with content that targets specific demographic and psychographic segments and defined music genres. By amassing these consumers, we believe that we are a powerful value-creating vehicle for music enthusiasts, advertisers and commerce providers, as well as artists and record companies.

     Our websites lead the online music content category based on consolidated reach among U.S. Internet users, according to Media Metrix, Inc. research. We also have a substantial international presence through our 11 international websites in Japan, Europe and Latin America that offer content and services customized to suit these regional markets. In addition, MTV Networks has indicated that it intends to contribute to us prior to completion of this offering its interests in joint ventures which own three MTV-based websites in Asia and an MTV-based website in Brazil. In the aggregate, our existing websites, together with these four additional MTV-based websites, generated more than 124 million page views in December 1999. Our primary online properties include:

      -- MTV.com--a website that leverages the MTV brand name to target the 13-24 year old audience, and was the #1 music content site in 1999 based on average monthly unique visitors, as reported by Media Metrix;

      -- VH1.com--a website that leverages the VH1 brand name to target the 25-plus age group; and

      -- SonicNet.com -- a comprehensive music network, with genre-spanning content aimed at all ages.

     Our websites provide a variety of music-related content and community features, including:

      -- music and artist news, features, reviews, information, interviews and chats;

      -- streaming radio with both user-customized and professionally programmed formats;

      -- live and on-demand webcast performances, selected on-demand music videos and exclusive video programming;

      -- integrated online and on-air chats, polling and programming such as game shows;

      --   audience message boards;

      --   coverage of local music scenes; and

      --   free e-mail accounts.

     We also offer users an array of e-commerce opportunities, including CDs, digital music downloads, tickets, and MTV, VH1, SonicNet and other on-air franchise branded merchandise.

     We believe that we have a unique set of strengths which positions our network of websites to continue to lead the online music industry and makes us a powerful value-creating vehicle for music enthusiasts, advertisers and commerce providers, as well as artists and record companies. We consider our relationship with MTV Networks to be our most important strength because of the brand awareness, cross promotion, convergence programming opportunities and expertise and relationships it affords us. MTV Networks has contractually committed to vigorously promote us on its television networks through advertising, VJ mentions, text on screen and other support, for no cash consideration. The value of this on-air promotion will be at least $100 million, spread over a five-year period ending July 15, 2004. MTV Networks has indicated that it intends to provide us with at least an additional $25 million of on-air promotion over this period. We believe that the highly personalized and content-rich experience available on our network of websites is likely to increase the frequency of visits among our users, as well as the duration of each visit. Our broad international reach enables us to target specific regional audiences and to take advantage of the growth in these markets.

     We are pursuing a strategy consisting of the following key elements:

      --   offer the most compelling content;

      --   build the strongest brands through extensive cross-promotion;

      --   develop and grow multiple revenue streams;

      --   develop innovative application platforms; and

      --   capitalize on strategic relationships.

                            ------------------------

     Our principal executive offices are located at 770 Broadway, New York, New York 10003 and our telephone number is (212) 654-9000. Our corporate website address is http://www.mtvigroup.com. The information contained in our corporate website and the other websites described in this prospectus is not part of this prospectus.

                                  ORGANIZATION

     The following sets forth our simplified corporate structure as of the completion of this offering:

                             MTVi Group Flow Chart
------------
(1)      % equity interest and     % voting interest if the underwriters'
     over-allotment options are exercised in full.
(2)      % equity interest and     % voting interest if the underwriters'
     over-allotment options are exercised in full.
(3) % equity interest if the underwriters' over-allotment options are exercised in full.
(4) % equity interest if the underwriters' over-allotment options are exercised in full.
(5) % equity interest if the underwriters' over-allotment options are exercised in full.

     For more information regarding our corporate history and organization, see "Corporate History and Reorganization" and "Certain Relationships and Related Transactions."

                                  THE OFFERING

     Unless otherwise indicated, all information in this prospectus assumes optionholders do not exercise any outstanding options. We refer you to "Description of Capital Stock and Partnership Units" for a discussion of the terms of our common stock and partnership units.

Class A common stock offered:
  U.S. offering...........................  shares
  International offering..................  shares
                                            -------------
     Total................................  shares
                                            -------------
                                            -------------
Common stock to be outstanding after this
  offering:
  Class A common stock(1).................  shares(2)
  Class B common stock(1).................  shares
                                            -------------
     Total common stock...................  shares(2)
                                            -------------
                                            -------------

Use of proceeds...............   By MTVi Group: To acquire
                                 partnership units, including the sole general
                                 partner unit, representing a      % equity
                                 interest in the Partnership (     %, if the
                                 underwriters' over-allotment options are exercised in full).

                                 By the Partnership: For advertising, promotion and developing its brands and compelling music content and other general corporate purposes, including working capital, technology enhancements, international expansion and possible complementary acquisitions.

Dividend policy...............   We do not expect to pay any cash dividends or
                                 distributions for the foreseeable future.

Voting rights.................   The holders of Class A common stock generally
                                 have rights identical to holders of Class B common stock, except that each holder of Class
                                 A common stock is entitled to one vote per share and each holder of Class B common stock is entitled to the number of votes per share equal to:

                                       --             multiplied by the sum of
                                            (a) the aggregate number of shares
                                            of Class B common stock owned by
                                            such holder and its affiliates and
                                            (b) the aggregate number of
                                            partnership units owned by such
                                            holder and its affiliates; divided
                                            by

                                       --   the number of shares of Class B
                                            common stock owned by such holder.

---------------

(1) Shares of Class B common stock are convertible into shares of Class A common stock at any time by the holder thereof on a one-for-one basis. Partnership units owned by Viacom affiliates and
    Liberty Digital are also exchangeable for shares of Class A common stock at any time on a one-for-one basis. If, immediately following the offering, Viacom converted its Class B common stock and its affiliates exchanged all of their partnership units for Class A common stock, and
    Liberty Digital exchanged all of its partnership units for Class A common stock, Viacom and its
    affiliates would own approximately      % of the outstanding Class A common stock (     % if the
    underwriters' over-allotment options are exercised in full) and Liberty Digital would own
    approximately      % of the outstanding Class A common stock (     % if the underwriters'
    over-allotment options are exercised in full).

(2) Excludes options to purchase shares of Class A common stock granted under our stock option plan.
    As of                , 2000, options for                shares at a weighted average exercise
    price of $          per share were outstanding under the stock option plan.

                                 With respect to the foregoing calculation, if shares of Class B common stock are held by two or more affiliates, then the voting power attributable to each share of Class B common stock held by such affiliates shall equal the total voting power for one share of Class B common stock determined according to the above formula divided by the total number of shares of Class B common stock held by such affiliates.

                                 Holders of Class A common stock and Class B common stock generally will vote together as a single class on all matters (including the election of the directors) presented to the stockholders for their vote or approval except as otherwise required by applicable Delaware law.

                                 If, immediately following this offering, Viacom converted its Class B common stock and its affiliates exchanged all of their partnership units for Class A common stock, and Liberty Digital exchanged all of its partnership units for Class A common stock, Viacom and its
                                 affiliates would control      % of the voting
                                 power of all shares of our voting stock
                                 (approximately      % if the underwriters'
                                 over-allotment options are exercised in full)
                                 and Liberty Digital would control      % of the
                                 voting power of all shares of our voting stock
                                 (approximately      % if the underwriters'
                                 over-allotment options are exercised in full).

Proposed trading symbol.......

Risk factors..................   You should consider the risks involved in an
                                 investment in our Class A common stock. We refer you to "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The summary financial data presented below should be read together with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and have been derived from the audited financial statements and unaudited interim financial statements and the accompanying notes included elsewhere in this prospectus. The summary unaudited pro forma financial data is derived from, and should be read together with "Unaudited Pro Forma Consolidated Condensed Financial Statements" and the accompanying notes included elsewhere in this prospectus. The pro forma data may not necessarily reflect the operating results or financial position that would have been achieved had the formation of the Partnership, this offering and all other transactions been completed at the dates or for the periods indicated or of the results that may be obtained in the future.

                                                                                                         PRO FORMA
                                                                                                       MTVI GROUP(1)
                                                                                                ----------------------------
                                                                              NINE MONTHS           YEAR        NINE MONTHS
                                                  YEAR ENDED OR AT            ENDED OR AT          ENDED        ENDED OR AT
                                                    DECEMBER 31,             SEPTEMBER 30,      DECEMBER 31,   SEPTEMBER 30,
                                            ----------------------------   ------------------   ------------   -------------
                                             1996      1997       1998      1998       1999         1998           1999
                                            -------   -------   --------   -------   --------   ------------   -------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Total revenues............................  $ 3,427   $ 5,778   $  8,837   $ 4,695   $ 10,541     $ 11,483       $ 12,463
Gross profit (loss).......................    1,302      (778)      (847)      (65)    (1,649)      (2,733)        (4,713)
Operating income (loss)...................   (3,340)   (6,933)   (11,800)   (7,426)   (24,410)     (53,133)       (51,335)
Minority interest(2)......................      N/A       N/A        N/A       N/A        N/A
Net income (loss).........................   (2,070)   (4,298)    (7,316)   (4,604)   (21,352)
Net income (loss) per common share:
  Basic and diluted(3)....................      N/A       N/A        N/A       N/A        N/A     $              $

BALANCE SHEET DATA:
Total assets..............................  $ 2,708   $ 1,884   $  7,030       N/A   $149,700          N/A       $
Total equity..............................    2,028       837      1,720       N/A    141,748          N/A

------------
(1) Pro Forma MTVi Group assumes that the formation of the Partnership and this offering occurred on January 1, 1998 for pro forma statement of operations data and at September 30, 1999 for pro forma balance sheet data. For additional information referring to the pro forma adjustments made to our historical data we refer you to the notes to the "Unaudited Pro Forma Consolidated Condensed Financial Statements" included elsewhere in this prospectus.

(2) Minority interest represents the allocation of approximately     % of the
    Partnership's net loss to the limited partners of the Partnership.

(3) Immediately prior to this offering, MTVi Group will be recapitalized to provide for Class A common stock and Class B common stock. Pro forma weighted average shares outstanding reflects the issuance of all shares of Class B common stock to Viacom and the issuance of the Class A common stock in this offering, assuming the underwriters have not exercised their over-allotment options, as if these shares had been outstanding since the beginning of each respective period.

                                  RISK FACTORS

     You should carefully consider the following risks and the other information contained in this prospectus before investing in our Class A common stock. You also should refer to the other information included in this prospectus, including the financial statements and related notes. The risks described below are not the only ones we face. We have only described the risks we consider to be material. However, there may be additional risks that we view as not material or of which we are not presently aware that may impair our business operations. The trading price of our Class A common stock could decline due to any of these risks, and you could lose all or part of your investment.

ONLINE MUSIC INDUSTRY AND E-COMMERCE RISKS

 THE MARKETS FOR ONLINE MUSIC CONTENT, E-COMMERCE AND ONLINE ADVERTISING ARE NEW AND UNPROVEN, AND IF THEY DO NOT DEVELOP FURTHER, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO OPERATE OUR BUSINESS SUCCESSFULLY

     The markets for music content on the Internet, e-commerce and online advertising are new and rapidly evolving, so there is uncertainty whether demand for our services will develop, be sustained and generate sufficient revenue to operate our business successfully. Our future success substantially depends upon the continued growth in the use of the Internet for music content, as well as the growth of our targeted audience. The number of online music users and the size of our audience may not increase and the markets for online music content may not become more accepted and widespread for a number of reasons, including the following:

      --   failure to develop appealing online music content;

      -- failure of consumers to adopt digital downloading as a means of purchasing recorded music;

      -- concerns of record companies and artists regarding unlawful duplication and piracy, as well as their concerns regarding the creation of a viable online infrastructure for the sale of their music;

      --   lack of access and ease of use; and

      -- inconsistent quality of service and lack of availability of cost-effective service at high enough access speeds.

  COMPETITION FROM TRADITIONAL AND ONLINE MEDIA AND OTHER COMPANIES FOCUSED ON MUSIC COULD REDUCE OUR MARKET SHARE AND THUS OUR ADVERTISING AND E-COMMERCE REVENUES

     Websites maintained by existing and potential competitors, such as record companies, Internet portals and technology companies, may be perceived by consumers, advertisers, artists, or other music-related vendors to be superior to ours. In addition, the major record companies, which control the rights to the vast majority of recorded music, have started to engage in strategic arrangements, including business combinations, with Internet and Internet-related businesses for the online distribution and other commercialization of their music libraries and artist relationships. As a result of these activities, we may not be able to maintain or increase traffic levels and click-through rates on our network of websites, which may negatively affect our market share and thus our advertising and e-commerce revenues. Our competitors may also experience greater growth in these areas than we do.

     Competition among media and Internet companies pursuing online consumers is intense. The number of websites offering music content and related features has increased dramatically and will likely continue to increase due to the Internet's low barriers to entry. Rivalry for consumers' attention and leisure time, and associated advertising dollars and e-commerce expenditures by consumers will increase for all industry participants.

     We compete for audiences, consumers, advertisers and artist relationships with:

      --   music-focused online services;

      --   leading news/information/entertainment online sites;

      --   online portal services that have music-oriented sections;

      --   online broadcasters;

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      --   online music commerce companies, online record clubs and music download sites;

      --   online music technology companies;

      --   traditional music retailers and their respective Internet properties;

      --   traditional record labels and their respective Internet properties;
           and

      -- publishers and distributors of traditional media such as print, television, cable and radio.

     Many of our potential competitors are likely to enjoy competitive advantages, including the following:

      --   ownership of music rights;

      --   strong financial and marketing resources;

      --   superior technology;

      --   more specialized content;

      --   strong access to artists;

      --   equity relationships with record labels; and

      --   access to ownership of distribution platforms.

  CONCERNS REGARDING INTERNET SECURITY AND ONLINE PAYMENT METHODS COULD HINDER E-COMMERCE, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     A significant barrier to e-commerce and communications over the Internet has been the need for secure transmission of confidential information. E-commerce may not increase at the rate we expect unless security concerns are adequately addressed in a manner which is acceptable to the market. E-commerce could also decline if any well-publicized compromise of security occurs. If either of the above occurs, our revenues could be adversely affected. In addition, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Protections may not be available at a reasonable price or at all.

     A portion of our actual and potential users, particularly those below the age of 18, have limited access to credit cards. Since the most widely adopted method of online payment is through the use of credit cards, these users' ability to participate in e-commerce may be limited. If we or our service providers are not successful in developing alternative online payment methods for these users, our anticipated e-commerce revenues could be adversely affected.

  IMPOSITION OF SALES AND OTHER TAXES ON E-COMMERCE TRANSACTIONS MIGHT HINDER E-COMMERCE WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     States or local governments may seek to impose sales or use tax collection obligations on out-of-state companies, such as ours, which engage in or facilitate e-commerce. Various proposals have been made at the state and local level that would impose additional taxes on the sale of products and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce and could hinder our ability to derive revenues and profits from e-commerce. In addition, we cannot predict whether any foreign governments will impose laws resulting in adverse tax consequences upon our business.

FINANCIAL RISKS

  IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND OUR FUTURE PROSPECTS FOR PROFITABILITY BECAUSE WE HAVE A LIMITED OPERATING HISTORY

     Our predecessors commenced operations in 1994. Our integrated network of websites, however, was only recently formed. This limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in an early stage of

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development, particularly companies in new and rapidly evolving Internet-based markets, such as the delivery of online music content, online advertising and e-commerce.

  WE HAVE A HISTORY OF LOSSES, WE EXPECT LOSSES TO CONTINUE AND WE MIGHT NOT ACHIEVE OR MAINTAIN PROFITABILITY

     We had net losses of approximately $7.3 million in 1998 and $21.4 million for the nine months ended September 30, 1999. Since we began our operations, we have experienced significant operating and net losses. These losses primarily relate to the expansion and integration of our operations. We intend to continue to invest heavily in ongoing expansion and integration efforts, including expenditures for sales and marketing, advertising and promoting our brands, content development and technology and infrastructure development. As a result, we expect to continue to incur operating and net losses for the foreseeable future. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

  OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE AND CAUSE OUR STOCK PRICE TO DECLINE

     Our future operating results are likely to vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. Factors which may affect our operating results include the following:

      --   our ability to attract and retain advertisers;

      -- the amount of expenditures for online advertising by businesses seeking to reach consumers like ours;

      -- the announcement or introduction of new websites, services or products by us or our competitors;

      --   the timing and uncertainty of advertising sales cycles;

      --   the mix of online advertisements sold;

      --   seasonal changes in advertising and e-commerce;

      --   the level of Internet and online services usage;

      --   the amount of traffic on our websites;

      -- the amount and timing of operating costs and capital expenditures relating to expansion and further development of our business and infrastructure;

      -- technical difficulties or system downtime affecting the Internet generally or the operation of our network of websites; and

      -- general economic conditions, as well as economic conditions specific to the Internet music industry.

     Accordingly, you should not rely on quarter-to-quarter comparisons of our operating results as an indication of future performance. It is possible that in some future periods our operating results will be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely decline.

RISKS RELATED TO OUR ADVERTISING REVENUES

  IF WE DO NOT ADOPT SUCCESSFUL ADVERTISING PRICING MODELS AND INCREASE OUR ADVERTISING REVENUES, WE MAY NOT BE ABLE TO OPERATE PROFITABLY AND OUR BUSINESS MAY NOT GROW OR SURVIVE

     Our revenues for the foreseeable future will depend substantially on sales of advertising. Failure to adapt to pricing models that emerge as the industry standards or to respond to competitive pressures could adversely affect our advertising revenues and our business may not grow or survive. Since the market for Internet advertising has recently emerged and a variety of pricing models have been used, it is difficult to predict which, if any, will emerge as the industry standards and thus to forecast our advertising revenues. Advertising revenues accounted for 45% of our total revenues for the nine months ended September 30, 1999.

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

     Furthermore, if we do not increase advertising revenues, we may not be able to operate profitably and our business may not grow or survive. Increasing our advertising revenues depends upon many factors, including our ability to do the following:

      -- conduct successful selling and marketing efforts aimed at increasing awareness of our brands among advertisers;

      -- enter into and maintain successive short-term agreements or long-term contracts with advertisers;

      --   increase the amount of revenues per advertisement;

      -- increase the size of our audience by building a loyal community of active registered members;

      -- accurately measure the size and demographic characteristics of our audience;

      --   target advertisements to appropriate segments of our audience; and

      -- make our content available through evolving broadband distribution channels.

     Increasing the size of our audience is critical to selling advertising and to increasing our revenues. If we cannot increase the size of our audience, then we may be unable to attract new or retain existing advertisers. To attract and retain our audience, we must do the following:

      --   continue to offer compelling music content;

      --   conduct effective marketing campaigns to acquire new users;

      -- develop new and maintain existing distribution relationships with other websites;

      --   update and enhance the features of our network of websites;

      -- make our content available through broadband distribution channels as they achieve widespread consumer acceptance;

      --   offer targeted, relevant products and services; and

      -- increase our financial expenditures on marketing our brand to increase brand awareness.

Our failure to achieve one or more of the above objectives could adversely affect our business.

  ACCEPTANCE AND EFFECTIVENESS OF ADVERTISING ON THE INTERNET ARE UNPROVEN, WHICH DISCOURAGES SOME ADVERTISERS FROM ADVERTISING ON OUR WEBSITES

     Our future growth is highly dependent on an increase in the use of the Internet for advertising. If the Internet advertising market fails to develop further or develops more slowly than we expect, then our growth and operating results could be adversely affected. The Internet advertising market is new and rapidly evolving, and we cannot yet gauge the effectiveness of advertising on the Internet as compared to traditional media. As a result, demand for Internet advertising is uncertain. Many advertisers have little or no experience using the Internet for advertising purposes. The adoption of Internet advertising, particularly by companies that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Such advertisers may find advertising on the Internet to be undesirable or less effective for promoting their products and services relative to traditional advertising media.

  WE DEPEND ON A LIMITED NUMBER OF ADVERTISERS, AND THE LOSS OF A SIGNIFICANT PORTION OF THESE ADVERTISERS COULD ADVERSELY AFFECT OUR OPERATING RESULTS DURING A PARTICULAR PERIOD

     We anticipate that our operating results in any given period will continue to depend to a significant extent upon revenues from a small number of advertisers. Although no single advertiser accounted for more than 10% of advertising revenues for the nine months ended September 30, 1999, our five largest advertisers accounted for 28% of advertising revenues. There may be little or no continuity in our advertisers from period to period because few advertisers are contractually obligated to renew their advertising contracts or to purchase set amounts of advertising in the future. As a result, our failure to renew such advertising contracts, to replace advertisers who do not choose to continue advertising on our network of websites or to sell our expected minimum number of advertisements during a particular period could adversely affect our operating results for that period.

  SALES CYCLES VARY FOR ADVERTISING AND MAY CAUSE OUR REVENUES FOR ONE OR MORE QUARTERLY PERIODS TO BE ADVERSELY AFFECTED

     The sales cycles for advertising vary significantly. The time between the date of initial contact with a potential advertiser or sponsor and receipt of a purchase order may range from as little as six weeks to up to nine months. As a result, our revenues for one or more quarterly periods may be adversely affected. In addition, during these sales cycles, we may expend substantial funds and management resources but not obtain advertising revenues. Therefore, if these sales are delayed or do not otherwise occur, our operating results for one or more quarterly periods may be adversely affected.

     Advertising revenues are subject to delays over which we have little or no control, including the following:

      --   advertisers' budgetary constraints;

      --   internal acceptance reviews by advertisers and their agencies;

      --   the timing of completion of advertisements by advertisers; and

      -- the possibility of cancellation or delay of projects by advertisers or sponsors.

  TRACKING AND MEASUREMENT STANDARDS FOR ONLINE ADVERTISING ARE EVOLVING AND CREATE UNCERTAINTY WITH ADVERTISERS WHICH MAY LEAD TO A DECREASE IN ADVERTISING REVENUES

     The absence or insufficiency of online advertising measurement standards could adversely impact our ability to attract and retain advertisers. There are currently few well-established online advertising measurement standards, and the industry may need to standardize these measurements. We cannot assure you that standardization will occur. In addition, currently available software programs that track Internet usage and other tracking methodologies are rapidly evolving. We cannot assure you that the development of such software or other methodologies will keep pace with our information needs, particularly to support the growing needs of our internal business requirements and advertising clients. In addition, if industry standards do develop, we cannot assure you that they will accurately reflect our user base. Inaccurate data from such sources in any particular period may cause advertisers not to advertise on our websites.

     It is important to our advertisers that we accurately measure the demographics of our user base and the delivery of advertisements on our network of websites. We depend on third parties to provide certain of these measurement services. If they are unable to provide these services in the future, we would need to perform them ourselves or obtain them from another provider, if available. This could cause us to incur additional costs or cause interruptions in our business during the time we are replacing these services. Companies may choose to not advertise on our network of websites or may pay less for advertising if they do not perceive our measurements or measurements made by third parties to be reliable.

RISKS RELATED TO OPERATIONS

  FAILURE TO CONTINUE TO DEVELOP COMPELLING CONTENT THAT ATTRACTS OUR TARGETED AUDIENCES OR A DECLINE IN THE STRENGTH OF OUR BRANDS COULD CAUSE OUR AUDIENCE SIZES TO DECREASE OR CHANGE THE DEMOGRAPHICS OF OUR AUDIENCES, RESULTING IN A LOSS OF ADVERTISING AND E-COMMERCE REVENUES

     Our future success depends on our ability to continue to develop or license content that is interesting and engaging to our targeted audiences. In addition, the success of our business will depend, to a large extent, upon the continued brand strength of the MTV and VH1 trademarks and associated logos. The strength of these brands will depend, among other things, upon continued promotion of the brands by MTV Networks. If our audiences determine that our content does not reflect their tastes, or if our brands become less appealing, then our audience sizes could decrease or the demographic characteristics of our audiences could change. Either of

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

these results would adversely affect our ability to attract advertisers and may also negatively impact our revenues from e-commerce. Further, consumer tastes change, and we may be unable to react to those changes effectively or in a timely manner.

  IF A SIGNIFICANT AMOUNT OF MUSIC CONTENT DEVELOPED BY THIRD PARTIES IS NOT AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL, IT COULD ADVERSELY AFFECT US

     Because much of our content, including recording artist interviews, audio and video performances and music, is provided to us by record labels, music publishers and artists at minimal or no charge, we depend on our good relations with record labels, music publishers and artists to offer compelling content. However, most of this music content is provided on a non-exclusive basis. Moreover, some of our content providers are competitors and in the future may decide to limit our access to content or change prices or demand terms that are unfavorable or discriminatory. We have no long-term contracts with any of the record labels, music publishers or artists, and we cannot assure you that the record labels, music publishers or artists will continue to make their content available to us on reasonable terms or at all. If record labels, music publishers or artists charge significant fees for their content or otherwise alter or discontinue their relationships with us, then our content offering could be adversely affected, which would adversely affect our market share and, consequently, our business, financial condition and operating results.

  IF WE ARE UNABLE TO MAINTAIN AND ESTABLISH QUALITY STRATEGIC RELATIONSHIPS OR IF OUR EXISTING STRATEGIC RELATIONSHIPS LIMIT OUR ABILITY TO ENTER INTO OTHER STRATEGIC RELATIONSHIPS, WE MAY NOT BE ABLE TO INCREASE OUR USER BASE AND MAINTAIN THE QUALITY OF OUR BRANDS WHICH MAY LEAD TO A DECREASE IN CUSTOMERS AND REVENUES

     In an attempt to increase our user base, build brand recognition and enhance our content, distribution and e-commerce capabilities, we have entered into strategic relationships with media and Internet-related companies. In addition, we have entered into strategic relationships with other third parties and may do so in the future in order to obtain merchandising and fulfillment services. Because our future success depends to a significant extent upon the success of these relationships, our failure to maintain or renew them or to establish and capitalize on new strategic relationships could have an adverse affect on our business.

     In addition, occasionally we enter into agreements with strategic partners that may prohibit us from entering into similar arrangements with competitors of our strategic partners. These exclusivity provisions may limit our ability to enter into favorable arrangements with complementary businesses and thereby limit our growth. We cannot assure you that we will achieve the strategic objectives of these relationships or that any party to a strategic relationship agreement with us will perform its obligations as agreed upon. Many of our strategic relationships are short-term in nature or may be terminated by either party on short notice.

  FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL MAY ADVERSELY AFFECT OUR BUSINESS

     We believe that our performance and future success will depend in large part upon our ability to attract and retain additional highly skilled creative, technical, sales, marketing and financial personnel, especially those with experience in the music and Internet industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be adversely affected. Competition for such personnel, especially creative and technical talent, is intense. We have in the past experienced, and expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

  WE MAY BE UNABLE TO ACQUIRE NECESSARY WEB DOMAIN NAMES IN OTHER COUNTRIES WHICH COULD ADVERSELY AFFECT OUR BUSINESS IF OUR AUDIENCES CANNOT FIND OUR INTERNATIONAL WEBSITES

     We may be unable to acquire or maintain web domain names relating to our brands or to specific channels in countries other than the United States in which we may conduct business. The acquisition and maintenance of domain names are generally regulated by Internet Corporation for Assigned Names and Numbers ("ICANN") and the governments of the United States and foreign countries and are subject to change. The relationship between ICANN policies and government legislation governing domain names and

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

laws protecting trademarks and similar proprietary rights is still developing. Therefore, we could be unable to prevent third parties from acquiring or using domain names on an international basis that infringe upon or otherwise decrease the value of our brands, trademarks and other proprietary rights and make it difficult for our audiences to reach our international websites.

  WE DO NOT OWN THE MTV AND VH1 TRADEMARKS AND ASSOCIATED LOGOS THAT WE USE TO PROMOTE SOME OF OUR BRANDS AND WE DO NOT HAVE TOTAL CONTROL OVER THEIR USE OR THE DIRECTION OF SOME OF OUR BRANDS

     The MTV and VH1 trademarks and associated logos are owned by MTV Networks and licensed to us for specific uses. In addition, the agreement pursuant to which we license these trademarks and logos includes significant restrictions on our ability to use these trademarks and logos. Accordingly, we may not be able to capitalize on these trademarks and logos in exactly the manner in which we may desire. For a description of our rights with respect to the MTV and VH1 trademarks and logos, see "Certain Relationships and Related Transactions--License Agreements."

RISKS RELATED TO TECHNOLOGY

  WE MIGHT NOT BE ABLE TO SCALE OUR TECHNOLOGY INFRASTRUCTURE TO MEET DEMAND FOR OUR PRODUCTS AND SERVICES OR UPGRADE OUR WEBSITES IN A TIMELY MANNER OR WITHOUT SERVICE DISRUPTIONS, WHICH MAY NEGATIVELY IMPACT OUR OPERATING RESULTS

     An essential element of our strategy to increase revenues and profitability is to generate a high volume of traffic on our network of websites. Our present systems may not be adequate to expand our network infrastructure on a timely basis to accommodate rapid growth in user demand. Despite redundancy in our systems, there is a possibility that a system error or failure, or a sudden increase in traffic, may result in the unavailability of one or more of our websites and significantly delay our response times. Our success will depend on our ability to scale our technology infrastructure to meet the demand for our products and services. Adding this new capacity will be expensive, and we might not be able to do so successfully. Our inability to add additional hardware and software to upgrade our existing technology or network infrastructure to accommodate increased traffic may cause decreased levels of customer service and satisfaction. Failure to connect existing systems or implement new systems effectively or within a reasonable period of time could result in a loss of existing or potential users, advertisers or strategic partners. Because our advertising revenue is directly related to the number of advertisements we deliver to users, any disruption in our ability to serve advertisers could adversely affect our business and operating results.

  OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS

     The markets for our products and services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition, and frequent new product and service introductions. We may not succeed in adapting our services to new technologies and industry standards. In addition, we may not be as successful as our competitors in responding to new technologies as they emerge.

     Our future success will depend, in part, on our ability to:

      --   use leading technologies effectively;

      --   continue to develop our strategic and technical expertise;

      --   enhance our current products and services;

      --   develop new products and services that meet changing customer needs;
           and

      -- influence and respond to emerging industry standards and other technological changes.

     This must be accomplished in a timely and cost-effective manner. We may not be successful in effectively using new technologies, developing new products or services or enhancing our existing products or services on a timely basis. These new technologies or enhancements may not achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense.

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

  FAILURE OF NEW DISTRIBUTION TECHNOLOGIES TO ACHIEVE CONSUMER ACCEPTANCE COULD LIMIT OUR GROWTH

     To experience the full extent of our high-quality audio and full-motion video content, consumers may, over time, need to access such content over a high-bandwidth connection, such as cable or direct subscriber line modem or satellite data broadcast. If such broadband distribution networks do not achieve widespread consumer acceptance, we may be unable to effectively distribute our audio and video content in its most compelling format. We cannot assure you that broadband distribution networks will ever achieve consumer acceptance, and if they do not, our growth may be limited.

  SYSTEM FAILURES OR DELAYS COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     Our operations depend on our ability to protect our computer systems against damage from fire, water, power loss, telecommunications failures, computer viruses, vandalism and other malicious acts, and similar unexpected adverse events. Despite precautions we have taken, unanticipated problems affecting our systems could cause temporary interruptions or delays in the services we provide. Our customers might become dissatisfied by any system failure or delay that interrupts our ability to provide service to them or slows our response time. Interruptions or slowdowns in our services could result from the failure of our telecommunications providers to supply the necessary data communications capacity in the time frame we required. In addition, slow response time or system failures could also result from straining the capacity of our software or hardware due to an increase in the volume of products and services delivered through our servers. Any serious or prolonged system failure or repeated system failures or delays would likely adversely affect our reputation and hence our operating results. While we carry business interruption insurance for serious or prolonged system failures, we cannot assure you that this insurance will adequately compensate us for any reputational harm we will have suffered.

OTHER BUSINESS RISKS

 THERE ARE POTENTIAL CONFLICTS OF INTEREST WITH VIACOM BECAUSE VIACOM CONTROLS US AND OUR BUSINESS OBJECTIVES MAY DIFFER

     Following the offering, Viacom will beneficially own approximately      %
of the voting power of all shares of voting stock of MTVi Group. Mr. Sumner Redstone, who serves as Chairman of both Viacom and MTVi Group, currently beneficially owns approximately 68% of the voting stock of Viacom Inc.

     Because Viacom controls us and our business objectives may differ, there are potential conflicts of interest between Viacom and us regarding, among other things:

      --   our ongoing relationship with MTV Networks;

      --   potential competitive business activities; and

      -- sales or distribution by Viacom of all or part of its ownership interest in our company.

     The business of the Partnership is not intended to include businesses that are substantially similar to the businesses traditionally conducted by television, cable and satellite television program services. Should the distribution of television, cable and satellite television evolve into a medium more closely resembling the Internet, our interests and those of MTV Networks could come into conflict, as we both try to expand our respective operations. In addition, technologies may develop which do not fit specifically into the service categories which are currently understood to be included in the business of the Partnership. This may result in questions of interpretation as to the scope of the Partnership's business which may be resolved by Viacom in a manner adverse to us.

     For more information regarding our relationship with Viacom, see "Certain Relationships and Related Transactions."

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

  WE MAY BE SUBJECT TO A VARIETY OF RISKS IN CONNECTION WITH FUTURE ACQUISITIONS

     As part of our business strategy, we expect to review acquisition prospects that would complement our current content offerings, increase our market share or otherwise offer growth opportunities. Such acquisitions could cause our operating results or the price of our common stock to decline. While we have no current agreements or commitments with respect to any such acquisitions, we may acquire businesses, products or technologies in the future. Because business acquisitions typically involve significant amounts of intangible assets, future operating results may be adversely affected by amortization of intangible assets acquired. In the event of such future acquisitions or business combinations, we could do the following:

      -- issue equity securities that would dilute current stockholders' percentage ownership in our business;

      --   incur substantial debt; or

      --   assume contingent liabilities.

     We may be unable to effectively integrate businesses we acquire, and any such failure could diminish the value of an acquired business or cause disruptions in our ongoing operations. We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future, and our failure to do so could damage our business. Acquisitions and business combinations entail numerous other operational risks, including the following:

      -- difficulties in the assimilation of acquired operations, technologies or products;

      --   diversion of management's attention from other business concerns;

      --   diversion of resources;

      --   risks of entering markets in which we have no or limited experience;
           and

      --   potential loss of key employees of acquired organizations.

LEGAL RISKS AND POTENTIAL LIABILITIES

 WE MAY BE UNABLE TO PROTECT INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN THE LOSS OF OUR RIGHTS OR INCREASED COSTS

     Copyrighted material that we develop internally, as well as trademarks relating to our brands and other proprietary rights, are important to our financial performance and our competitive position. If third parties were to use or otherwise misappropriate our copyrighted materials, trademarks or other proprietary rights without our consent or approval, our competitive position could be adversely affected, or we could become involved in costly litigation to enforce our rights. We seek to protect our copyrights, trademarks and other proprietary rights through registrations and other means, but these actions may be inadequate. We have trademark applications pending in several jurisdictions, but we cannot guarantee that we will be able to register or use our trademarks in all jurisdictions in which we presently conduct business or in which we intend to conduct business. We generally enter into confidentiality or license agreements with our key employees, consultants and corporate partners, and generally control access to and distribution of our proprietary information. We cannot assure you that the steps we have taken will prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. In addition, policing the unauthorized use of our content, trademarks and other proprietary rights could be very expensive, difficult or impossible, particularly given the global nature of the Internet.

     In order to distribute digital music and video, we must obtain rights from a variety of third parties. We may not have obtained all rights that may subsequently be deemed necessary for the performance of music and video distribution on our websites. We could be subject to liability if we have not obtained or cannot in the future obtain the required rights from third parties. In addition, third parties may in the future obtain patents claiming technologies we presently employ. Third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If we are forced to defend against any such

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

claims, whether they are with or without merit, or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology, our business may be adversely affected.

     If our efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against us are successful, we may be required to alter our content, alter our business practices or pay financial damages. We cannot assure you that such alteration of content, alteration of business practices or payment of financial damages will not adversely affect our business.

  GOVERNMENT REGULATION OF THE INTERNET COULD LIMIT OUR GROWTH AND OTHERWISE ADVERSELY AFFECT OUR BUSINESS

     The applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. In addition, governmental authorities may seek to further regulate the Internet with respect to issues such as intellectual property, user privacy, pornography, acceptable content, e-commerce, taxation, and the pricing, characteristics and quality of products and services. The application of existing laws or any new legislation regulating the Internet could inhibit the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium, which might adversely affect our business. Finally, the global nature of the Internet could subject us to the laws of a foreign jurisdiction in an unpredictable manner.

     In addition, the growing use of the Internet has burdened the existing telecommunications infrastructure and has caused interruptions in telephone service. Telephone carriers have petitioned the government to regulate the Internet and impose usage fees on Internet service providers. Any regulations of this type could increase the costs of using the Internet and impede our growth, which could in turn decrease the demand for our services or otherwise adversely affect our business.

 OUR CONTESTS AND SWEEPSTAKES MAY BE SUBJECT TO STATE, FEDERAL AND FOREIGN LAWS WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     Our contests and sweepstakes may be subject to state, federal and foreign laws governing lotteries and gambling, which could subject us to legal liability or statutory penalties if we fail to comply with these laws, if any. In addition, if we face restrictions or prohibitions on our ability to offer contests and sweepstakes in some geographic areas we would lose a significant method for attracting user traffic to our websites. Reductions in our user audience would adversely affect our revenues. Costs associated with legal liabilities or penalties and a loss in revenues would adversely affect our operating results.

 THE COST AND SCOPE OF SOME MUSIC RIGHTS WE USE HAVE NOT BEEN DETERMINED AND COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS

     Changes to the United States copyright law made in 1995 and 1998 established a new right of performers and record companies to receive royalties from, and in some cases, control, the performance of recorded music over the Internet. The rate at which royalties will be paid by us and other members of our industry for performances covered by a "compulsory" license will be determined by a royalty arbitration convened by the Librarian of Congress or by negotiation. A compulsory license is one in which the copyright owners must grant permission for particular uses of their copyrighted works in exchange for a license fee set by law. We will be required to pay a royalty for past use of recorded music in addition to future uses.

     In addition, composers and publishers of songs are entitled to royalties when the songs are publicly performed. These royalties are collected by societies such as ASCAP and BMI. Although we pay royalties to composers and publishers through these societies at interim rates, final royalties have not been established. Final rates will be determined either by subsequent negotiation with the performing rights societies or, failing that, by proceedings in the federal courts having jurisdiction over ASCAP and BMI to determine reasonable ASCAP/BMI license fees.

     Some record companies, acting alone and through the Recording Industry Association of America, assert that some of the customizable features of our Internet radio business make the music used by that portion of the business ineligible for the compulsory license. We recently received letters from two major record companies making these assertions to us regarding some features of our Internet radio business and demanding that we cease our use of their music in this manner and pay for our past use. If the views of these record companies were to prevail, we could not take advantage of the compulsory license and would need to negotiate individual licenses with each record company. Absent licenses from the record companies, we would be unable to provide these features to consumers and could be liable to the record companies for damages, and our business would be adversely affected. To date, we have not paid license fees to the record companies because we believe that the features we offer are within the scope of the compulsory license and the compulsory license fees are being determined as part of the royalty arbitration convened by the Librarian of Congress.

     If the compulsory license fees or individual license fees we may negotiate exceed our expectations, our operating results would be adversely affected, and we may not be able to afford to continue to provide certain types of content over the Internet. In addition, the negotiation of individual licenses may require substantial time and resources, which could adversely affect our operating results. Although we currently do not believe licenses are required for some uses of third-party content, owners of that content could demand that we obtain licenses from them and pay them fees for future use, or even for past use.

     The laws relating to online rights for music and other copyrighted works in the United States and internationally continue to evolve. It is therefore possible that other parties from whom we currently do not obtain licenses will demand that we obtain them and pay fees for continued or even prior use.

  WE MAY BE SUBJECT TO LIABILITY IF PRIVATE INFORMATION PROVIDED TO US BY OUR USERS WERE MISUSED

     Our privacy policy discloses how we use individually identifiable information that we collect. This policy is displayed and accessible throughout our websites. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. We could also be subject to liability for claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, or other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in costly and time-consuming litigation.

     Congress is considering adopting stricter privacy laws regarding the collection and use of personal information obtained from individuals when accessing websites. For example, Congress recently enacted the Children's Online Privacy Protection Act, which restricts the ability of Internet companies to collect information on children under the age of 13 without their parents' consent. In addition, the Federal Trade Commission and state and local authorities have been investigating Internet companies regarding their use of personal information under existing laws governing fraudulent and deceptive practices. Legislative and regulatory initiatives may adversely affect our ability to collect and use demographic and personal information from users, which could have an adverse effect on our ability to provide advertisers with demographic information. The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. The directive could impose restrictions that are more stringent than current Internet privacy standards in the United States. If this directive were applied to us, it could prevent us from collecting and using data from users in European Union member countries or subject us to liability for use of information in contravention of the directive. Other countries have adopted or may adopt similar legislation. The U.S. government and the European Union are negotiating the provisions of a "safe harbor" that would permit U.S. companies operating from the United States to abide by those provisions in lieu of the directive. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government authorities choose to investigate our privacy practices.

 WE MAY HAVE LIABILITY FOR CONTENT ON OUR WEBSITES RESULTING IN DAMAGE TO OUR REPUTATION OR COSTS ASSOCIATED WITH LEGAL ACTIONS

     We may be liable to third parties for content we distribute on our website:

      -- if the music, text, graphics or other content on our website violates their copyright, trademark or other intellectual property rights;

      -- if our artists and other content providers violate their contractual obligations to others by providing content on our website; and

      --   if content we distribute is deemed obscene or defamatory.

     We may also be subject to these types of liability for content that is accessible from our website through links to other websites. Liability or alleged liability could damage our reputation, require us to incur legal costs in defense, expose us to awards of damages and costs, and divert management's attention away from our business.

  INVESTMENT COMPANY ACT CONSIDERATIONS

     We do not believe that MTVi Group is an "investment company" under the Investment Company Act of 1940. Because MTVi Group, as sole general partner, controls the Partnership, its interest in the Partnership is not an "investment security" as that term is used in the Investment Company Act. If MTVi Group were to cease to control the Partnership, its interest in the Partnership could be deemed an "investment security" for purposes of the Investment Company Act. Generally, a person is an "investment company" if it owns investment securities having a value exceeding 40% of the value of its total assets, exclusive of U.S. government securities and cash items. Following this offering, the sole asset of MTVi Group will be its equity interest in the Partnership. A determination that such investment was an investment security could result in MTVi Group being an investment company under the Investment Company Act and becoming subject to the registration and other requirements of the Investment Company Act. We intend to conduct our operations so that MTVi Group is not deemed to be an investment company under the Investment Company Act. However, if anything were to happen which would cause MTVi Group to be deemed to be an investment company under the Investment Company Act, restrictions imposed by the Investment Company Act, including limitations on MTVi Group's capital structure and its ability to transact with affiliates, could make it impractical for MTVi Group to continue its business as currently conducted and could have a material adverse effect on our business.

RISKS RELATED TO OWNERSHIP OF OUR CLASS A COMMON STOCK

 THE PRICE OF OUR CLASS A COMMON STOCK IS LIKELY TO BE VOLATILE AND MAY FLUCTUATE SIGNIFICANTLY FOLLOWING THE OFFERING, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT AS A RESULT

     We, Viacom and the underwriters will negotiate to determine the initial public offering price. You may not be able to resell your shares at or above the initial public offering price due to a variety of factors. These factors, some or all of which are beyond our control, include:

      --   actual or anticipated fluctuations in our operating results;

      -- changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

      --   success of our operating and growth strategies;

      --   operating and stock price performance of other comparable companies;
           and

      --   realization of any of the risks described in these Risk Factors.

     The market prices of the securities of Internet-related companies have been especially volatile and these securities may be overvalued. As a result, the market price of our Class A common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our Class A common stock could decline. In addition, if the market for Internet-related stocks or the stock market in general experiences a loss in investor confidence or otherwise falls, the market price of our Class A common stock could fall for reasons unrelated to our business, operating results and financial condition. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

  WE WILL BE CONTROLLED BY VIACOM AS LONG AS IT OWNS A MAJORITY OF THE VOTING POWER OF ALL SHARES OF OUR VOTING STOCK, AND OUR OTHER STOCKHOLDERS WILL BE UNABLE TO AFFECT THE OUTCOME OF STOCKHOLDER VOTING DURING THIS TIME

     After the closing of this offering, we will be controlled by Viacom. As a result, Viacom will be able to determine the outcome of all corporate actions requiring stockholder approval. Upon the completion of the offering, Viacom and its affiliates will own all of the issued and outstanding Class B common stock
and approximately      % of the outstanding partnership units. Accordingly,
following the closing of the offering, Viacom and its affiliates will own less
than      % of the outstanding common stock but will control approximately
     % of the voting power of all shares of our voting stock.

     Because Viacom has the ability to control us, it has the power to act without taking the best interests of our company into consideration. For example, Viacom will continue to control decisions with respect to:

      -- the direction and policies of our company, including the election and removal of directors;

      --   mergers or other business combinations involving us;

      --   the acquisition or disposition of assets by us;

      --   future issuances of our common stock or other securities;

      --   the incurrence of debt by us;

      --   the payment of dividends, if any, on our common stock; and

      --   amendments to our certificate of incorporation and bylaws.

     Any of these provisions could be used by Viacom for its own advantage to the detriment of our other stockholders and our company. This in turn may have an adverse effect on the price of our Class A common stock.

  THE HOLDING COMPANY STRUCTURE MAY NEGATIVELY AFFECT OUR ABILITY TO COVER TAX LIABILITIES AND OUR OPERATING RESULTS

     We are a holding company, the sole asset of which is our equity interest in the Partnership. We have no independent means of generating revenues. As a partner of the Partnership, we will incur income taxes on our proportionate share of any net taxable income of the Partnership. We intend to cause the Partnership to distribute cash to its partners in amounts sufficient to cover their tax liabilities, if any. To the extent we need funds to pay such taxes or for any other purpose and the Partnership is unable to provide such funds, it could adversely affect our business or operating results.

  INVESTORS IN OUR CLASS A COMMON STOCK WILL EXPERIENCE DILUTION AND INVESTORS MAY NOT REALIZE THEIR ENTIRE INVESTMENT

     Based upon the estimated initial public offering price of $     per share,
purchasers of Class A common stock offered by this prospectus will (assuming the exchange of all outstanding partnership units and the conversion of all outstanding shares of Class B common stock into shares of Class A common stock) experience an immediate and substantial dilution in net tangible book value of
$     per share of Class A
common stock purchased. To the extent outstanding options to purchase Class A common stock are exercised, there may be further dilution.

  FUTURE SALES OF SHARES BY EXISTING STOCKHOLDERS OR HOLDERS OF PARTNERSHIP UNITS WHO EXCHANGE SUCH UNITS FOR SHARES OF OUR CLASS A COMMON STOCK COULD NEGATIVELY AFFECT OUR STOCK PRICE

     If our existing stockholders or holders of partnership units who exchange such units for shares of our Class A common stock sell substantial amounts of our Class A common stock in the public market following this offering, the market price of our Class A common stock could decline. Based on shares
outstanding as of      , 2000, upon completion of this offering we will have
outstanding      shares of Class A common stock, assuming no exercise of the
underwriters' over-allotment option. Of these shares, only      shares of Class
A common stock sold in this offering will be freely tradeable, without
restriction, in the public market. In addition,      additional shares of Class
A common stock will be issuable upon the conversion of Class B common stock and upon the exchange of partnership units not owned by us. These additional shares have "demand" and "piggyback" registration rights attached to them and will become eligible for resale 180 days following the completion of the offering, subject to Rule 144 under the Securities Act. After the lockup agreements pertaining to this offering expire 180 days from the date of this prospectus, an additional shares will be eligible for sale in the public market.

     In addition, the      shares subject to outstanding options and      shares
reserved for future issuance under our stock option plan are not available for sale for 180 days from the date of this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus, except as otherwise required by applicable law.

                                USE OF PROCEEDS

     We estimate that our net proceeds from the sale of                shares of
Class A common stock in this offering are to be approximately $     million,
assuming an initial offering price of $     per share and after deducting
underwriting discounts and commissions and estimated offering expenses. If the underwriters exercise their over-allotment options in full, we estimate our net
proceeds will be $     million.

     MTVi Group plans to use the net proceeds for the following purpose:

      --  to acquire partnership units in the Partnership, including the sole
          general partnership unit, representing an approximate   % equity
          interest in the Partnership ( % if the underwriters' over-allotment options are exercised in full). The price of the partnership units MTVi Group acquires will equal the net proceeds from the sale of the shares of Class A common stock in this offering.

     The Partnership plans to use the net proceeds for the following purposes:

      -- advertising, promoting and developing our brands and network of websites to increase consumer traffic, which may include the funding of operating losses;

      --  developing compelling music content; and

      -- general corporate purposes, including working capital, technology enhancements, international expansion and possible complementary acquisitions.

     Management of the Partnership will have broad discretion in allocating the net proceeds of this offering. The Partnership is not currently a party to any contract with respect to any acquisitions, and our expansion plans may not be realized or, if realized, may not prove profitable for us. The Partnership intends to invest the net proceeds in appropriate investments, as determined by the Partnership, until the proceeds are used for the purposes described above.

                                DIVIDEND POLICY

     We have not declared or paid any cash dividends on our capital stock since inception and the Partnership has not declared any distributions to its partners since inception. MTVi Group and the Partnership do not expect to pay any cash dividends or distributions for the foreseeable future, except we expect to cause the Partnership to pay distributions to its partners to the extent necessary to enable such partners (including MTVi Group) to pay taxes incurred with respect to taxable income of the Partnership. We currently intend to cause the Partnership to retain future earnings, if any in excess of amounts required to pay taxes, to finance the expansion of the business of the Partnership. Any future determination by MTVi Group to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, general economic conditions and other factors the board of directors may deem relevant.

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1999:

          (1) the cash and cash equivalents and capitalization of the Partnership;

          (2) the cash and cash equivalents and capitalization of MTVi Group;
              and

          (3) the pro forma cash and cash equivalents and capitalization of MTVi Group and the Partnership on a consolidated basis to reflect the issuance and sale of shares of Class A common stock in this offering, and deducting the underwriting discounts and commissions and estimated offering expenses, the receipt of the estimated net proceeds from this offering and the purchase by MTVi Group of partnership units.

                                                            AT SEPTEMBER 30, 1999
                                                  -----------------------------------------
                                                  PARTNERSHIP    MTVI GROUP    PRO FORMA(1)
                                                  -----------    ----------    ------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
Cash and cash equivalents.....................     $    119      $              $
                                                   ========      ==========     ==========
Long-term capital lease obligations...........     $     33      $              $
Minority interest(2)..........................           --
Stockholders' equity:
  Net equity investment.......................      143,737
  Preferred stock; $.01 par value; none
     authorized on an actual basis; none
     issued and outstanding on an actual
     basis;        shares authorized on a pro
     forma basis;        shares issued and
     outstanding on a pro forma basis.........           --
  Class A common stock; $.01 par value; none
     authorized on an actual basis; none
     issued and outstanding on an actual
     basis;        shares authorized on a pro
     forma basis;        shares issued and
     outstanding on a pro forma basis(3)(4)...           --
  Class B common stock; $.01 par value; none
     authorized on an actual basis; none
     issued and outstanding on an actual
     basis;        shares authorized on a pro
     forma basis;        shares issued and
     outstanding on a pro forma basis.........           --
                                                   --------      ----------     ----------
  Paid-in capital.............................           --
                                                   --------      ----------     ----------
  Accumulated other comprehensive income
     (loss)...................................       (1,989)
                                                   --------
     Total stockholders' equity(4)............      141,748
                                                   --------      ----------     ----------
Total capitalization..........................     $141,781      $              $
                                                   ========      ==========     ==========

---------------
(1) We refer you to the "Unaudited Pro Forma Consolidated Condensed Financial Statements" included elsewhere in this prospectus.

(2) Minority interest represents the limited partnership units owned by Viacom affiliates and Liberty Digital.

(3) Excludes         shares of Class A common stock issuable upon conversion of the Class B common stock and upon exchange of the partnership units and shares of Class A common stock reserved for the exercise of options granted under our stock option plan. We refer you to "Description of Capital Stock and Partnership Units."

(4) The pro forma amounts assume that the underwriters have not exercised their over-allotment options. If the underwriters exercise in full their over-allotment options, the number of issued and outstanding shares of Class
    A common stock will increase to         . In addition, it is estimated that
    total stockholders' equity will increase by $    million.

                                    DILUTION

     The following table illustrates the dilution in pro forma net tangible book value (total assets less total liabilities) on a per share basis, assuming the exchange of all outstanding partnership units in the Partnership for, and the
conversion of all outstanding shares of Class B common stock into,        shares
of Class A common stock as of the date of the offering and the issuance of shares of Class A common stock in this offering, assuming an initial
public offering price of        per share.

Assumed initial public offering price per share.............               $
  Pro forma net tangible book value per share at           ,
     1999...................................................  $
  Increase in pro forma net tangible book value per share
     attributable to new investors purchasing shares in this
     offering...............................................
                                                                           ----------
Pro forma net tangible book value per share after this
  offering..................................................
                                                                           ----------
Pro forma dilution per share to new investors assuming full
  conversion of all partnership units into shares of Class A
  common stock..............................................               $
                                                                           ==========

     The following table summarizes the relative investment in the Partnership of the existing partners and MTVi Group, giving pro forma effect to the sale of partnership units to MTVi Group. The following table assumes no exercise of the underwriters' over-allotment options.

                                                              TOTAL CASH
                               PARTNERSHIP INTERESTS        CONSIDERATION            AVERAGE
                               ----------------------    --------------------       PRICE PER
                                 UNITS       PERCENT      AMOUNT     PERCENT     PARTNERSHIP UNIT
                               ---------    ---------    --------    --------    ----------------
Existing partners............                       %    $                   %       $
MTVi Group...................
                               --------     --------     --------    --------
          Total..............                       %    $                   %
                               ========     ========     ========    ========

     The foregoing discussions and table assumes no exercise of any stock
options outstanding. At                , 2000, there were options outstanding to
purchase           shares of Class A common stock at a weighted-average exercise
price of $       per share. To the extent that any of these options are
exercised, there will be further dilution to the new investors. If the underwriters' over-allotment options are exercised in full, the number of shares
held by new investors will increase to           shares or      % of the total
number of shares of Class A common stock outstanding after this offering.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and have been derived from the audited financial statements and the unaudited interim financial statements and the accompanying notes included elsewhere in this prospectus. The financial information herein may not necessarily reflect our results of operations or financial position in the future or what the results of operations or financial position would have been had we been a separate, stand-alone entity during the periods presented.

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                                                         OR AT
                                           YEAR ENDED OR AT DECEMBER 31,             SEPTEMBER 30,
                                   ---------------------------------------------   ------------------
                                   1994     1995     1996      1997       1998      1998       1999
                                   -----   ------   -------   -------   --------   -------   --------
                                                           (IN THOUSANDS)
                                    (UNAUDITED)                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Advertising....................  $  --   $   --   $   551   $ 1,751   $  3,538   $ 1,102   $  4,752
  Promotional....................    240    1,000        --        --      2,766     1,184      5,056
  Distribution...................     --       --     2,876     4,027      2,533     2,409        733
                                   -----   ------   -------   -------   --------   -------   --------
     Total revenues..............    240    1,000     3,427     5,778      8,837     4,695     10,541

Gross profit (loss)..............     34      771     1,302      (778)      (847)      (65)    (1,649)

Operating income (loss)..........   (257)    (539)   (3,340)   (6,933)   (11,800)   (7,426)   (24,410)

Net income (loss)................   (159)    (334)   (2,070)   (4,298)    (7,316)   (4,604)   (21,352)

BALANCE SHEET DATA:
Total assets.....................  $   3   $   15   $ 2,708   $ 1,884   $  7,030             $149,700

Total equity.....................     (5)     (26)    2,028       837      1,720              141,748

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

GENERAL

     The following unaudited pro forma consolidated condensed balance sheet of MTVi Group gives effect to this offering as if it occurred on September 30, 1999. The unaudited pro forma consolidated condensed statements of operations have been prepared as if the acquisition of Imagine Radio, Inc. and the acquisitions of the businesses of SonicNet, Inc. and The Box Worldwide, Inc., as described in note 2 to these unaudited pro forma consolidated condensed financial statements, and this offering, had occurred on January 1, 1998.

     In the opinion of our management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisitions of Imagine Radio and the businesses of SonicNet and The Box and this offering been consummated on January 1, 1998, or of the results of operations that may be obtained in the future.

     These unaudited pro forma consolidated condensed financial statements should be read in conjunction with the following:

      -- the audited consolidated financial statements of MTVN Online Music, the predecessor to the Partnership, for the three-year-period ended or at December 31, 1998 and the related notes;

      -- the unaudited interim consolidated financial statements of the Partnership and its predecessor for the period ending or at September 30, 1999, and the related notes;

      -- "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

      -- the audited financial statements for SonicNet at and for two years ended December 31, 1998 and unaudited financial statements for SonicNet at and for the six-month period ended June 30, 1999; and

      -- the audited financial statements for The Box at and for two years ended December 31, 1998 and unaudited financial statements for The Box at and for the six-month period ended June 30, 1999.

     Each of the items described above are included elsewhere in this prospectus.

             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
           OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL                                      PRO FORMA
                                   ---------------------------------   --------------------------------------------------------
                                                      SONICNET                        PARTNERSHIP
                                                 FOR THE SIX MONTHS                   AS ADJUSTED                   MTVI GROUP
                                                   ENDED JUNE 30,      ACQUISITION        FOR         OFFERING          AS
                                   PARTNERSHIP          1999           ADJUSTMENTS    ACQUISITIONS   ADJUSTMENTS    ADJUSTED(1)
                                   -----------   ------------------    -----------    ------------   -----------    -----------
Revenues.........................   $ 10,541          $  1,129          $    793(2)     $ 12,463       $             $ 12,463
  Cost of production.............     12,190             4,986                            17,176                       17,176
                                    --------          --------          --------        --------       -------       --------
Gross profit (loss)..............     (1,649)           (3,857)              793          (4,713)                      (4,713)
                                    --------          --------          --------        --------       -------       --------
Other operating expenses:
  Related party cross promotion
    expense......................      3,006                --                             3,006                        3,006
  Allocated charges from
    parent.......................      6,749               815                             7,564                        7,564
  Selling, general and
    administrative...............      4,963             3,387                             8,350                        8,350
  Depreciation...................        531               117               943(2)        1,591                        1,591
  Amortization of intangibles....      7,512             4,012            14,587(2)       26,111                       26,111
                                    --------          --------          --------        --------       -------       --------
    Total other operating
      expenses...................     22,761             8,331            15,530          46,622                       46,622
                                    --------          --------          --------        --------       -------       --------

Operating income (loss)..........    (24,410)          (12,188)          (14,737)        (51,335)                     (51,335)
Benefit for income taxes.........      3,058                              (3,058)(4)          --                           --
Minority interest(5).............         --                --                                --              (5)
                                    --------          --------          --------        --------       -------       --------
Net income (loss)................   $(21,352)         $(12,188)         $(17,795)       $(51,335)      $             $
                                    ========          ========          ========        ========       =======       ========
Net income (loss) per common
  share:
  Basic and diluted..............                                                                                    $
Weighted average number of common
  shares outstanding:
  Basic and diluted..............                                                                             (3)

 See notes to unaudited pro forma consolidated condensed financial statements.

             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
               OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          HISTORICAL                                   PRO FORMA
                                   ------------------------   -----------------------------------------------------------
                                                                              PARTNERSHIP                    MTVI GROUP
                                                              ACQUISITION   AS ADJUSTED FOR    OFFERING          AS
                                   MTVN ONLINE    SONICNET    ADJUSTMENTS    ACQUISITIONS     ADJUSTMENTS    ADJUSTED(1)
                                   -----------   ----------   -----------   ---------------   -----------   -------------
Revenues.........................   $  8,837      $  1,554     $  1,057(2)     $ 11,483         $             $ 11,483
                                                                     35(2)
  Cost of production.............      9,684         4,086          446          14,216                         14,216
                                    --------      --------     --------        --------         -------       --------
Gross profit (loss)..............       (847)       (2,532)         646          (2,733)                        (2,733)
                                    --------      --------     --------        --------         -------       --------
Other operating expenses:
  Related party cross promotion
     expense.....................      4,812            --                        4,812                          4,812
  Allocated charges from
     parent......................      4,892           805                        5,697                          5,697
  Selling, general and
     administrative..............      1,078         3,686          312(2)        5,076                          5,076
  Depreciation...................        171           127        1,257(2)        1,555                          1,555
  Amortization of intangibles....         --         3,913       29,347(2)       33,260                         33,260
                                    --------      --------     --------        --------         -------       --------
     Total other operating
       expenses..................     10,953         8,531       30,916          50,400                         50,400

Operating income (loss)..........    (11,800)      (11,063)     (30,270)        (53,133)                       (53,133)
Benefit for income taxes.........      4,484            --       (4,484)(4)          --                             --
Minority interest(5).............         --            --           --              --                (5)
                                    --------      --------     --------        --------         -------       --------
Net income (loss)................   $ (7,316)     $(11,063)    $(34,754)       $(53,133)        $             $
                                    ========      ========     ========        ========         =======       ========
Net income (loss) per common
  share:
  Basic and diluted..............                                                                             $
Weighted average number of common
  shares outstanding:
  Basic and diluted..............                                                                      (3)

 See notes to unaudited pro forma consolidated condensed financial statements.

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                             AT SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                                                  PRO FORMA
                                                                     -----------------------------------
                                                                                           MTVI GROUP
                                                                     ADJUSTMENTS FOR    AS ADJUSTED FOR
                                                   PARTNERSHIP(1)     THIS OFFERING     THIS OFFERING(1)
                                                   --------------    ---------------    ----------------
ASSETS
Current assets:
  Cash and cash equivalents......................     $    119          $        (3)        $
  Receivables, net...............................        3,690                 --              3,690
  Other current assets...........................           32                 --                 32
                                                      --------          ---------           --------
     Total current assets........................        3,841
Property and equipment, net......................        4,343                 --              4,343
Intangibles, net.................................      139,314                 --            139,314
Other assets.....................................        2,202                 --              2,202
                                                      --------          ---------           --------
                                                      $149,700          $                   $
                                                      ========          =========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other current
     liabilities.................................     $  6,165          $      --           $  6,165
  Deferred revenue...............................        1,754                 --              1,754
                                                      --------          ---------           --------
     Total current liabilities...................        7,919                 --              7,919
                                                      --------          ---------           --------
Capital lease obligations........................           33                 --                 33
Minority interest(5).............................           --            143,737(3)         143,737
Stockholders' Equity:
  Common stock...................................           --                   (3)
  Additional paid-in capital.....................           --                   (3)
                                                                                 (3)
  Net equity investment..........................      143,737           (143,737)(3)             --
  Accumulated other comprehensive income
     (loss)......................................       (1,989)                --             (1,989)
                                                      --------          ---------           --------
     Total equity................................      141,748
                                                      --------          ---------           --------
                                                      $149,700          $                   $
                                                      ========          =========           ========

 See notes to unaudited pro forma consolidated condensed financial statements.

         NOTES TO THE MTVi GROUP INC. UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

     On July 15, 1999, MTV Networks and certain of its affiliates contributed to the Partnership substantially all of their assets used exclusively in its Internet music business for an aggregate 90% equity interest in the Partnership and Liberty Digital contributed to the Partnership all of its assets used in its Internet music business for an aggregate 10% equity interest in the Partnership.

     On December 21, 1999, Viacom incorporated MTVi Group, with Viacom owning all of the outstanding shares of our common stock. Concurrent with this offering, the Partnership will be reorganized resulting in MTVi Group becoming its sole general partner. Certain of Viacom's affiliates and Liberty Digital will own limited partnership units. The accompanying pro forma balance sheet at September 30, 1999 assumes this offering occurred on September 30, 1999. The accompanying pro forma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 assume that the formation of the Partnership and this offering occurred on January 1, 1998.

2.  ACQUISITIONS

     On July 15, 1999, as described in Note 1, Liberty Digital contributed to the Partnership substantially all of its SonicNet and The Box businesses in exchange for an aggregate 10% equity interest in the Partnership. MTV Networks contributed to the Partnership MTV.com, VH1.com and Imagine Radio, among other online businesses. Imagine Radio was acquired by MTV Networks in February of 1999. Imagine Radio's operating results have been included in the historical financial statements at and for the nine months ended September 30, 1999 from the date of acquisition. Imagine Radio's historical revenues of $35, production cost of $446, and selling, general and administrative expense of $312 for the year ended December 31, 1998 have been reflected as acquisition adjustments in the accompanying pro forma statement of operations for the year ended December 31, 1998.

     The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma financial statements for SonicNet, The Box and Imagine Radio acquisitions. The purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. Pro forma adjustments to amortization expense of $14,587 for the nine months ended September 30, 1999 and $29,347 for the year ended December 31, 1998 represent additional amortization of purchase goodwill assuming the above mentioned acquisitions occurred on January 1, 1998. SonicNet's historical operating results for the period from July 1, 1999 to July 15, 1999 were insignificant and therefore are not reflected in the accompanying pro forma statements of operations.

     On July 15, 1999, the Partnership and MTV Networks entered into a three-year license and distribution agreement whereby MTV Networks licenses from the Partnership, for a fee, the use of substantially all of The Box business' intellectual property rights, technology and subscriber base. Property and equipment and launch incentive fees related to MTV Network's use of The Box business' assets under the agreement have been recorded as assets of the Partnership and will be amortized on a straight line basis over three years, which is the intended life of the agreement. As a result of the agreement, substantially all of the results of the business of The Box are not reflected in the historical statements of operations. Acquisition adjustments to revenues and depreciation expense of $793 and $943, respectively, for the nine months ended September 30, 1999, and $1,057 and $1,257, respectively, for the year ended December 31, 1998, reflect the license fee revenues and depreciation of the capitalized assets assuming the agreement was signed January 1, 1998.

3.  INITIAL PUBLIC OFFERING

     The pro forma adjustments to cash in the pro forma balance sheet as of
September 30, 1999, reflect the sale of             shares of the Company's
Class A common stock offered hereby at the price of $

         NOTES TO THE MTVi GROUP INC. UNAUDITED PRO FORMA CONSOLIDATED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

per share. The total proceeds from the offering are reduced by $     million for
estimated offering expenses.

     The pro forma adjustment to net equity investment of $143,737 reflects the conversion of the equity interest of Viacom affiliates and Liberty Digital in the Partnership to minority interest.

     The pro forma basic net loss per share includes both Class A common stock and Class B common stock expected to be outstanding as of the date of this offering. The pro forma diluted net loss per share is the same as the basic loss per share as the employee stock options have an anti-dilutive effect for all periods presented.

4.  INCOME TAX

     The reversal of tax benefits of $3,058 and $4,484 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively, reflects a full valuation allowance on historical tax benefits which is required based upon management's expectation of continued operating losses for the foreseeable future.

5.  MINORITY INTEREST

     The pro forma adjustment to minority interest reflected on the pro forma balance sheet of $143,737 represents the limited partnership units owned by Viacom affiliates and Liberty Digital.

     The pro forma adjustment to minority interest reflected on the pro forma
statements of operations represents the allocation of approximately      % of
the Partnership's net loss to the limited partners of the Partnership.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties. The statements are based on current expectations and actual results could differ materially from those discussed herein. Factors that could cause or contribute to the differences are discussed in "Risk Factors" and elsewhere in this prospectus. See also "Special Note Regarding Forward-Looking Statements."

OVERVIEW

     We are the world's leading Internet music content company, with 18 music website destinations around the world. Through our MTV.com, VH1.com and SonicNet.com network of websites, we deliver to consumers highly personalized music and music-related experiences and direct connections to a vibrant community of music fans and artists. We were developed by MTV Networks, a leading global media and entertainment business that has built its success on creating strong brands and delivering compelling music content to more than 300 million television homes in 80 countries around the world. Our relationship with MTV Networks provides us with extensive cross promotion and content creation opportunities, and we believe this uniquely positions our websites to provide consumers with an on-air/online convergent experience. We are positioning our network of websites as multiple branded gateways with content that targets specific demographic and psychographic segments and defined music genres.

     We commenced operations on July 15, 1999, when MTV Networks, some of its affiliates and Liberty Digital contributed assets to the Partnership. Prior to that date, our business was conducted by MTV Networks and Liberty Digital. Since we began our operations, we have experienced significant operating and net losses. These losses primarily relate to the expansion and integration of our operations. We intend to continue to invest heavily in ongoing expansion and integration efforts, including expenditures for sales and marketing, advertising and promoting our brands, content development and technology and infrastructure development. As a result, we expect to continue to incur operating and net losses for the foreseeable future. Moreover, the rate at which these losses will be incurred may increase from current levels.

     The acquisition of Imagine Radio in February 1999 and the acquisitions of substantially all of the businesses of SonicNet and The Box in July 1999 were each accounted for as a purchase. Our results of operations include the results of Imagine Radio and the business of SonicNet subsequent to acquisition. As a result of the license and distribution agreement between the Partnership and MTV Networks described below, substantially all of the results of the business of The Box are not reflected in our results of operations. We are amortizing the excess of the purchase price of the businesses of Imagine Radio and SonicNet over the useful life of these assets, which is generally five years.

     In view of the rapidly changing nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as an indication of future performance. In addition, the financial information included herein may not necessarily be indicative of the financial position, results of operations and cash flows had we been operating as a separate stand-alone company during the periods presented.

  REVENUES

     We generate revenues from multiple sources, including advertising, promotional and distribution revenues. In the future, we expect increased revenues from e-commerce, including the sale of CDs, tickets and other merchandise, as well as digital downloads.

     Advertising. We currently derive a significant portion of our revenues from the sale of advertising. In the first nine months of 1999, advertising represented 45% of our total revenues. In this period, no single advertiser represented more than 10% of advertising revenues. Currently, we employ a direct sales force of 11 people in New York, San Francisco, Chicago and Los Angeles and intend to expand this staff.

     Advertising revenues consist primarily of sponsorship and banner advertisements. We sell to advertisers sponsorship of a certain webpage or event for a specified period of time, and we recognize sponsorship revenues over that period of time. Sponsorship arrangements generally range from one to six months in length. To the extent that committed obligations under sponsorship agreements are not met, revenue recognition is deferred until the obligations are met. We earn revenues on sales of banner advertisements based on our delivery of a guaranteed number of impressions, or times an advertisement appears on pages viewed within our network of websites. Our banner advertising commitments generally range from 30 to 60 days. Banner advertising revenues are recognized ratably over the period in which the advertising is displayed, provided no significant obligations remain.

     Promotional. Promotional revenues reflect fees and equity received by us from third parties, including CDnow and AOL, for on-air co-branded keyword mentions and closing tag advertisements that appear on the MTV and VH1 television networks along with our advertisements, as well as online promotion. For the first nine months of 1999, promotional revenues represented 48% of our total revenues.

     Distribution. Distribution revenues include revenues from our syndication of information, news and other original content to third parties, primarily America Online, Inc. in exchange for license fees and/or a share of advertising and e-commerce revenues. Distribution revenues also include fees attributable to a license and distribution agreement we entered into granting MTV Networks the use of the intellectual property rights, technology and subscriber base of The Box business. For the first nine months of 1999, distribution revenues represented 7% of our total revenues.

     We expect our future revenues to include an extensive range of e-commerce offerings. We currently sell CDs on MTV.com and VH1.com through an arrangement with CDnow, Inc. The sales are completed on CDnow's website and we receive a guaranteed promotion fee from CDnow, regardless of actual sales levels. We intend to sell CDs directly to consumers on SonicNet beginning in the third quarter of 2000, and on MTV.com and VH1.com after the expiration of the CDnow agreement in 2001. In December 1999, we began selling merchandise related to on-air and online properties, such as MTV's Total Request Live and VH1's Behind The Music, through an arrangement with WhatsHotNow, Inc.

     We have an agreement with RioPort Inc., which provides an MTVi-branded digital download platform that includes all download tools and software and supports all commonly used digital audio formats such as MP3 and Audible. Under this two-year exclusive agreement, we share revenues from digital download purchases, subject to RioPort guaranteeing payment of certain minimum revenues to us over the term of the agreement. These revenues are not dependent upon the volume of downloads completed or the revenues related to such downloads. As part of this agreement, we received a minority equity interest in RioPort. We began offering digital downloads in December 1999.

     In January 2000, under a revenue-sharing agreement, we began selling concert tickets on MTV.com in conjunction with Ticketmaster. We will continue to offer ticket purchasing opportunities with leading online ticket agencies through co-branded ticketing areas on our websites. We expect to offer our website visitors special pre-event ticket sales as well as additional ticket promotions through charity auctions.

  COSTS AND EXPENSES

     Cost of Production. Cost of production consists primarily of (1) the expenses required to create, design, produce, program, develop and maintain our websites, (2) the personnel-related expenses needed to support such production and (3) the technology-related expenses necessary to develop and maintain the underlying infrastructure.

     Related Party Cross Promotion Expense. Related party cross promotion expense represents expenses associated with the on-air advertising we receive from MTV Networks. MTV Networks promotes us during live or produced programming with advertising, VJ mentions, text on screen and other support.

     Allocated Charges from Parent. Allocated charges from parent represent expenses related to general and administrative services, including insurance, legal, treasury, financial and other corporate functions, provided to us by Viacom. The allocation of these expenses are based on actual costs incurred and are apportioned to us based upon the average of specified ratios of revenues and headcount.

     Selling, General and Administrative. Selling expense consists primarily of other advertising, marketing and promotion expenses incurred to promote our websites and brands not received from MTV Networks, plus payroll and related expense for personnel engaged in advertising sales, marketing and customer service activities. General and administrative expense consists primarily of executive and support personnel, such as legal, finance, research, human resources and communications, professional services, facilities and other general corporate expenses not included in such services received from MTV Networks as part of the allocated charges.

     Depreciation. Depreciation expense consists of the depreciation of fixed assets. Fixed assets consist primarily of computer equipment and audio visual equipment and are generally depreciated over the estimated useful lives, which range from three to five years.

     Amortization of Intangibles. Amortization of intangibles is the expense associated with acquiring intangible assets. The purchase price of acquisitions is allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. The aggregate excess purchase price over the net tangible assets is amortized over the expected estimated average useful life of these assets, generally five years. These non-cash amortization charges will significantly reduce our operating results over the next several years.

RESULTS OF OPERATIONS

     The following table sets forth our results of operations for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, expressed as a percentage of total revenues.

                                                                                NINE MONTHS
                                                                                   ENDED
                                                  YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                                 -------------------------    ----------------
                                                 1996      1997      1998      1998      1999
                                                 -----    ------    ------    ------    ------
Revenues:
  Advertising..................................   16.1%     30.3%     40.0%     23.5%     45.1%
  Promotional..................................     --        --      31.3      25.2      48.0
  Distribution.................................   83.9      69.7      28.7      51.3       6.9
                                                 -----    ------    ------    ------    ------
     Total revenues............................  100.0%    100.0%    100.0%    100.0%    100.0%
  Cost of production...........................   62.0     113.5     109.6     101.4     115.7
                                                 -----    ------    ------    ------    ------
Gross profit (loss)............................   38.0     (13.5)     (9.6)     (1.4)    (15.7)
Other operating expenses:
  Related party cross promotion expense........   26.4      29.5      54.5      61.5      28.5
  Allocated charges from parent................  101.4      63.2      55.4      83.6      64.0
  Selling, general and administrative..........    7.7      13.4      12.2       9.6      47.1
  Depreciation.................................     --       0.4       1.9       2.1       5.0
  Amortization of intangibles..................     --        --        --        --      71.3
                                                 -----    ------    ------    ------    ------
     Total other operating expenses............  135.5     106.5     124.0     156.8     215.9
Operating income (loss)........................  (97.5)   (120.0)   (133.6)   (158.2)   (231.6)
  Benefit for income taxes.....................   37.1      45.6      50.8      60.1      29.0
                                                 -----    ------    ------    ------    ------
Net income (loss)..............................  (60.4)%   (74.4)%   (82.8)%   (98.1)%  (202.6)%

     The following table sets forth a summary of our results of operations for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999.

                                                                            NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                         ------------------------------    -------------------
                                          1996       1997        1998       1998        1999
                                         -------    -------    --------    -------    --------
                                                            (IN THOUSANDS)
Revenues...............................  $ 3,427    $ 5,778    $  8,837    $ 4,695    $ 10,541
Gross profit (loss)....................    1,302       (778)       (847)       (65)     (1,649)
Operating income (loss)................   (3,340)    (6,933)    (11,800)    (7,426)    (24,410)
Net income (loss)......................   (2,070)    (4,298)     (7,316)    (4,604)    (21,352)

  NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

     Revenues increased 125% to $10.5 million for the nine months ended September 30, 1999 from $4.7 million for the nine months ended September 30, 1998, resulting from increases in advertising revenues and promotional revenues, offset slightly by a decrease in distribution revenues. Advertising revenues rose primarily due to a substantial increase in the volume of advertising transactions and due to the acquisition in 1999 of Imagine Radio and SonicNet, which accounted for combined advertising revenues of $1.0 million for the nine months ended September 30, 1999. Distribution revenue decreased as a result of changes in terms of agreements with AOL which reflect a shift in the allocation of revenue from distribution to promotion under the agreement. This decrease in distribution revenue was more than offset by an increase in promotional revenue under the revised terms of the AOL agreements. Promotional revenues also increased due to our CDnow agreement being in effect for the full nine months ended September 30, 1999 as compared to only three months during the nine month period ended September 30, 1998.

     Cost of production increased 156% to $12.2 million for the nine months ended September 30, 1999 from $4.8 million for the nine months ended September 30, 1998 primarily due to the creation of independent technology and operations groups, increases in costs associated with production, programming and content and the increases in personnel to support increased production.

     Gross loss increased to $1.6 million for the nine months ended September 30, 1999 from $65,000 for the nine months ended September 30, 1998, due to the factors discussed above.

     Total other operating expenses increased 209% to $22.8 million for the nine months ended September 30, 1999 from $7.4 million for the nine months ended September 30, 1998. This increase is generally due to our growth through acquisitions, internal growth of our existing websites and the resulting increase in the personnel needed to staff and support this growth. Specifically:

     - Related party cross promotion expense increased as a result of an increase in the level of on-air promotional activity.

     - Allocated charges from parent increased primarily due to increases in personnel and our overall growth.

     - Selling, general and administrative expense increased primarily due to the creation of an independent executive team, sales group and support organization.

     - Depreciation and amortization of intangibles expense increased primarily due to the growth of our business and goodwill amortization attributable to the 1999 acquisitions of Imagine Radio and substantially all of the businesses of SonicNet.

     As a result of the factors discussed above, our operating loss increased 229% to $24.4 million for the nine months ended September 30, 1999 from $7.4 million for the nine months ended September 30, 1998, and our net loss increased 364% to $21.4 million for the nine months ended September 30, 1999 from $4.6 million for the nine months ended September 30, 1998.

  YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Revenues increased 53% to $8.8 million for the year ended December 31, 1998 from $5.8 million for the year ended December 31, 1997, as a result of increases in advertising and promotional revenues, offset by a decrease in distribution revenues from the prior year. Advertising revenues rose due primarily to a substantial increase in the volume of advertising transactions. In addition, advertising revenues for the year ended December 31, 1998 benefitted from the creation of a dedicated online ad sales group charged with negotiating online-specific advertising agreements. The decrease in distribution revenues is due to the shift in the allocation of revenue from distribution to promotion under the AOL agreements. The increase in promotional revenue for 1998 reflects the revenue shift under the AOL agreements and also reflects an agreement with CDnow.

     Cost of production increased 48% to $9.7 million for the year ended December 31, 1998 from $6.6 million for the year ended December 31, 1997, primarily due to the creation of independent design, news and creative groups, increases in costs associated with production, programming and content and the increases in personnel to support increased production.

     Gross loss increased to $847,000 for the year ended December 31, 1998 from $778,000 for the year ended December 31, 1997, due to the factors discussed above.

     Total other operating expenses increased 78% to $11.0 million for the year ended December 31, 1998 from $6.2 million for the year ended December 31, 1997. This increase is generally due to the following:

     - Related party cross promotion expense increased as a result of an increase in the level of on-air promotional activity.

     - Allocated charges from parent increased primarily due to increases in personnel and our overall growth.

     - Selling, general and administrative expense increased primarily due to the creation of independent marketing and research groups and a dedicated online ad sales group.

     As a result of the factors discussed above, our operating loss increased 70% to $11.8 million for the year ended December 31, 1998 from $6.9 million for the year ended December 31, 1997, and our net loss increased 70% to $7.3 million for the year ended December 31, 1998 from $4.3 million for the year ended December 31, 1997.

  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Revenues increased 69% to $5.8 million for the year ended December 31, 1997 from $3.4 million for 1996. Increases in advertising revenues were due primarily to a substantial increase in the volume of advertising transactions. In addition, distribution revenues increased due to renewed distribution agreements with AOL resulting in increased licensing fees.

     Cost of production increased 209% to $6.6 million for the year ended December 31, 1997 from $2.1 million for the year ended December 31, 1996, primarily due to the creation of independent production, programming and content groups and increases in personnel to support increased production.

     Gross profit decreased to a loss of $778,000 for the year ended December 31, 1997 from a profit of $1.3 million for the year ended December 31, 1996, due to the factors discussed above.

     Total other operating expenses increased 33% to $6.2 million for the year ended December 31, 1997 from $4.6 million for the year ended December 31, 1996. This increase is generally due to the following:

     - Related party cross promotion expense increased as a result of an increase in the level of on-air promotional activity.

     - Allocated charges from parent increased primarily due to increases in personnel and our overall growth.

     - Selling, general and administrative expense increased primarily due to the creation of a shared executive team and support organization with MTV Networks.

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

     As a result of the factors discussed above, our operating loss increased 108% to $6.9 million for the year ended December 31, 1997 from $3.3 million for the year ended December 31, 1996, and our net loss increased 108% to $4.3 million for the year ended December 31, 1997 from $2.1 million for the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     To date, we have financed our operations and growth entirely from internally generated cash flow and capital contributions from MTV Networks.

     Net cash used for operating activities was $10.7 million for the nine months ended September 30, 1999, $7.9 million for the year ended December 31, 1998 and $2.9 million for the year ended December 31, 1997. Net cash used for operating activities for each of these periods primarily consisted of net losses, partially offset by increases in accounts payable and accrued liabilities.

     Net cash used in investing activities was $16.0 million for the nine months ended September 30, 1999, $593,000 for the year ended December 31, 1998 and $173,000 for the year ended December 31, 1997. Net cash used in investing activities for each of these periods consisted of: the acquisition of Imagine Radio for $14.5 million for the nine months ended September 30, 1999, and capital expenditures, primarily computer equipment and systems, totaling $1.5 million for the nine months ended September 30, 1999, $593,000 for the year ended December 31, 1998 and $173,000 for the year ended December 31, 1997.

     Net cash provided by financing activities was $26.9 million for the nine months ended September 30, 1999, $8.5 million for the year ended December 31, 1998 and $3.1 million for the year ended December 31, 1997. Net cash provided by financing activities during each of these periods consisted of capital contributions from MTV Networks, which were used to fund operations and the acquisition of Imagine Radio.

     As of September 30, 1999, we had $119,000 of cash and cash equivalents. Viacom and Liberty Digital have agreed in connection with the formation of the Partnership to make capital contributions to the Partnership of up to $90 million and $10 million, respectively. The obligation to make capital contributions terminates on the closing of this offering. In addition, to the extent that the Partnership requires funds in excess of these capital contributions, Viacom intends to make intercompany loans to the Partnership until this offering is completed. As of September 30, 1999, our principal commitments consisted of obligations outstanding under operating leases and music rights royalties. Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures and lease commitments in connection with anticipated growth in operations and infrastructure. Furthermore, we will need to spend significant amounts for sales and marketing, advertising and promoting our brands, content development and technology and infrastructure development. We will need to expend funds to add personnel in all areas.

     We currently anticipate that the net proceeds from this offering, together with our cash, cash equivalents, credit facility and short-term investments, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the 12 month period following the offering. However, we may need to raise additional funds in future periods through public or private financings, or other arrangements to fund our operations and potential acquisitions, if any. Any additional financings, if needed, might not be available on reasonable terms, or at all. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our stockholders would be reduced. Furthermore, these equity securities may have rights, preferences or privileges senior to our common stock. We refer you to "Certain Relationships and Related Transactions -- Credit Agreement with Viacom Inc." for a description of our credit facility.

YEAR 2000 COMPLIANCE

  OVERVIEW

     The widespread use of computer programs that rely on two-digit dates to perform computations and decision-making functions may have caused computer systems to malfunction prior to or in the year 2000 ("Y2K") and may have lead to significant business delays and disruptions in the U.S. and internationally. We have completed our program to identify and mitigate Y2K risks. To date, we have not encountered any

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

disruptions related to the Y2K issue. We cannot provide assurances, however, that our suppliers and vendors have not been or will not be affected in any manner. As a result, we will continue to monitor our own Y2K compliance and that of our suppliers and vendors. Nevertheless, based on the actions described above, we do not expect to encounter any significant disruptions in the future.

  CONTINGENCY PLAN

     As part of the Y2K program, testing and review of each application, infrastructure item and business partners occurred, and we evaluated the need for contingency plans. Because the systems have been found to be Y2K compliant, a contingency plan has not been deemed necessary. However, we will continue to devote the necessary resources to monitor any possible disruptions caused by the Y2K issue.

  COSTS

     Y2K costs have been expensed as incurred, except those costs directly related to the replacement of systems requiring upgrades in the ordinary course of business, which have been capitalized. The total cost of the Y2K program is not material to our results of operations, financial position or liquidity.

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

                      CORPORATE HISTORY AND REORGANIZATION

     Prior to July 15, 1999, our business was conducted by MTV Networks and Liberty Digital. On July 15, 1999, MTV Networks, some of its affiliates and Liberty Digital caused the Partnership to commence operations. On this date, MTV Networks and some of its affiliates contributed to the Partnership substantially all of their assets used exclusively in their Internet music business. In addition, Liberty Digital contributed to the Partnership all of its assets used in its Internet music business. MTV Networks and its affiliates contributed, among other assets, its MTV.com, VH1.com and Imagine Radio businesses, and Liberty Digital contributed, among other assets, its SonicNet.com and related businesses. For their respective contributions, MTV Networks' affiliates received an aggregate 90% general and limited partnership interest in the Partnership, and Liberty Digital received an aggregate 10% limited partnership interest in the Partnership.

     On December 21, 1999, Viacom incorporated MTVi Group under the laws of Delaware as a new wholly owned subsidiary. Concurrently with the completion of this offering, the Partnership will be reorganized pursuant to its Amended and Restated Agreement of Limited Partnership, resulting in MTVi Group becoming the sole general partner of the Partnership, and Viacom affiliates and Liberty Digital owning limited partnership units in the Partnership.

     In connection with the offering, MTVi Group will issue
shares of Class A common stock offered hereby to the public and will immediately thereafter take the net proceeds received therefrom and contribute them to the
Partnership in exchange for                limited partnership units in the
Partnership. Immediately subsequent to the offering, the Partnership will be
owned approximately   % by Viacom affiliates,   % by Liberty Digital and   % by
MTVi Group. As a result of its ownership of all                shares of Class B
common stock of MTVi Group, together with the ownership by Viacom affiliates of partnership units as described above, Viacom and its affiliates will
beneficially control   % of the voting power of all of the voting stock of MTVi
Group and will control both MTVi Group and the Partnership. See "Description of Capital Stock and Partnership Units."

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

                                    BUSINESS

OVERVIEW

     We are the world's leading Internet music content company, with 18 music website destinations around the world. Through our MTV.com, VH1.com and SonicNet.com network of websites, we deliver to consumers highly personalized music and music-related experiences and direct connections to a vibrant community of music fans and artists. We were developed by MTV Networks, a leading global media and entertainment business that has built its success on creating strong brands and delivering compelling music content to more than 300 million television homes in 80 countries around the world. Our relationship with MTV Networks provides us with extensive cross promotion and content creation opportunities, and we believe uniquely positions our websites to provide consumers with an on-air/online convergent experience. We are positioning our network of websites as multiple branded gateways with content that targets specific demographic and psychographic segments and defined music genres. By amassing these consumers, we believe that we are a powerful value-creating vehicle for music enthusiasts, advertisers and commerce providers, as well as artists and record companies.

     Our network of websites offers a music-focused mix of content, community and commerce. Within our network of websites, visitors can experience:

CONTENT SPANNING ALL GENRES
--------------------------------
 --  Music news and features
 --  Artist information and
     interviews
 --  Streaming radio with both
     user-customized and
     professionally programmed
     formats
 --  Live and on-demand webcast
     performances
 --  Selected on-demand music
     videos and exclusive video
     programming
 --  Album reviews
 --  Tour information
 --  Online music search engines
     and links to music-related
     websites worldwide
COMMUNITY FEATURES
--------------------------------
 --  Integrated online and
     on-air chats
 --  Polling
 --  Programming such as game
     shows
 --  Audience message boards
 --  Coverage of local music
     scenes
 --  Free e-mail accounts
E-COMMERCE
--------------------------------
 --  CDs
 --  Digital music downloads
 --  Tickets
 --  MTV, VH1, SonicNet and
     other on-air franchise
     branded merchandise
 --  Auctions

     We also plan selectively to syndicate elements of our offerings to third parties, including content aggregators and other entities seeking music-oriented programming, such as radio services.

     Usage of our websites has grown in recent years, resulting in substantial traffic and the development of a significant user base. Our network of websites leads the online music content category, based upon consolidated reach among U.S. Internet users, according to Media Metrix research. Although unmeasured by syndicated research services, our network of websites also generates substantial traffic from international markets. In the aggregate, our websites, together with the Asian and Brazilian MTV-based websites the interests in which MTV Networks proposes to contribute to us prior to completion of this offering, generated more than 124 million page views in December 1999. MTV.com was the #1 music content website in 1999 based on average monthly unique visitors, as reported by Media Metrix. In addition, MTV.com has been ranked the #1 site among all News/Information/Entertainment sites in the 12-17 demographic for nine of the last 12 months, according to Media Metrix.

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

INDUSTRY BACKGROUND

  THE MUSIC INDUSTRY

     Music is one of the leading forms of entertainment and plays a major role in the everyday lives of people around the world. The Recording Industry Association of America reports that listening to music is one of the most popular entertainment pastimes, with nearly nine out of 10 adults accompanying their leisure activities with music. According to the Radio Advertising Bureau, 95% of U.S. persons aged 12 and over listen to radio on a weekly basis and, according to the Soundata Consumer Panel, almost half of all U.S. households include at least one person who purchased three or more CDs or cassettes over a six month period. Because of its worldwide scope, music is a multi-billion dollar industry. In 1998, according to the International Federation of the Phonographic Industry, worldwide music shipments of recorded music amounted to $38.7 billion and, according to the Recording Industry Association of America, domestic sales were $13.7 billion. Music also generates significant media revenues through music television, music magazines and radio broadcasting, which in total amounted to approximately $16.7 billion in the United States in 1998, based on information from Paul Kagan Associates, Folio Magazine and Radio Advertising Bureau. Music also generates revenue from concert ticket sales, sponsorships, promotions and merchandise related to music artists and events.

     MUSIC AND THE INTERNET

     The Internet enables users to access and share information, entertainment content and services and to communicate in an efficient, personalized and powerful way. Online information and service providers can customize their offerings to individual preferences and market dynamics, and still reach global audiences with low marginal costs. As a result of increased access to personal computers, International Data Corporation projects the number of worldwide Internet users to grow from more than 159 million at the end of 1998 to more than 510 million by the end of 2003.

     We believe that the music marketplace is particularly well suited for online activity, because of the relatively finite capacity in conventional media outlets, and increasing specialization in consumer music preferences. By creating a new level of access and personalization, the Internet is changing the ways in which music is created, distributed and consumed. For example, on the Internet, music enthusiasts can access a wide range of content that is not limited by local radio playlists, retail shelf space, or major label artist rosters. The Internet also provides access to tools and enabling technology that empower consumers with greater access to their music through a variety of Internet-based applications that allow consumers to remix music in real time, vote online to determine the popularity of unsigned bands or write reviews of music and artists.

     Artists find the Internet a powerful tool, as it lowers entry barriers to a business that has traditionally been controlled by the record labels that finance the expensive processes of production, manufacturing, promotion and distribution. As artists begin to use the Internet to communicate more directly with fans worldwide, online music platforms with strong brands will be well positioned to attract consumers. In addition, the community aspects of the Internet provide a forum for artists to drive consumer interest by interacting directly with their fans and reaping the benefits of listener feedback.

     The Internet presents new opportunities for music commerce by providing users with an efficient way to access, store and play back content on demand through computers and portable devices. The digitization of music content eliminates many of the costs associated with the manufacturing, distribution and retailing of music. Further, as the Secured Digital Music Initiative is implemented to establish a formal standard to effect the secure and authorized downloading of music files, traditional record labels will make more music available in digital form, broadening the range of music that is available to consumers in an efficient manner. Unlike some other product categories, music lends itself well to online sampling before purchase. The online environment also allows consumers to access a greater amount of product and artist information than is available through traditional retail channels. The delivery of entertainment content over the Internet will also become increasingly compelling for audiences as broadband Internet connections become more common. High-speed access will heighten the quality of audio and particularly video on the Internet, creating richer environments for users and more interactive options for advertisers. Forrester Research, Inc. projects domestic sales of recorded music over the Internet to increase to $4.3 billion in 2004 from approximately $848 million in

1999. An estimated 50 million individuals will be capable of downloading and playing digital music by the end of 1999. Forrester Research projects that the music industry will generate $1.1 billion of digital download revenues in 2004, representing 25% of the $4.3 billion projected total domestic online music revenues.

OUR COMPETITIVE ADVANTAGES

     We believe that Internet users are drawn to those websites that offer the most attractive branded entertainment, community and e-commerce experiences. For the music consumer, this means websites that contain the broadest range of music content and that offer the user the opportunity to develop closer relationships with music artists and the technology that puts the user in control of the entertainment and e-commerce experiences.

     We believe that we have the following strengths that position our network of websites to continue to lead the online music industry:

  RELATIONSHIP WITH MTV NETWORKS

     We were developed by MTV Networks, a leading global media and entertainment business that reaches more than 300 million television homes worldwide through its MTV, VH1 and other music-themed television services. MTV is the largest cable television network worldwide and was the number one cable network for 12-24 year olds in the U.S. in 1999. VH1 is the second most widely distributed music network worldwide. We benefit from our continuing relationship with MTV Networks through:

       Brand Awareness. We have a long-term, royalty-free license for the "MTV" and "VH1" brands and trademarks from MTV Networks for use in connection with our licensed services. MTV and VH1 are among the most recognizable brands in the music industry and represent leadership and innovation in music programming and content. We believe that this provides significant name recognition for our MTV.com and VH1.com websites and allows Internet users to associate these websites with the look and quality of the programming content of MTV and VH1. As a result, unlike other music websites, we can focus more of our resources on developing content and site functionality and fewer resources on brand development.

       Cross Promotion. MTV Networks has contractually committed to vigorously promote us on its television networks through advertising, VJ mentions, text on screen and other support, for no cash consideration. The value of this on-air promotion will be at least $100 million, spread over a five-year period ending July 15, 2004. MTV Networks has indicated that it intends to provide us with at least an additional $25 million of on-air promotion over this period. We believe that this aspect of our relationship creates significant opportunities for cross promoting our online offerings and MTV Networks' on-air programming in a way that distinguishes us from other online music companies.

       Convergence of On-Air Programming and the Online Experience. MTV Networks has granted to us a long-term, royalty-free license to exhibit on our websites segments up to 10 minutes in length of the programming for which MTV Networks has freely licensable rights and that is exhibited on MTV, VH1 or on similar music-themed television services that are wholly owned and operated by MTV Networks. As a result, our network of websites is uniquely positioned to generate user traffic by offering users the ability to integrate their online experience with MTV Networks' on-air programming. We were at the forefront of convergence when, in 1995, MTV.com featured what we believe is the first online chat/live interview with the Michael Jackson Simulchat and what we believe is the first ongoing show to integrate live broadcasts and online chat with YackLive! Since then, we have launched the next generation of convergence programming. Our most recent examples include:

         -- webRIOT, a live, simultaneous television and online game show that allows Internet users to play along with the on-air program;

         -- simultaneous on-air/online auctions, such as MTV.com's Cool Crap and Real World Garage Sale and VH1.com's Rock Collectors;

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

         -- online audience polling used real-time in on-air programs, such as MTV's Total Request Live;

         -- on-air/online promotions, such as VH1's Harley Davidson Sweepstakes; and

         -- integrated chat programming, such as MTV.com's Real World Live Wire Chat.

        Expertise and Relationships. We benefit from MTV Networks' more than 20 years of experience in the music programming and promotion business and through its in-depth knowledge of the music consumer and its relationships within the music industry. We share MTV Networks' core values of deep consumer understanding, brand orientation, a low-cost production emphasis and a global perspective. Further, we have been in the Internet business for nearly six years and have a deep and experienced management team, including Internet entrepreneurs, technology experts and creative innovators.

For a discussion of agreements involving our relationship with MTV Networks, particularly with respect to significant restrictions on our use of the MTV and VHI trademarks and programming, see "Certain Relationships and Related Transactions."

  LEADING NETWORK OF MUSIC WEBSITES

     Our network of websites leads the online music content market. We believe that the combination of our content, community features and e-commerce opportunities makes our network of websites the ultimate destination for music enthusiasts. Our content incorporates live and on-demand music performances, music videos, music news and artist information for a wide range of music genres, including all types of rock music, R&B, soul, dance, rap, hip-hop, country, classical and jazz. Our community features allow audiences to share music experiences with direct connections between music fans and artists through chat rooms, themed message boards and e-mail. In addition, our websites incorporate tools and technologies that permit users to create highly personalized experiences. For example, with Radio SonicNet, users can enjoy a high-quality streaming audio experience featuring professionally and artist preprogrammed radio stations. In addition, users can create personalized Internet radio stations that reflect their own unique tastes by mixing and matching music from 75 different genres. VH1.com's Roadie is a character that allows users to personalize their VH1.com experience, send pages to friends and keep track of music information. MTV.com offers city-by-city coverage of local music scenes, providing users with information on band and venue reviews, features and news. We believe that these features, along with e-commerce opportunities, such as music and merchandise purchases and digital music downloads, create significant value for customers, thereby increasing the length of time users spend on our websites and the number of repeat visits by users.

  INTERNATIONAL REACH

     We have the broadest international reach in the online music industry. Our network of websites includes 11 international websites targeting the major music markets of the United Kingdom, Germany and Japan, as well as other local markets in Europe and Latin America. Our international websites are associated with MTV Networks' more than 20 international television channels. This reach provides us with a platform to develop our branding, content and positioning on a global basis, as well as to target specific cultures and audiences with specialized local content and local language websites. Given that 65% of the shipments of recorded music are outside of the United States, we believe that there is potential for significant growth in our business internationally.

OUR STRATEGY

     Our objective is to continue to offer what we believe is the premier interactive music experience that will continually set new standards for our audiences and that will allow music enthusiasts to create, distribute and consume music in innovative and engaging ways. On the foundation of our strengths, we are pursuing a strategy consisting of the following key elements:

  OFFER THE MOST COMPELLING CONTENT

     To keep pace with the constantly changing music world and to maintain our market leadership, we must continually present a wide and evolving range of innovative content and online offerings. We intend to continue to develop compelling music content, community offerings and other features that enhance the online experience for music fans and artists and that drive user traffic, visit duration and loyalty. We also intend to deliver new forms of content to take advantage of new technologies, such as the widespread deployment of broadband distribution. In addition to presenting internally developed original and exclusive content, we expect our network of websites to showcase superior branded content that we secure through affiliate relationships and license partnerships.

  BUILD THE STRONGEST BRANDS THROUGH EXTENSIVE CROSS PROMOTION

     We already have a competitive advantage over other online music companies through our relationship with MTV Networks and the right to use the "MTV" and "VH1" names. In addition, "SonicNet" is a powerful online music brand which has won various awards within the Internet music industry. We intend to continue to build the premier online music brands and generate user traffic through extensive cross promotion over MTV Networks' television channels and through our network of websites. Cross promotion over MTV Networks' television channels will include linking MTV Networks' on-air content with our online offerings, integrating references to our network of websites and driving the convergence of on-air programming and online content, as well as airing traditional advertisements. Cross promotion over our network of websites also includes linking the content of each website through our network's navigation features. We also intend to use traditional third-party advertising and marketing methods in order to solidify the brand identity of our network of websites.

  DEVELOP AND GROW MULTIPLE REVENUE STREAMS

     From the foundation of our broad user base, we have developed an in-depth understanding of music consumers. We believe that we can use this understanding to develop various revenue-generating online products and services, including the following:

    Advertising Sales. Our advertising sales currently consist principally of banner ads and sponsorships. We believe that our network of websites provides opportunities for advertisers seeking to reach a range of groups from premium-priced narrow groups to large audiences or various combinations of target customers. Within the next year, we expect technology to permit audio and video advertisements, or "rich media" ads. We intend to expand advertising sales to include these rich media ads. We also plan to develop an integrated database of audience demographics, preferences and behaviors. This integrated database is intended to increase our ability to target users, which will allow us to increase our advertising and commerce click-through rates.

    Anchor Tenancy Relationships. We are offering selected third parties anchor tenancies, or permanent links to their websites on our network of websites, in exchange for a fee. We are offering these opportunities to those third parties who are not direct competitors but with whom we believe we share users.

    E-Commerce. We intend to feature a full range of e-commerce options related to our entertainment programming across our websites. We currently have arrangements with third party e-commerce providers for the sale of CDs and other merchandise on co-branded pages on their websites reachable through direct links from our websites. In addition, we currently offer merchandise based on MTV Networks' franchises such as Total Request Live and Behind the Music. Our current e-commerce offerings also include auctions and event tickets. In the future, we plan to sell a broad range of music merchandise through artist sites developed under arrangements with prominent musicians.

    Digital Music Downloads. Through an arrangement we have with RioPort, RioPort developed for us a private-label digital music download platform and licensed to us RioPort's library of digital music. We intend to use this platform to offer users the ability to download music on all of our websites through secure and authorized transactions. We also obtain digital music for download from artists and record labels.

    Content Syndication. We currently license elements of our original content and that of MTV Networks to third-party websites and intend to continue to do so in the future. For example, we currently license music news, interviews and other content to Yahoo!. Revenue sources from these opportunities may include license fees or arrangements to share advertising or e-commerce revenues.

    Business-to-Business Opportunities. We are pursuing opportunities to offer third parties music-oriented solutions based on our technologies. For example, we intend to use our Radio SonicNet platform to allow other website operators to offer their own online radio stations that would broaden the online experiences of their users.

  DEVELOP INNOVATIVE APPLICATION PLATFORMS

     We are developing, acquiring and maintaining leading core technology platforms to support our brands, business and creative goals, while establishing ourselves as a key source for music services and functionality to a wide range of third parties. We intend to use these platforms to further integrate our network of websites and strategic partners, and thereby leverage the extensive scale and scope of our network. In addition to streamlining our operations, we believe these platforms will enhance the online experience of our users and make our websites more valuable to advertisers. Our application platforms include an extensive database back-end for music information and media, a rich media delivery system, personalization and customization tools, community tools and commerce applications. We have designed the database back-end to manage a large variety of music information and digital media for presentation to users worldwide, streaming music programming and distribution to third parties. Through authorized registration of our website consumers, we are also compiling a database of user-supplied information that we intend to use, together with our music content and information databases, to offer highly customized information, personalized music programming and targeted advertising.

  CAPITALIZE ON STRATEGIC RELATIONSHIPS

     We have entered into several strategic relationships from which we expect to benefit in the future. In addition to our relationship with MTV Networks, which we view as one of our most important competitive strengths, we have a relationship with Liberty Digital, a subsidiary of Liberty Media Corporation and a member of AT&T Corp.'s "Liberty Media Group." Liberty Digital owns a significant stake in the Partnership and has an agreement not to compete with our business through July 2002, subject to some exceptions. Our relationship with RioPort provides us with the technology to support digital downloads of music from our websites. MTV Networks has a relationship with Tricast, (BVI) Ltd., a leading Asian Internet content provider, with whom it has developed three MTV-based websites in Asia, and a relationship with Abril S.A., a leading Brazilian media company, with whom it has developed an MTV-based website in Brazil. MTV Networks has indicated that it intends to contribute to us, prior to completion of this offering, its interests in the joint ventures with Tricast and Abril which own these Asian and Brazilian MTV-based websites. We intend to pursue further strategic relationships, ventures and acquisitions to support our network of websites. In the United States, we expect that these arrangements will be primarily for the purpose of enhancing our content, e-commerce initiatives and technological capabilities. Internationally, we also expect to support our roll-out of additional websites by entering into various types of strategic relationships with parties that can offer content expertise, infrastructure, distribution capabilities, promotional relationships and advertising sales capabilities within the various local markets that we enter.

OUR NETWORK OF WEBSITES

     Our websites share a number of common features, including a music library of more than 115,000 songs, web links for 25,000 artists and 14,000 artist pages. In addition, each of our websites has features unique to it, which are described below.

  MTV.COM

     Launched in 1995, MTV.com was the #1 music content website in 1999 based on average monthly unique visitors, as reported by Media Metrix. The site has also been ranked the #1 site among all News/ Information/Entertainment properties in the 12-17 demographic for nine of the last 12 months, according to

Media Metrix. MTV.com also was named by the public as the best media site at the first MIDEMNET Awards at MIDEM 2000, a prominent international music convention and trade show.

     MTV.com is targeted toward music fans between the ages of 13 and 24 and features music and lifestyle offerings that capitalize on MTV's relationship with its current audience. The website provides an easy-to-use navigation system designed to allow users to explore a full range of the latest music content, including thousands of on-demand music videos and clips, music news and exclusive artist performances, information and features. MTV.com also showcases content based on key television franchises, such as The Real World, Road Rules, Daria, Celebrity Deathmatch, House of Style and the MTV Video Music Awards. Through community offerings such as chat, interactive game shows and localized music information, MTV.com continually redefines entertainment experiences by allowing audiences to participate in integrated online/on-air programming. MTV.com also provides a full range of shopping options, including a wide selection of CDs, digital music downloads, auctions and branded music merchandise.

     To capture the long-term growth opportunities in foreign Internet markets, we have established MTV-based websites in Europe and Latin America. We also plan to launch MTV-branded websites in India and Japan in the year 2000.

  VH1.COM

     Launched in 1995, VH1.com targets music fans in the 25-plus age range and reflects VH1's "Music First" positioning, core values and franchises in the online space. The website offers The Wire, a music news and information service. The website also brings streaming video from artist performances and VH1 programming, such as Storytellers, Behind the Music and Divas Live to users' computers on VH1.0 The Desktop Channel. In addition, the VH1 at Work radio station enables VH1 fans to listen to the same style of music at the office that they watch on VH1 at home. The VH1.com audience can also interact using themed message boards and chats and can personalize their own music space with the My VH1 service that customizes news, commerce and music information feeds to individual preferences. VH1.com's Roadie is a personalization tool designed to allow users to send pages to friends and keep track of music information. The Roadie stores information on each individual user for future visits. The website also enables users to make music purchases through the site by offering products such as CDs, digital music downloads, tickets, auctions and branded music merchandise.

     In addition to its presence in North America, we have established VH1-based websites in Germany and the United Kingdom.

  SONICNET.COM

     Launched in 1994, SonicNet.com targets music lovers of all ages with entertainment and information from all genres of music. Named the best music hub site in 1999 by Yahoo! Internet Life Online Music Awards and one of the best music sites in 1999 by U.S. News & World Report, the website features SonicNet.com news, record reviews, live events and e-commerce opportunities. SonicNet.com features the Radio SonicNet platform, which allows users to create radio stations that play only the music that they want to hear, by choosing preferred genres. Users also have the option to listen to numerous professionally programmed radio formats, ranging from electronica, hip-hop, classic soul and jazz to world music, country, Latin pop, and classical. In addition, Radio SonicNet features stations preprogrammed by well-known recording artists. Based on the music that users listen to, Radio SonicNet's music player provides album cover artwork, artist highlights and information, artist recommendations and radio station referrals for personalized streaming audio. Radio SonicNet aggregates best-in-class brands and affiliate programming to provide in-depth coverage of specific music genres, which will benefit users and advertisers. The website also offers a full range of shopping options, including a wide selection of CDs, digital music downloads, auctions and branded music merchandise.

     We have established SonicNet-based websites through licensees in Germany, Switzerland and Japan.

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

  INTERNATIONAL SITES

     Our network of websites currently includes 11 international websites that take advantage of our content, platform, brands and relationships. To capture the long-term growth opportunities in foreign Internet markets, we have pursued various strategies, including full ownership, partnership and licensing arrangements. Of our 11 international websites, eight are wholly owned and three are operated through licensees. In addition, MTV Networks has indicated that it intends to contribute to us, prior to completion of this offering, its interests in joint ventures that own three MTV-based websites in Asia and an MTV-based website in Brazil. In December 1999, our existing international websites, together with these Asian and Brazilian MTV-based websites, generated more than 26 million page views outside the United States. The following table provides information regarding our international websites and the Asian and Brazilian MTV-based websites that MTV Networks has indicated it will contribute to us:

COUNTRY/REGION                       PROPERTY   WEBSITE                 RELATIONSHIP
--------------                       --------   -------                 ------------
Europe.............................  M2         www.m2europe.com        Wholly owned
  United Kingdom/Ireland...........  MTV        www.mtv.co.uk           Wholly owned
                                     VH1        www.vh1online.co.uk     Wholly owned
  Germany                            MTV        www.mtvhome.de          Wholly owned
                                     VH1        www.vh1.de              Wholly owned
                                     SonicNet   www.sonicnet.de         Licensee(1)
  Italy............................  MTV        www.mtv.it              Wholly owned
  Scandinavia......................  MTV        www.mtve.com            Wholly owned
  Switzerland......................  SonicNet   www.sonicnet.ch         Licensee(1)
Latin America......................  MTV        www.mtvla.com           Wholly owned
  Brazil...........................  MTV        www.mtv.com.br          Joint venture with
                                                                        Abril(2)
Asia
  Japan............................  SonicNet   www.sonicnet.co.jp      Licensee(1)
  Southeast Asia...................  MTV        www.mtvasia.com         Joint venture with
                                                                        Tricast(2)
  China............................  MTV        www.mtvchinese.com      Joint venture with
                                                                        Tricast(2)
  Korea............................  MTV        www.mtvkorea.co.kr      Joint venture with
                                                                        Tricast(2)

------------
(1) The license agreements with respect to www.sonicnet.de and www.sonicnet.ch will renew automatically in December 2000 unless we provide 60 days' prior notice that we do not want to renew them. The license agreement with respect to www.sonicnet.co.jp is terminable by either party on 45 days' prior notice.

(2) MTV Networks has indicated that it intends to contribute to us, prior to completion of this offering, its interest in these joint ventures. For more information, see "--Key Strategic Relationships."

We also plan to launch MTV-branded Internet sites through joint ventures in India and Japan in the year 2000.

     All of our international websites are customized to suit regional markets. These sites are designed to take advantage of the strong global brand equity and television franchises that MTV Networks has created. Our international sites are associated with MTV Networks' more than 20 international television channels, which cross-promote our network of websites in their respective television markets.

  OTHER SITES

     Addicted to Noise (Addict.com). Addicted to Noise (Addict.com) is an online rock music magazine targeting the alternative music scene and featuring original music editorials, columns, features, artist interviews and album reviews. The website also programs Radio ATN, a streaming radio channel with shows featuring new music and new artists.

     Streamland.com. Streamland allows music fans to watch over 1,000 full-length music videos free and on demand. Users can create personalized playlists and can browse videos by style or search by artist.

     Thebox.com. Thebox.com is a website that provides music video previews and enables viewers to interact through an online chat service and bulletin boards about music videos and their favorite artists. In addition, Thebox.com is a venue for viewers of MTV Networks' The Box Music Network, a 24-hour, interactive all-music basic cable channel which airs specific videos selected by consumers, to make online requests for specific videos they want to be aired on The Box.

     Cinemachine.com. Cinemachine is a movie review search engine that presents listings of the latest movie reviews for films of all genres, including new releases, classic films, Hollywood blockbusters and independent features. Cinemachine gathers hundreds of movie reviews in one convenient listing for users and makes weekly recommendations on new films.

ADVERTISING AND SPONSORSHIPS

     We intend to expand advertising sales, which currently consist of banner ads and sponsorships, to include rich media ads and business-to-business sponsorship opportunities. We believe we have a competitive advantage in advertising sales as a result of our:

      --   well-known brand names;

      --   attractive demographics in key segments;

      --   unique rich media platform and programming;

      --   artist and programming-driven sponsorships;

      --   multinational client base;

      --   multi-brand sales opportunities; and

      --   targeted, database marketing products.

     We also have the unique ability among online music companies to coordinate our independent advertising and sponsorship efforts with the established on-air sales force of MTV and VH1. Our online sales force has a strong working relationship with MTV Networks' worldwide on-air sales force, which provides us with a source for advertiser leads. However, we do not offer online advertising as a free or discounted add-on to purchases of on-air advertising. Our dedicated online sales force is committed to increasing the spending per existing advertiser as well as the number of advertisers and advertising sales across our network of websites.

     We sell advertising and sponsorships to a variety of advertisers seeking to reach one or more of the distinct demographic audiences that use our websites. On MTV.com, we will continue to target music fans between the ages of 13 and 24 and on VH1.com we will continue to target the 25-plus age range. Additionally, the incorporation of SonicNet as an umbrella brand with a broad music offering of all genres will allow us to expand our demographic reach to virtually all age groups, enabling advertisers to target an expanded roster of product and service categories.

     Because of the distinctive characteristics of each of our websites, advertisers may choose a traditional advertising buy in the form of (1) a run-of-network buy, which is, with respect to demographics, an untargeted campaign on several of our sites, as well as affiliated sites, or (2) a broad run-of-site ad buy, which is an untargeted buy on one of our sites. Advertisers may also pay a premium to choose a highly targeted sponsorship campaign based upon the demographics or activity of a particular section within a single site or a grouping of sites. Additionally, we expect that over the next year rich media inserts will enable us to charge advertisers a premium.

     In addition to selling ads across our own sites, we are implementing an affiliate program, whereby we deliver our content under co-branded pages to selected partners. In exchange for providing us with incremental traffic and saleable ad impressions, these affiliate sites may receive a share of advertising revenue generated by the co-branded pages. Included in these affiliate sites will be specialized sites designed and hosted for specific artists. We plan to maintain and promote these sites, either by ourselves or with partners, in exchange for a royalty paid to the artists and/or a share of revenues derived from the sites' traffic.

E-COMMERCE

     Our e-commerce strategy is based on our belief that entertainment brands and programming create a uniquely valuable platform to sell entertainment related products. Our goal is to make the purchase of music and music-related products, branded and lifestyle products, and artist-related merchandise simple and easy for both our web-based audience and MTV Networks' core viewing audience.

     Currently, our network of websites links to third-party merchants, including CDnow in the United States and Boxman in the United Kingdom, under short-term agreements which provide us with a flat, guaranteed payment regardless of the amount of merchandise sold on our sites. These arrangements provide us with a complete outsourced solution for e-commerce transactions and fulfillment. In the future, we plan to link a variety of third-party retailers, merchandisers, and fulfillment centers, utilizing a proprietary commerce platform currently under development. We believe that by combining online and on-air promotion of our entertainment programming events with our targeted audience database, we have created a significant commerce asset.

     In addition, we are in the process of building a proprietary ordering system that is designed to facilitate convenient online purchasing of pre-recorded music and merchandise. Customers will be able to add items to their "shopping cart" while using our websites. At any time, customers will be able to securely "checkout," at which time new customers will need to register and registered customers will need to enter a username and password to retrieve previously saved billing, shipping and credit card information. We will verify orders submitted for credit card payment for fraud detection and sufficient funds before releasing them for fulfillment. The ordering system also will accept alternative modes of payment, such as checks and money orders and we expect that it will be able to accept digital wallet payments in the future. Credit card numbers will be encrypted and all customer, commerce and transactional data will be stored in secure databases protected by firewalls. We currently expect that this system will become operational in the second half of 2000.

     In addition to offering commerce across our own sites, we plan to implement an affiliate program, whereby we will offer third-party sites the ability to access our electronic commerce systems to process orders. In exchange for providing us with these customers, these affiliate sites will receive a percentage of gross commerce revenue generated by co-branded content. Providing this service across a consolidated network of sites will allow us to realize incremental transaction revenue while spreading our costs over our existing commerce infrastructure. We currently expect that we will implement this program in the second half of 2000.

     We currently offer or intend to offer the following products and services to consumers through our websites:

PRODUCT                   LAUNCH DATE*   STRATEGIC PARTNER         DESCRIPTION
-------                   ------------   -----------------         -----------
CDs.....................  June 1998      CDnow (U.S.), Boxman      Currently offered in the
                                         (U.K.), CIM (Brazil) and  United States through
                                         others                    CDnow (until 2001) with
                                                                   private-label
                                                                   "boutiques" for MTV.com
                                                                   and VH1.com
Franchise and Artist
  Merchandise...........  December 1999  WhatsHotNow               We offer merchandise
                                                                   related to on-air and
                                                                   online properties, such
                                                                   as MTV's Total Request
                                                                   Live and VH1's Behind
                                                                   The Music. We intend to
                                                                   offer third-party
                                                                   artist-specific
                                                                   merchandise, such as
                                                                   t-shirts
Digital Downloads.......  December 1999  RioPort                   RioPort provides
                                                                   software and back-end
                                                                   services for digital
                                                                   audio downloads
Ticket Sales............  January 2000   Ticketmaster              Concert tickets are
                                                                   offered through our
                                                                   relationships with
                                                                   third-party ticketing
                                                                   partners or through
                                                                   auctions, and integrated
                                                                   with editorial, news or
                                                                   information relating to
                                                                   particular artists
Auctions................  May 1999       Fairmarket, Ebay          Auctions include custom
                                                                   auctions for MTV's Cool
                                                                   Crap and Real World
                                                                   Garage Sale and VH1's
                                                                   Rock Collectors

---------------
*Represents launch date of initial offering in the applicable product category.

BUSINESS TO BUSINESS SERVICES

  CONTENT SYNDICATION

     We have been providing content to third-party websites since the MTV area was first launched on AOL in 1994. In addition to AOL, we currently provide content to companies such as Yahoo!, Real Networks and Apple Quicktime, among others, typically in exchange for an annual license fee, a share of advertising and e-commerce revenues or equity.

  PLATFORM SERVICES AND OTHER BUSINESS TO BUSINESS OFFERINGS

     We are currently negotiating agreements to license our technologies to other websites. For example, we plan to license the platform for our streaming audio player to websites that want to offer multiple genre radio streams for use on a co-branded audio player. We expect that the first licensing arrangement of this type will be implemented in the first quarter of 2000. Revenue sources from these opportunities may include license fees, arrangements to share advertising and e-commerce revenues or equity.

MARKETING AND PROMOTION STRATEGY

     Our marketing team consists of 12 employees. We use and intend to continue to use a number of methods to create awareness of our websites, most notably our strong relationship with MTV and VH1. MTV Networks has contractually committed to vigorously promote us on its television networks through advertising, VJ mentions, text on screen and other support, for no cash consideration. The value of this promotion will be at least $100 million, spread over a five year period ending July 15, 2004. MTV Networks has indicated that it intends to provide us with at least an additional $25 million of on-air promotion over this period. Because of these networks' global reach to over 300 million total television households and their strong connection to music fans worldwide, they offer us promotional capabilities and opportunities that few other websites can match. Similarly, each of our websites plans to set aside online advertising inventory to use to cross promote our other websites, creating a broader marketing effort that will stimulate customer usage.

     We also plan to spend a significant amount of money over the next five years in cash marketing and promotional activities, including traditional consumer ads, for example, television, radio, outdoor, online and print; advertising and music trade ads; contests; tour and concert sponsorships; and trade shows.

     We intend to also use e-mail direct marketing to communicate with registered users of our websites. Campaigns will include direct notification of special merchandise offers, live artist chats, music downloads and non-scheduled live performances. As we continue to build our user databases, we intend to expand the use of e-mail direct marketing to facilitate user retention and create loyalty and affinity programs. Users will be able to elect to not receive e-mail direct marketing.

KEY STRATEGIC RELATIONSHIPS

     In addition to our unique and significant relationship with MTV Networks, we have established a number of key relationships that have enhanced the traffic and strategic growth of our network of websites.

  RIOPORT

     In October 1999, we entered into a two-year licensing and services agreement with RioPort, Inc. RioPort is a software and technology company that provides digital audio downloading services and tools for the Internet, with capability to support all commonly used digital audio formats such as MP3, Audible and Windows Media Audio. Under our agreement, RioPort developed an MTV-branded version of its digital audio downloading platform and acts as our exclusive provider of software and back-end services for digital audio downloads offered across our U.S. websites. RioPort also provided us with equity and cash consideration in exchange for exclusivity and co-branding on our websites.

  LIBERTY DIGITAL

     In connection with the formation of the Partnership, Liberty Digital received limited partnership units in the Partnership and, together with its parent company, Liberty Media Corporation, agreed not to compete with our business through July 2002, subject to some exceptions. See "Certain Relationships and Related Transactions--Transactions Establishing the Partnership" for a more complete description of Liberty Digital's non-compete agreement. Liberty Digital is a subsidiary of Liberty Media Corporation and a part of AT&T Corp.'s Liberty Media Group. Liberty Media Group holds interests in a broad range of programming, communications, technology and Internet businesses, with widely recognized brands such as Encore, Discovery, TV Guide and STARZ!.

  TRICAST

     In December 1998, MTV Networks and Tricast entered into a 10-year joint venture to operate an interactive consumer service under the "MTV Asia online" brand. This joint venture will have the exclusive right to develop and operate MTV Asia websites, including mtvasia.com, mtvchinese.com and mtvkorea.co.kr. Tricast owns a 51% interest in the joint venture and MTV Networks owns a 49% interest, but Tricast is obligated to fund 100% of the capital contributions that have been approved by the venture's board of directors. MTV Networks has a limited option to increase its stake to over 50% if the joint venture has two consecutive quarters of operating profit. MTV Networks has indicated that it intends to contribute to us prior to the completion of this offering its interest in this joint venture. Pursuant to the joint venture, we will receive guaranteed royalties in exchange for trademark license rights being granted to the venture.

  ABRIL

     In August 1996, MTV Networks and Abril entered into a 35-year joint venture to operate a music television channel and music content website targeted to the Brazilian market under the MTV brand. Abril owns a 50% interest in the joint venture and MTV Networks owns a 50% interest. MTV Networks is negotiating with Abril regarding the structure of this joint venture and MTV Networks' contribution to us, prior to completion of this offering, of MTV Networks' interest in the online business of this joint venture.

INFRASTRUCTURE AND OPERATIONS

     Our technical architecture has been designed to support the large number of simultaneous users of our websites, as well as the continued growth in overall usage throughout our network of websites and services. This architecture has also been scaled and optimized to provide for dynamic database-driven generation of content throughout the sites based on continually published updates and user-preference data and behavior.

     Our network of websites will be supported by a core set of technology platforms managed by our personnel and composed of internally developed applications and systems as well as third-party tools, systems and services.

     The central database back-end architecture for our websites as well as for affiliate websites is a fully load-balanced, fault-tolerant, and highly scalable architecture based on Microsoft SQL Server 7.0 and Dell Computer Clustering Services. All database content is stored on clustered hardware systems so that if any one system fails, its counterpart immediately and automatically picks up and continues to deliver that data. In addition, user data is partitioned across multiple database systems so that as usage increases, addition of new clusters to handle the load is trivial. This architecture has been developed with high-level support from Microsoft and Dell Computer, with whom we maintain a continued consulting relationship.

     Features and content of the central database back-end architecture include:

      -- a single unified repository for all user sign-up, login, preference data and behavioral user data;

      -- a centralized music information library including artist information, discographies, bios, news, reviews, concert listings and search data for related sites;

      -- on-air schedules and associations with music data for both MTV/VH1 and other television entities; and

      --   links to third parties for e-commerce and downloadable music.

     The unified architecture for streaming and downloadable media supporting our websites and third-party affiliates is a scalable, redundant architecture based on Sun Microsystems and Dell Computer hardware, Microsoft Windows Media and Real Networks streaming software, and internally developed publishing, music programming, and systems management tools. The architecture also integrates InterVu, iBeam, and Apple (as well as some other hosting services) to provide additional streaming capacity and fail-over capability beyond our internal systems.

COMPETITION

     Competition among media and Internet companies pursuing online consumers is intense. The number of sites offering music content and related features has increased dramatically, and will likely continue to increase due to the Internet's low entry barriers. Rivalry for consumers' attention and leisure time, and the associated commerce expenditures and advertising dollars will therefore become increasingly difficult to capture for all industry participants.

     We compete for audiences, consumers, advertisers and artist relationships with:

      -- music-focused online services, including but not limited to, Launch Media, ARTISTdirect, Tunes.com, GetMusic.com, MP3.com and Emusic;

      -- leading News/Information/Entertainment online sites such as Sony Online and Warner Bros. Online;

      -- online portal services that have music-oriented sections, including Yahoo!, Lycos and Go.com;

      --   online broadcasters such as Broadcast.com, Spinner and NetRadio;

      -- online music commerce companies, including retailers such as Amazon.com, online record clubs such as Columbiahouse, and music download sites;

      --   online music technology companies, including Real Networks;

      -- traditional music retailers, including Tower Records and the Virgin Group, and their respective Internet properties;

      -- traditional record labels, including Universal Music Group, Sony Music Entertainment, Warner Music Group, EMI Music, BMG Entertainment, and their respective Internet properties; and

      -- publishers and distributors of traditional media such as print, television, cable and radio, such as MTV and VH1.

     We believe that we compete primarily on the basis of our:

      --   premier music brands;

      --   deep understanding of consumers and branding expertise;

      -- quality, depth and popularity of original, exclusive and affiliate-produced online content;

      --   integrated online and on-air convergent programming;

      --   integrated online and on-air cross-promotional capabilities;

      --   extensive worldwide reach into on-air and online communities; and

      --   broad relationship with artists.

INTELLECTUAL PROPERTY

     The music, music videos and live and archived webcasts featured on our network of websites include copyrighted works of third parties, including record labels, artists and songwriters. Each piece of music or music video content may have multiple copyright owners, some with rights in the sound recording, covering the particular performance, others with rights in the musical composition, covering the lyrics and music, and in the case of music videos, others with rights to the visual content. We have different licensing arrangements with some of these parties depending on our use of the song or music video and the song portion included. In some cases, the rate of royalties to be paid will be determined by negotiation or an arbitration convened by the Librarian of Congress. In other cases, we use content without a license because we do not believe a license is required; however, this area of law is uncertain. Our arrangements range from formal contracts to informal agreements based on the promotional nature of the content. In some cases, we pay a fee to the licensor for use of the music or music video, and in other cases our use is free. We also use other content, including images, that are copyrighted works of others. The law dealing with rights to use copyrighted content online is uncertain and continues to evolve. Although we currently do not believe licenses are required for some uses of third-party content, owners of that content could demand that we obtain licenses from them and pay them fees for future use, or even for past use. Where we believe it necessary to obtain licenses, we rely on our positive working relationships with copyright owners to obtain licenses on favorable terms. Any changes in the nature or terms of these arrangements, including any requirement for us to pay significant fees for the prior or future use of the content, could have a negative impact on the availability of content or our business. See "Risk Factors--The cost and scope of some music rights we use have not been determined and could adversely affect our business and operating results."

     Copyrighted material that we develop internally, as well as trademarks and domain names relating to the MTV, VH1 and SonicNet brands and other proprietary rights, are important to our success and our competitive position. We seek to protect our copyrights, trademarks and other proprietary rights, but these actions may be inadequate. We generally enter into confidentiality or license agreements with our key employees, consultants and corporate partners, and generally control access to and distribution of our proprietary information. We cannot assure you that the steps we have taken will prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or enforcement practices may not protect our proprietary rights as fully as in the United States. In addition, we rely on MTV Networks to protect intellectual property rights we license from them, most importantly, the "MTV" and "VH1" trademarks. If third parties were to use or otherwise misappropriate our copyrighted materials, trademarks or other proprietary rights without our consent or approval, our competitive position could be harmed, or we could become involved in litigation to enforce our rights. It is also possible that we could become subject to infringement actions based upon the content licensed from third parties. Any such claims or disputes could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if our efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against us are successful, we may be required to change our trademarks, alter the content and pay financial damages. We cannot assure you that such changes of trademarks, alteration of content or payment of financial damages will not adversely affect our business.

     For a discussion of the arrangements pursuant to which we license the MTV trademarks and associated logos, see "Certain Relationships and Related Transactions--License Agreements."

REGULATION

     In the United States and abroad there is an increasing number of laws and regulations pertaining to the Internet, including laws or regulations relating to the offering of digital music, user privacy, liability for information retrieved from or transmitted over the Internet, online content regulation, taxation and domain name registration. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel employment and personal privacy is uncertain and developing.

  PRIVACY CONCERNS

     Legislatures and government agencies have adopted and are considering adopting additional laws and regulations restricting the collection and use of personal information obtained from individuals when accessing websites, which could limit our ability to use our databases to e-mail our users and otherwise generate revenue. We refer you to "Risk Factors--We may be subject to liability if private information provided to us by our users were misused."

  INTERNET TAXATION

     A number of legislative proposals would impose additional taxes on the sale of goods and services over the Internet, which may substantially impair the growth of commerce on the Internet and, as a result, affect our opportunity to derive financial benefit from these activities. We refer you to "Risk Factors--Imposition of sales and other taxes on e-commerce transactions might hinder e-commerce which could adversely affect our operating results."

  DOMAIN NAMES

     Domain names are addresses on the Internet, namely the World Wide Web. The current system for registering, allocating and managing domain names has been the subject of litigation and proposed regulatory reform. Although we assert trademark rights in our domain names, third parties may bring claims for infringement against us for the use of these trademarks. There can be no assurance that these domain names will not lose their value, or that we will not have to obtain entirely new domain names in addition to or in lieu of our current domain names if reform efforts result in a restructuring in the current system. In addition, third parties may seek to obtain domain names that incorporate or are based on our or MTV Networks' trademarks. We refer you to "Risk Factors--We may be unable to acquire necessary web domain names in other countries which could adversely affect our business if our audiences cannot find our international websites."

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

  JURISDICTION

     Due to the global nature of the Internet, it is possible that the governments of states and foreign countries might attempt to regulate our business activities. In addition, as our service is available over the Internet in multiple states and foreign countries, these jurisdictions may require us to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject us to taxes and other regulations. It is difficult, if not impossible, to limit the geographical reach of our Internet websites, so we may be unable to limit our activities to avoid states or foreign countries that wish to impose legal or financial burdens on us.

FACILITIES

     Our principal corporate offices are located in New York, New York where we occupy portions of two buildings with approximately 107,000 and 14,000 square feet, respectively, under lease agreements that expire in 2010 and 2009. We also operate an office in San Francisco, California, where we occupy approximately 8,000 square feet under a lease agreement that expires in 2002.

EMPLOYEES

     As of January 31, 2000, we had 212 full-time employees. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

LEGAL PROCEEDINGS

     We are involved in various routine legal proceedings incidental to the conduct of our business. We do not believe that any of these legal proceedings will have material adverse effect on our business, financial condition or results of operations.

     In April 1999, MTV Networks received a civil investigative demand from the Department of Justice, Antitrust Division, requesting information about certain of MTV Networks' operations, focusing principally on exclusivity provisions in its arrangements with record labels for the licensing of music videos. The Department of Justice has requested additional information from MTV Networks and Liberty Media Corporation regarding the formation of the Partnership and other operations of MTV Networks. We, Liberty Media Corporation and MTV Networks have been cooperating with the investigation. Although we cannot provide any assurances, we do not expect that the investigation will result in a material adverse effect on our business, financial condition or results of operations.

     In January 2000, we received letters from two major record companies asserting that some of the features of our Internet radio business make the use of their music ineligible for a compulsory license under applicable U.S. copyright law. One of those letters also asserts that we are streaming full-length music videos without authorization. These letters demand that we cease our use of their music in these manners and pay for our past use. We believe that the uses of their music in connection with the features of our Internet music business is within the scope of the compulsory license and that the compulsory license fees will be determined as part of a royalty arbitration convened by the Librarian of Congress. We also believe that use of the videos is authorized by the terms of our existing agreement with that record company. Although we cannot provide any assurances, we do not expect that these assertions will result in a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS, SIGNIFICANT EMPLOYEES AND DIRECTORS

     Set forth below is information concerning our current executive officers, directors and significant employees. There are no family relationships among any officers, significant employees or directors. The ages listed below are as of December 31, 1999.

NAME                                       AGE    POSITION
----                                       ---    --------
Nicholas Butterworth.....................  32     President, Chief Executive Officer and
                                                  Director
Fred Graver..............................  45     Senior Vice President, VH1.com and
                                                    Interim General Manager, SonicNet.com
Alex Maghen..............................  32     Senior Vice President, Chief Technology
                                                    Officer
Peggy Mansfield..........................  37     Senior Vice President, Advertising Sales
Sumner M. Redstone.......................  76     Chairman of the Board
Philippe P. Dauman.......................  45     Director
Thomas E. Dooley.........................  43     Director
Lee Masters..............................  48     Director

  EXECUTIVE OFFICERS

     Nicholas Butterworth has served as our president and chief executive officer since 1999 and was appointed as one of our directors in February 2000. From 1994 to 1999, Mr. Butterworth served in a variety of positions at SonicNet, the award-winning Internet music service, including president from 1996 to 1999, editor-in-chief from 1996 to 1998 and creative director from 1994 to 1996.

  SIGNIFICANT EMPLOYEES

     Fred Graver has served as senior vice president of VH1.com and interim general manager of SonicNet.com since 1999. Mr. Graver served as an executive producer for Disney and ABC Cable for its convergence programming since 1995. He created a variety of television and Web interactive experiences including ZoogDisney and the Disney Imagineer's "Telefusion" project. Mr. Graver has an additional 15 years of experience in entertainment as a writer and producer for "Late Night with David Letterman," as a writer for both "In Living Color" and "Cheers" and began his career as an editor at National Lampoon.

     Alex Maghen has served as senior vice president, chief technology officer of MTVi Group since 1999. From 1995 to 1999, Mr. Maghen served in various positions for MTV Networks including vice president of Online & Interactive Technology and vice president of Production and Technology for Nickelodeon Online. Mr. Maghen has an additional five years of experience serving as director of Content Software Development for AT&T's interactive television projects.

     Peggy Mansfield has served as senior vice president, advertising sales for MTVi Group since 1999. From 1994 to 1999, Ms. Mansfield served as vice president and publisher of Nickelodeon MediaWorks. Prior to that, Ms. Mansfield served as advertising director of the Walt Disney Company's Disney Adventures magazine. Ms. Mansfield has an additional seven years of experience in advertising, serving in other senior advertising positions at The New York Times Magazine Group and Earnshaw Publications.

  DIRECTORS

     Sumner M. Redstone was appointed as our chairman of the board of directors in February 2000. Mr. Redstone has been the chairman of the board of Viacom Inc. since 1987 and its chief executive officer since 1996. Mr. Redstone has served as chairman of the board of National Amusements, Inc. since 1986 and its chief executive officer since 1967.

     Philippe P. Dauman was appointed as one of our directors in February 2000. Mr. Dauman has been deputy chairman of Viacom Inc. since January 1996 and its executive vice president since 1994. From 1993 until 1998, Mr. Dauman also served as general counsel and secretary of Viacom Inc. Mr. Dauman is a director of National Amusements, Inc. and Lafarge Corporation.

     Thomas E. Dooley was appointed as one of our directors in February 2000. Mr. Dooley has been deputy chairman of Viacom Inc. since 1996 and its executive vice president since 1994. From 1992 until 1994, Mr. Dooley served as senior vice president, corporate development, of Viacom Inc.

     Lee Masters was appointed as one of our directors in February 2000. Mr. Masters has served as chairman of the board of Liberty Digital since January 1999 and was appointed president and chief executive officer of Liberty Digital in June 1999. From January 1999 to September 1999, Mr. Masters also served as a director and president and chief executive officer of a subsidiary of Liberty Media Corporation. From 1990 to 1998, Mr. Masters served as president and chief executive officer of E! Entertainment Television. From 1986 to 1989, he served as executive vice president and general manager of MTV Networks. Mr. Masters' legal name is Jarl Mohn. Mr. Masters also serves as a director of NewStar Media, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     Prior to or immediately following the consummation of this offering, we will establish an audit committee of the board of directors which will consist solely of three or more independent directors. In addition, we will adopt an audit committee charter. The audit committee will review, act on and report to the board of directors with respect to various auditing and accounting matters, including the selection of our auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices.

     Prior to or immediately following the consummation of this offering, we will establish a compensation committee of the board of directors which will consist of at least two independent directors. The compensation committee will determine the salaries and incentive compensation of our officers and provide recommendations for the salaries and incentive compensation of our other employees and consultants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1999, MTVi Group did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of our executive officers were made by the Viacom Inc. Senior Compensation Committee or the compensation committee of the management committee of the Partnership.

COMPENSATION OF OUR DIRECTORS

     We intend to compensate non-employee directors for their services as directors, but have not yet determined the amount of compensation. All of our directors will be reimbursed for their expenses for each board and committee meeting attended.

COMPENSATION OF OUR EXECUTIVE OFFICERS

     The following summary compensation table sets forth information regarding compensation paid by the Partnership for fiscal 1999 for services rendered to the Partnership by our chief executive officer. We did not have any other executive officers who were serving as such on December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                        ANNUAL COMPENSATION              COMPENSATION
                                             -----------------------------------------   ------------
                                                                                          SECURITIES
                                                                        OTHER ANNUAL      UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)    COMPENSATION ($)
------------------------------------  ----   ----------   ---------   ----------------   ------------   ----------------
Nicholas Butterworth................  1999...
  President and Chief Executive
    Officer

OPTION GRANTS AND HOLDINGS

     The following table provides information related to options to purchase units of the Partnership granted during fiscal 1999 to the executive officer named in the summary compensation table above.

                INDIVIDUAL OPTION GRANTS DURING 1999 FISCAL YEAR

                                                                     % OF TOTAL
                                                    NUMBER OF         OPTIONS      EXERCISE
                                                PARTNERSHIP UNITS    GRANTED TO    OR BASE
                                                   UNDERLYING       EMPLOYEES IN    PRICE     EXPIRATION      GRANT DATE
                     NAME                            OPTIONS        FISCAL 1999     ($/SH)       DATE      PRESENT VALUE($)
----------------------------------------------  -----------------   ------------   --------   ----------   ----------------
Nicholas Butterworth..........................

     The following table provides information related to the number and value of options to purchase partnership units held at December 31, 1999 by the executive officer named in the summary compensation table above. Such executive officer did not exercise options during fiscal 1999.

                         FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                            OPTIONS AS OF DECEMBER 31,      OPTIONS AS OF DECEMBER 31,
                                                                       1999                          1999($)
                                                           ----------------------------    ----------------------------
                          NAME                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------  -----------    -------------    -----------    -------------
Nicholas Butterworth.....................................

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following summary descriptions of the material terms of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed as an exhibit to the registration statement of which this prospectus is a part.

TRANSACTIONS ESTABLISHING THE PARTNERSHIP

  ORGANIZATION AGREEMENT

     On July 15, 1999, Liberty Digital and its affiliates, including Liberty Media Corporation ("Liberty Media"), SonicNet, Inc., The Box Worldwide, Inc. ("The Box Worldwide"), Viacom and its affiliates, MTVN Online Partner I LLC ("MTVN Online Partner"), Imagine Radio, Inc., MTVN Online, Inc. ("MTVN Online"), and the Partnership, entered into the Organization Agreement. The agreement governed the formation of the Partnership and the contributions of assets made by each of the partners and some of their owners. The following diagram sets forth the organization of the Partnership, its partners and related parties after giving effect to this offering:

                       [THE MTV I GROUP, INC. FLOW CHART]
------------
(1)     % equity interest and     % voting interest if the underwriters'
    over-allotment options are exercised in full.
(2)     % equity interest and     % voting interest if the underwriters'
    over-allotment options are exercised in full.
(3) % equity interest if the underwriters' over-allotment options are exercised in full.
(4) % equity interest if the underwriters' over-allotment options are exercised in full.
(5) % equity interest if the underwriters' over-allotment options are exercised in full.
(6) % equity interest if the underwriters' over-allotment options are exercised in full.
(7) % equity interest if the underwriters' over-allotment options are exercised in full.

     On July 15, 1999, each of MTV Networks, MTVN Online, MTVN Online Partner, Imagine Radio, SonicNet, Inc. and The Box Worldwide entered into various contribution, assignment and assumption agreements pursuant to which they directly or indirectly contributed their respective assets to the Partnership.

     Pursuant to the Organization Agreement, Liberty Digital has agreed that, if AT&T makes available to Liberty Digital the functionality and other requirements necessary to create interactive television channels and, if Liberty Digital determines to provide an interactive music channel, it will offer the Partnership the opportunity to enter into a joint venture with Liberty Digital to provide such a channel. In connection with such a joint venture, the Partnership would offer the joint venture a license to use the Partnership's music database, digitized music database and customer database on terms no less favorable than those of the Database and Software License Agreement described below.

  AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     On July 15, 1999, MTVN Online Partner, Imagine Radio, SonicNet, Inc. and The Box Worldwide entered into the Agreement of Limited Partnership, which agreement will be amended and restated by the parties and MTVi Group concurrently with this offering.

     Under the amended and restated agreement of limited partnership, the business of the Partnership is to develop, operate, manage, market, promote, distribute and license text, audio and/or video music, music-related and music-themed services online and to engage in related activities, including e-commerce applications and consumer oriented commercial transactions. The business of the Partnership includes services intended principally to be delivered to Internet "browsers" or software with "browser functionality," even if operating through a set-top box or television set and/or are used to deliver video clips or video programs. The terms "browsers" and "browser functionality" refer to software consisting of or containing a graphical user interface which provides the capability for the user to exercise substantial control over the selection, timing, sequence and configuration of content being viewed, when such software is used to view content that has been specifically adapted to be subject to user control, and is not intended to be viewed in a linear, sequential manner. The business of the Partnership is not intended to include businesses that are substantially similar to the businesses traditionally conducted by television, cable and satellite television program services. The Partnership may elect to expand the scope of its business, but if it does so, the noncompetition and other covenants described under "Amended and Restated Parent Agreement" and "License Agreements" will apply only to the business described above.

     MTVi Group, as general partner, manages the Partnership and appoints such officers as it chooses.

     Partnership units are freely transferable by the parties, subject to the following exceptions:

      -- If Viacom and its affiliates decide to transfer units in the Partnership, they must comply with the Stockholders Agreement, described below, which provides Liberty Digital with customary tag along rights in some circumstances.

      -- Viacom and its affiliates have a customary right of first offer, pursuant to which Liberty Digital may transfer any or all of their units in the Partnership so long as they first allow Viacom and its affiliates to make an offer to purchase such partnership units.

     Liberty Digital has a limited preemptive right, pursuant to which it may maintain its percentage interest in the Partnership relative to that of Viacom and its affiliates (other than MTVi Group) by purchasing a proportional number of any additional partnership units sold by the Partnership to Viacom and its affiliates (other than MTVi Group).

     Under an exchange agreement, holders of limited partnership units (other than MTVi Group) may exchange partnership units for shares of Class A common stock in MTVi Group on a one-for-one basis. See "Description of Capital Stock and Partnership Units--Partnership Units." If MTVi Group issues additional stock, other than in an exchange of partnership units, MTVi Group must contribute to the Partnership the consideration received for such additional stock. MTVi Group will receive, in exchange, additional limited partnership units.

     The Partnership will continue indefinitely at the discretion of the general partner, subject to customary termination events.

  AMENDED AND RESTATED PARENT AGREEMENT

     In connection with the formation of the Partnership, MTV Networks, Liberty Digital, Liberty Media, SonicNet, Inc., The Box Worldwide and the Partnership entered into the Parent Agreement and Guaranty on July 15, 1999. This agreement will be amended and restated by the parties and MTVi Group concurrently with this offering.

     Under this agreement, as amended, Liberty Media and its affiliates have agreed not to compete with the business of MTVi Group until the earlier of July 15, 2002 or the date on which Viacom and its affiliates cease to own shares, or the equivalent partnership units, which entitle them to a majority of votes for the election of directors of MTVi Group. Until the earlier of July 15, 2004 or the date on which Viacom and its affiliates cease to own the equivalent partnership units described in the preceding sentence, Liberty Media and its controlled affiliates cannot own, operate or invest in any television services principally devoted to music-related or music-themed programming, subject to various enumerated exceptions.

     MTV Networks has agreed to give Liberty Digital the right with some restrictions to participate on a pro rata basis in any operations of, or any investments made by MTV Networks in, any entity which engages in a business similar to ours for a period ending on July 15, 2004. MTV Networks has also agreed, for a period ending on July 15, 2004, that if it promotes a business similar to the business of MTVi Group but not owned or operated by MTVi Group or the Partnership, it will do so only on commercial terms. These provisions will not apply if Liberty Digital and its affiliates owns less than the equivalent of 5% of the shares of MTVi Group, are in material default of provisions of the agreements described herein or have transferred part of their interest in MTVi Group or the Partnership other than as permitted.

     Liberty Media will be released from its obligations not to compete under the amended and restated parent agreement in certain circumstances upon the transfer of its assets to a subsidiary of Liberty Media.

  STOCKHOLDERS AGREEMENT

     Concurrently with this offering, Liberty Digital, Viacom, MTVi Group, MTVN Online Partner, Imagine Radio, SonicNet, Inc. and The Box Worldwide will enter into a stockholders agreement. Under this agreement, Viacom and its affiliates will agree that, so long as the Liberty Digital and its affiliates own the equivalent of at least 5% of the shares of MTVi Group, are not in material default and have not transferred part of their partnership units in violation of the Partnership Agreement, they will vote for one director of MTVi Group nominated by Liberty Digital and its affiliates. They have also agreed that, so long as the same requirements are met, Liberty Digital and its affiliates will have limited preemptive rights, which will provide them the ability to maintain their percentage interest in MTVi Group relative to that of Viacom and its affiliates (other than MTVi Group) by purchasing a proportional number of shares of any additional capital stock issued by MTVi Group to Viacom and its affiliates (other than MTVi Group) other than in exchange for partnership units or pursuant to some employee stock plans.

     Viacom and its affiliates have a customary right of first offer such that if Liberty Digital and its affiliates decide to transfer any of the stock in MTVi Group held by them to someone other than a transferee expressly permitted by the agreement, they must first allow Viacom and its affiliates to make an offer to purchase such stock.

     Liberty Digital and its affiliates will have customary tag along rights and drag along obligations. If, at any time before the sixth anniversary of this offering, Viacom and its affiliates decide to sell interests in MTVi Group or partnership units in an amount that would entitle the person to whom they were transferred to beneficially own shares entitling it to a majority of the votes that might be cast in the election of directors of MTVi Group, Viacom and its affiliates must offer Liberty Digital and its affiliates the opportunity to participate in the sale. In addition, if at any time before the sixth anniversary of this offering, Viacom and its affiliates decide to sell capital stock in MTVi Group in an amount that would permit the purchaser to cast a majority of the votes that might be cast in an election of directors of MTVi Group, Viacom and its affiliates may require Liberty Digital and its affiliates to sell the same percentage of stock held by them in MTVi Group.

     Liberty Digital and its affiliates will also have a put right, and Viacom and its affiliates will have a call right. For sixty days beginning July 15, 2004, Viacom and its affiliates may be required by Liberty Digital to purchase all units in the Partnership and stock in MTVi Group exchanged for partnership units held by Liberty Digital. For sixty days beginning July 15, 2005, Viacom may require Liberty Digital to sell to Viacom and its affiliates all partnership units and stock in MTVi Group exchanged for units in the Partnership held by Liberty Digital.

     At any time after the offering, to the extent permitted by any lock-up provision to which the shares are subject, Liberty Digital and its affiliates will have demand registration rights. These rights will entitle Liberty Digital to require that MTVi Group effect a registration statement for the resale of its shares provided that (1) at least 25% of the shares owned by them are to be registered and (2) MTVi Group has not delivered a legal opinion to the effect that registration is not required. There is a limit of two such demands.

     In addition, each time MTVi Group effects a registration statement for the sale of its shares, MTVi Group must give Liberty Digital at least 20 days' notice of the registration, provided that Liberty Digital and its affiliates beneficially own at least 1% of the outstanding shares of MTVi Group. At that point, Liberty Digital may exercise its piggy-back registration rights and request MTVi Group to include shares held by Liberty Digital and its affiliates in the registration statement. If the offering pursuant to the registration statement is underwritten, the shares beneficially owned by Liberty Digital and its affiliates may be excluded from the offering to the extent that the managing underwriter so recommends. MTVi Group is not required to reduce the number of shares it intends to offer or the price for those shares in order to accommodate a piggy-back registration.

LICENSE AGREEMENTS

     In connection with the formation of the Partnership on July 15, 1999, MTVN Online Partner entered into a series of agreements which MTVN Online Partner has assigned to the Partnership pursuant to the contribution, assignment and assumption agreements referred to above. MTVi Group believes that, due to the relationship of MTVN Online Partner with MTV Networks, the terms of these agreements are more favorable to MTVN Online Partner than terms MTVN Online Partner could have obtained in the absence of such relationship. Given the assignment of these agreements to the Partnership, for purposes of this discussion we will refer to the Partnership as the party in interest rather than MTVN Online Partner.

     The parties to the agreements agreed in some cases to provide services and in other cases to license assets for use in connection with licensed services. Licensed services include the interactive services of distributing text, audio and/or video music and music-related and music-themed services online and the advertising and promotion of those services in the business of the Partnership, excluding the manufacture or sale of goods. The business of the Partnership includes the development, operation, management, marketing, promotion, distribution and licensing of text, audio and/or video music, music-related and/or music-themed services online. For purposes of the licensed services, the business of the Partnership is limited as described under "--Amended and Restated Agreement of Limited Partnership," without giving effect to any expansion of the scope of the business by the general partner.

  TRADEMARK LICENSE AGREEMENT

     Under this agreement, MTV Networks granted to the Partnership an exclusive, royalty-free license for the worldwide use of specified trademarks, including MTV.com, VH1.com, MTV Online and VH1 Online, in connection with the licensed services and for goods sold or distributed in connection with the business of the Partnership.

     MTV Networks also granted to the Partnership a non-exclusive, royalty-free license to use specified trademarks, including MTV, VH1, MTV: Music Television and VH1 Music First, in connection with the licensed services. The Partnership is expressly prohibited from using these trademarks in connection with any other media and producing any goods or products bearing these marks. These licenses were granted on a quitclaim basis, meaning that MTV Networks granted a license in the specified trademarks to the extent MTV Networks had any rights in the specified trademarks, without making any representations or warranties as to the extent or validity of any such rights. Further restrictions on the use of the licensed trademarks include the following:

      -- MTV Networks has pre-approval rights over every use of the licensed trademarks;

      -- MTV Networks has pre-approval rights over every use of any licensed trademark in combination with any other trademark;

      -- MTV Networks has pre-approval rights over every placement of a link from a website operating under one of the licensed trademarks to any other website;

      -- if the Partnership authorizes a link from a third party's website to a website that operates under one of the licensed trademarks, MTV Networks has the right to demand that the authorization of the link be retracted; and

      -- the Partnership is not permitted to promote or distribute any products or services under any trademark that MTV Networks determines is competitive with the businesses associated with the trademarks of MTV Networks.

     These limitations on the ability to use key trademarks may significantly limit our ability to develop and conduct marketing campaigns, enter into relationships with third parties, and modify website designs, without obtaining the consent of MTV Networks, which it is under no obligation to grant.

     MTV Networks can continue to use and license these trademarks in any media. However, until July 15, 2002, MTV Networks cannot use or license to a third party the MTV and VH1 trademarks in connection with the activities that the Partnership is authorized to pursue using these trademarks, except for advertising, sponsorship or promotion consistent with past practice. For the remainder of the term, MTV Networks cannot use or license to a third party the MTV and VH1 trademarks as a domain name or to brand or co-brand a service in connection with activities which, if operated by the Partnership, would be licensed services.

     This agreement terminates automatically on July 15, 2049, and does not automatically renew. This agreement automatically terminates upon termination of the Programming License Agreement (described below) due to material breach by the Partnership after the notice requirements set forth in the Trademark License Agreement have been met or upon specified bankruptcy or liquidation events involving the Partnership. This agreement may be terminated by MTV Networks with notice (1) upon continuing default by the Partnership and (2) upon continuing abandonment by the Partnership of the online music business. This agreement also may be terminated in part by MTV Networks in any country or jurisdiction where the license granted is determined to infringe or to be invalid or, with some exceptions, is in violation of law or court order.

  PROGRAMMING LICENSE AGREEMENT

     Under this agreement, MTV Networks granted, on a quitclaim basis, to the Partnership a worldwide, royalty-free, non-exclusive license to exhibit up to 10 minutes of any programming and program elements produced by MTV and VH1 in connection with the business of the Partnership, provided that MTV Networks owns or has obtained rights for the online use of this programming and program elements, and that these rights are licensable without requiring MTV Networks to make any additional payments for online use. The Partnership, not MTV Networks, is responsible for obtaining any necessary consents or licenses for the exhibition of the programming. MTV Networks must provide reasonable cooperation, but has no obligation, to obtain or negotiate for these rights.

     The license granted under this agreement is not exclusive, but until July 15, 2002, MTV Networks cannot use or license to a third party the exhibition of programming and program elements produced by MTV and VH1 in connection with activities which, if operated by the Partnership, would be licensed services, except for advertising or promotion consistent with past practice. For the remainder of the term, MTV Networks cannot authorize the online display by a third party of substantial blocks of programming and program elements produced by MTV and VH1 in connection with activities which, if operated by the Partnership, would be licensed services.

     The Partnership may not edit the programming in any way without the prior approval of MTV Networks, which it is under no obligation to grant. The Partnership may have to pay amounts to cover royalty and other fees in order to exhibit certain programming if MTV Networks must pay a third party for the exhibition. MTV Networks has the right to protect, and the Partnership must assist in the protection of, the intellectual property rights in the programming. MTV Networks also retains the merchandising rights in the programming.

     If the Partnership creates programming or obtains rights to programming which it can license, MTV Networks has the right to negotiate first with the Partnership to license such programming, and if these negotiations do not yield an agreement, then MTV Networks also has the right of first refusal on any terms reached with a third party with regard to this programming.

     This Programming License Agreement may be terminated at any time by mutual consent of MTV Networks and the Partnership. Otherwise, this agreement terminates automatically on July 15, 2049. This agreement also automatically terminates upon termination of the Trademark License Agreement or upon a bankruptcy or liquidation event of the Partnership. This agreement may be terminated by MTV Networks with notice of continuing default by the Partnership. This agreement may be terminated in part by MTV Networks in any country or jurisdiction where the programming license granted is determined to infringe or, with some exceptions, is in violation of law or court order.

  PROMOTION AGREEMENT

     Under this agreement, MTV Networks has agreed to vigorously promote the business of the Partnership on MTV, VH1 and any other programming services that MTV Networks controls through advertising, VJ mentions, text on screen, web links and other support. For the first five years of the term, which commenced on July 15, 1999, the promotion will have a fair market value of at least $100 million. MTV Networks has indicated that it intends to provide us with additional promotion having a fair market value of $25 million over this five year period.

     This agreement expires two years after Viacom Inc. and its wholly owned subsidiaries, including Imagine Radio, cease to own at least 50% of the equity interests of the Partnership, but in any event not earlier than July 15, 2004. This agreement may be terminated earlier by either party with notice upon a bankruptcy or liquidation event or for a continuing breach, although non-payment of the promotion fee cannot be grounds for termination. However, so long as Viacom Inc. and its wholly owned subsidiaries, including Imagine Radio, own a majority of the interests in the Partnership or the right to designate a majority of the management committee of the Partnership, MTV Networks cannot terminate this agreement solely for breach by the Partnership of this agreement. MTV Networks can terminate this agreement upon 10 days' prior notice if Liberty Digital and its subsidiaries cease to own any equity interests in the Partnership.

  TECHNOLOGY SHARING AND LICENSE AGREEMENT

     Under this agreement, MTV Networks, InfoWorks, also a division of Viacom, and MTVN Online granted to the Partnership, on a quitclaim basis, a non-exclusive, non-transferable (subject to some exceptions) license to use machine executable programming instructions and the related source code and applicable programming interface owned by them and used in connection with the businesses contributed by Viacom to the Partnership. The Partnership can use the licensed materials only in connection with the business of the Partnership. The Partnership also has the same rights, subject to the payment of royalties and fees to, and receipt of the consent of, the third-party licensors, to license computer software products and related documentation licensed by MTV Networks, InfoWorks and MTVN Online from third-party licensors in connection with the businesses contributed by Viacom to the Partnership.

     This agreement terminates automatically on July 15, 2049. This agreement also automatically terminates upon a bankruptcy or liquidation event of the Partnership. This agreement may be terminated earlier by MTV Networks, InfoWorks and MTVN Online with notice (1) on continuing default by the Partnership and (2) upon continuing abandonment by the Partnership of the online music business. The Box Worldwide and SonicNet, Inc. have the right to cure either event in clauses
(1) and (2) if MTV Networks, InfoWorks and MTVN Online own a majority of the outstanding equity in the Partnership and Liberty Digital and its wholly owned subsidiaries hold at least 5% of the partnership units in the Partnership and have not defaulted under the Partnership formation agreements described above. MTV Networks, Infoworks and MTVN Online Partner have the right to terminate the agreement in part if the use of the licensed products results in infringement of a third party's rights or causes one of them to breach a license obligation owed to a third party.

  MUTUAL SERVICES AGREEMENT

     Under this agreement, Viacom agreed to provide services to the Partnership and MTVi Group. These services include, among others, accounts payable and purchasing, financial and risk management, auditing, tax, legal, information, creative and international management services. The Partnership agreed to provide to various programming services owned by Viacom and operated by MTV Networks access to market research and music entertainment news, as well as online production and hosting services. Each party is obligated to reimburse the other party for direct costs and expenses as well as a pro rata share of such party's overhead.

     This agreement terminates on July 15, 2004, but may be terminated earlier with notice by either party with respect to services such party is owed. Either party may terminate with notice for continuing breach, except that so long as Viacom and its subsidiaries, including Imagine Radio, own a controlling interest in the Partnership, MTV Networks cannot terminate the agreement for breach by the Partnership other than nonpayment to Viacom.

  DATABASE AND SOFTWARE LICENSE AGREEMENT

     The Partnership has granted to MTV Networks a royalty-free, non-exclusive license to use its music database, digitized music database and customer database, as well as related customer data and demographic information. MTV Networks may only use the licensed databases for the purposes of conducting its business and may sublicense the licensed databases to its affiliates for use in connection with the operation of their businesses.

     This Database and Software License Agreement terminates on the earlier of July 15, 2049 and five years following the date on which MTV Networks and its affiliates own, in the aggregate, less than 25% of the equity interests in the Partnership. This agreement terminates automatically upon a bankruptcy or insolvency event of MTV Networks. The Partnership may terminate this agreement at any time if the use of the materials licensed under this agreement infringes on a third party's intellectual property rights or is illegal or with notice upon continuing breach.

REGISTRATION RIGHTS AGREEMENT

     As of the completion of this offering, we and Viacom will enter into a registration rights agreement which requires us upon requests by Viacom, from time to time, to use our reasonable best efforts to register under the applicable federal and state securities laws any of the shares of our equity securities owned by Viacom and its affiliates for sale in accordance with Viacom's intended method of disposition, and will take such other actions as may be necessary to permit the sale in other jurisdictions, provided that at least 10% of the shares owned by them are to be registered.

     In addition, each time we effect a registration statement for the sale of our shares, we must give Viacom at least 20 days' notice of the registration, provided that Viacom and its affiliates beneficially own at least 10% of our outstanding shares. At that point, Viacom may exercise its piggy-back registration rights and request that we include shares held by Viacom and its affiliates in the registration statement. If the offering pursuant to the registration statement is underwritten, we may exclude from the offering the shares beneficially owned by Viacom and its affiliates to the extent that the managing underwriter so recommends. We are not required to reduce the number of shares we intend to offer or the price for those shares in order to accommodate a piggy-back registration.

     Except for our legal and accounting fees and expenses, the registration rights agreement provides that Viacom will generally pay all or its pro rata portion of out-of-pocket costs and expenses relating to each such registration that Viacom requests or in which Viacom participates. Subject to specified limitations, the registration rights will be assignable by Viacom and its assigns. The registration rights agreement will contain indemnification and contribution provisions that are customary in transactions similar to those contemplated by this prospectus.

INDEMNIFICATION AGREEMENT

     As of the completion of this offering, we and Viacom will enter into an indemnification agreement pursuant to which we and Viacom will agree to indemnify each other and we and Viacom will agree to release each other with respect to some matters. We will generally agree to indemnify Viacom and some of its affiliates against all liabilities arising out of any material untrue statements and omissions in any prospectus and any related registration statement filed with the SEC relating to this offering or any other primary offering of our common stock or our other securities. However, our indemnification of Viacom will not apply to information relating to Viacom, excluding information relating to us. Viacom will agree to indemnify us for this information.

CREDIT AGREEMENT WITH VIACOM INC.

     The following is a summary of the material provisions of the Partnership's credit agreement with Viacom Inc.

     On             , 2000, the Partnership entered into a $200 million credit agreement with Viacom Inc. as the lender. The agreement provides that the Partnership can borrow up to $200 million on a revolving basis until the
maturity date of             , 2002. Proceeds from borrowings may be used by the
Partnership for working capital and other general corporate purposes. There are no mandatory prepayment requirements.

     Borrowings under the Partnership's credit agreement will accrue interest at a rate equal to the interest rates prevailing on the date of determination in the London interbank market for the interest period selected by the Partnership, plus a margin over this rate. The Partnership will pay commitment fees on the undrawn portion of the facility.

     The Partnership's credit agreement contains customary covenants for the Partnership not to, among other things:

      --  grant liens;

      --  merge;

      --  sell substantially all of its assets;

      --  incur additional indebtedness; and

      -- invest in or make loans to any business, other than investments or loans that are reasonably related to the operation or growth of the Partnership's core business.

     Events of default under the Partnership's credit agreement include, among others: failure to pay principal and interest when due, breach of the representations and warranties, failure to perform or observe some of the covenants, a cross default with other indebtedness, and bankruptcy.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial
ownership of the common stock as of                , 2000 by:

          (1) each person known by MTVi Group to own beneficially more than 5% of the outstanding shares of common stock;

          (2) each of MTVi Group's directors;

          (3) the named executive officer; and

          (4) all current executive officers and directors as a group.

                                NUMBER OF SHARES           % OF SHARES
                             BENEFICIALLY OWNED(1)      BENEFICIALLY OWNED      % OF VOTING POWER
                             ----------------------    --------------------    --------------------
                              BEFORE        AFTER       BEFORE      AFTER       BEFORE      AFTER
           NAME              OFFERING     OFFERING     OFFERING    OFFERING    OFFERING    OFFERING
---------------------------  ---------    ---------    --------    --------    --------    --------
Viacom International
  Inc......................
  1515 Broadway
  New York, NY 10036
Liberty Digital, Inc.......
  12312 West Olympic Blvd.
  Los Angeles, CA 90064
Nicholas Butterworth.......
Sumner M. Redstone.........
Philippe P. Dauman.........
Thomas E. Dooley...........
Lee Masters................
All current executive
  officers and directors as
  a group (five
  persons)(2)..............

------------
* Represents less than 1%.

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Class A common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes             shares of Class A common stock issuable upon exercise
    of options exercisable within 60 days following the date of this prospectus.
    Excludes             shares of Class A common stock issuable upon exercise
    of options, which options are not exercisable within 60 days following the date of this prospectus.

     The underwriters have reserved for sale, at the initial public offering
price, up to                shares of Class A common stock offered hereby for
employees and directors of MTVi Group and business associates and related persons of MTVi Group who have expressed an interest in purchasing such shares of Class A common stock in the offering. Some of the officers and directors set forth above may acquire additional shares of Class A common stock in the offering through such program or otherwise. We refer you to "Underwriters."

     The following table sets forth the number of shares of each class of Viacom's common stock beneficially owned as of December 31, 1999 by (1) each of MTVi Group's directors; (2) the named executive officer; and (3) all current executive officers and directors as a group.

                BENEFICIAL OWNERSHIP OF VIACOM EQUITY SECURITIES

                                  TITLE OF          NUMBER OF         NUMBER OF        PERCENT
            NAME               EQUITY SECURITY    EQUITY SHARES    OPTION SHARES(1)    OF CLASS
-----------------------------  ---------------    -------------    ----------------    --------
Nicholas Butterworth.........  Class A common               --                --           --
                               Class B common               --                --           --
Sumner M. Redstone...........  Class A common       93,658,988(2)             --         67.7%
                               Class B common      104,334,988(2)      2,583,333         18.7%
Philippe P. Dauman...........  Class A common            2,121(3)             --            *
                               Class B common           17,485(3)      1,490,000            *
Thomas E. Dooley.............  Class A common            7,666(3)             --            *
                               Class B common            8,530(3)      1,464,000            *
Lee Masters..................  Class A common               --                --           --
                               Class B common               --                --           --
Our current executive
  officers and directors and
  as a group (five
  persons)...................  Class A common       93,668,775                --         67.7%
                               Class B common      104,361,003         5,537,333         19.3%

---------------
* Less than 1%.

(1) Reflects shares subject to options to purchase such shares which on December 31, 1999 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares."

(2) Except for 160 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned by National Amusements, Inc. Mr. Redstone is the Chairman and the beneficial owner of the controlling interest in National Amusements and accordingly, beneficially owns all such shares.

(3) Includes shares held through Viacom Inc.'s 401(k) plan as of December 31, 1999.

               DESCRIPTION OF CAPITAL STOCK AND PARTNERSHIP UNITS

     The following description of the capital stock of MTVi Group and provisions of the certificate of incorporation, and the by-laws, each of which will be in effect prior to the date of this prospectus, are summaries thereof and are qualified by reference to the certificate of incorporation and the by-laws, copies of which have been filed with the Commission as exhibits to MTVi Group's registration statement, of which this prospectus forms a part.

     The authorized capital stock of MTVi Group consists of
               shares of Class A common stock, par value $.01 per share, shares of Class B common stock, par value $.01 per share, and shares of preferred stock, par value $.01 per share.

COMMON STOCK

     As of the completion of the offering, there will be                shares
of Class A common stock issued and outstanding excluding shares to be issued if underwriters exercise their over-allotment option. In addition, there will be shares of Class B common stock issued and outstanding and beneficially held of record by Viacom.

     VOTING RIGHTS. The holders of Class A common stock and Class B common stock generally have identical rights, except each holder of Class A common stock is entitled to one vote per share and each holder of Class B common stock
is entitled to the number of votes per share equal to: (1)                ,
multiplied by the sum of (a) the aggregate number of shares of Class B common stock owned by such holder and (b) the aggregate number of partnership units beneficially owned by such holder and its affiliates; divided by (2) the number of shares of Class B common stock owned by such holder and its affiliates. With respect to the foregoing calculation, if shares of Class B common stock are held by two or more affiliates, then the voting power attributable to each share of Class B common stock held by such affiliates shall equal the total voting power for one share of Class B common stock determined according to the above formula divided by the total number of shares of Class B common stock held by such affiliates. Holders of shares of Class A common stock and Class B common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by at least a majority of the votes entitled to be cast by all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to the certificate of incorporation must be approved by at least a majority of the combined voting power of all of Class A common stock and Class B common stock, voting together as a single class. However, amendments to the certificate of incorporation that would alter or change the powers, preferences or special rights of Class A common stock or Class B common stock so as to affect them adversely also must be approved by at least a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to MTVi Group's certificate of incorporation to increase or decrease the authorized shares of any class shall be approved upon the affirmative vote of the holders of a majority of the common stock, voting together as a single class. Holders of a majority of the combined voting power of Class B common stock may, without a vote of the holders of Class A common stock, approve a merger of the Partnership into MTVi Group.

     DIVIDENDS. Holders of Class A common stock and Class B common stock will share ratably (based on the number of shares of common stock held) in any dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of Class A common stock and Class B common stock may be paid only as follows: (1) shares of Class A common stock may be paid only to holders of shares of Class A common stock, and shares of Class B common stock may be paid only to holders of Class B common stock; and (2) shares shall be paid proportionally with respect to each outstanding share of Class A common stock and Class B common stock. MTVi Group may not subdivide or combine shares of either class of common stock without at the same time proportionally subdividing or combining shares of the other class.

     CONVERSION OF CLASS B COMMON STOCK. Each share of Class B common stock is convertible at the option of the holder thereof into one share of Class A common stock. If the number of outstanding shares of Class B common stock plus the number of partnership units owned by the holders of Class B common stock and their affiliates falls below 15% of the number of outstanding shares of Class A common stock, assuming conversion of all outstanding Class B common stock and exchange of all outstanding partnership units, then all outstanding shares of Class B common stock shall automatically convert into Class A common stock.

     OTHER RIGHTS. In the event of any merger or consolidation of MTVi Group with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of common stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property, including cash.

     On liquidation, dissolution or winding up of MTVi Group, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of common stock.

     No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock, except for the limited preemptive right held by Liberty Digital, as described in "Certain Relationships and Related Transactions."

     Upon consummation of the offering, all the outstanding shares of Class A common stock and Class B common stock will be legally issued, fully paid and nonassessable.

PREFERRED STOCK

     Upon the closing of the offering, the board of directors will be authorized, without further stockholder approval, to issue from time to time up
to an aggregate of                million shares of preferred stock in one or
more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. Upon the closing of the offering, there will be no shares of preferred stock outstanding. MTVi Group has no present plans to issue any shares of preferred stock. We refer you to "--Anti-Takeover Effects of Some of the Provisions of Our Certificate of Incorporation and Bylaws and Section 203 of the Delaware General Corporation Law."

OPTIONS

     As of                , 2000, options to purchase a total of
shares, the option shares, of Class A common stock were outstanding, of which are subject to lock-up agreements entered into with the
underwriters. Of the remaining                option shares,                will
be eligible for sale immediately following the completion of the offering.

     The total number of shares of Class A common stock that may be subject to the granting of options under the Incentive Plan shall be equal to shares of common stock. We refer you to "Shares Eligible for Future Sale."

LIMITATION ON LIABILITY OF DIRECTORS

     Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law, as in effect from time to time:

      -- for any breach of the director's duty of loyalty to us or our stockholders;

      -- for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

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

      -- for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

      -- for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or us from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our stockholders.

ANTI-TAKEOVER EFFECTS OF SOME OF THE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Some of the provisions of our certificate of incorporation and bylaws and
Section 203 of the Delaware General Corporation Law could have the following effects, among others:

      --   delaying, deferring or preventing a change in control;

      -- delaying, deferring or preventing the removal of our existing management;

      -- deterring potential acquirors from making an offer to our stockholders; and

      -- limiting our stockholders' opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

This could be the case, notwithstanding that a majority of our stockholders might benefit from such a change in control or offer. The following is a summary of these provisions.

     DIRECTORS, AND NOT STOCKHOLDERS, FIX THE SIZE OF OUR BOARD OF
DIRECTORS. Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event shall it consist of less than three nor more than fifteen.

     BOARD VACANCIES TO BE FILLED BY REMAINING DIRECTORS, AND NOT STOCKHOLDERS. Our certificate of incorporation and bylaws provide that any vacancies on our board of directors will be filled by the affirmative vote of the majority of the remaining directors, even if less than a quorum, or by a sole remaining director. In any event, no vacancy shall be filled by our stockholders.

     ADVANCE NOTICE FOR STOCKHOLDER PROPOSALS. Our bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions require that the stockholder must give written notice to us not less than 120 calendar days before the date our proxy statement was released to stockholders in connection with our previous year's annual meeting. Our bylaws provide that the notice must set forth specific information regarding the stockholder and each director nominee by the stockholder or other business proposed by the stockholder. Our certificate of incorporation and bylaws provide that as long as Viacom beneficially owns 15% or more of the combined voting power of the outstanding common stock, Viacom is exempt from the foregoing provision.

     SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. MTVi Group is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder unless, as described below, specified conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the Delaware General Corporation Law do not apply if:

      -- prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

      -- upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

      -- at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

     Under Section 203 of the Delaware General Corporation Law, a "business combination" includes:

      -- any merger or consolidation of the corporation with the interested stockholder;

      -- any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

      -- transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

      -- transactions involving the corporation, which have the effect of increasing the proportionate share of the corporation's stock of any class or series that is owned by the interested stockholder; or

      -- transactions in which the interested stockholder receives financial benefits provided by the corporation.

     Under Section 203 of the Delaware General Corporation Law, an "interested stockholder" generally is:

      -- any person that owns 15% or more of the outstanding voting stock of the corporation;

      -- any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether or not such person is an interested stockholder; or

      -- the affiliates or associates of either of the above-stated categories person.

     Because Viacom owned more than 15% of our voting stock before we became a public company in this offering, Section 203 of the Delaware General Corporation Law by its terms is currently not applicable to business combinations with Viacom even though Viacom owns 15% or more of our outstanding stock. If any other person acquires 15% or more of our outstanding stock, such person will be subject to the provisions of Section 203 of the Delaware General Corporation Law.

     Under some circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an "interested stockholder" to effect various business combinations with us for a three-year period, although our stockholders may elect to exclude us from the restrictions imposed thereunder. By virtue of its ownership of 15% or more of our outstanding stock, Viacom is in a position to elect to exclude us from the restrictions under Section 203. Currently, Viacom has indicated to us that it has no intention to do so.

TRANSACTIONS WITH INTERESTED PARTIES

     Our certificate of incorporation includes provisions addressing potential conflicts of interest between us and Viacom and its non-MTVi Group-related subsidiaries and other similar entities. In addition, our certificate of incorporation includes provisions regulating and defining our conduct as it may involve us and Viacom and our and its subsidiaries, directors and officers. Our certificate of incorporation provides that no contract or transaction:

      -- between us and Viacom or any of its non-MTVi Group-related subsidiaries and other similar entities; or

      -- between us and any entity in which one or more of our directors or officers has a financial interest, which we refer to as a "related entity;" or

      -- between us and any of our directors or officers, Viacom, any subsidiary of Viacom or any related entity;

shall be void or voidable solely because:

      -- Viacom, any non-MTVi Group-related subsidiary or other similar entity of Viacom or any related entity, or any of their or our directors or officers are parties to the contract or transaction; or

      -- any of those directors or officers is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction.

PARTNERSHIP UNITS

     Interests in the Partnership are represented by partnership units.
Immediately following the offering, there will be      partnership units issued
and outstanding,      of which will be owned by Viacom affiliates,      of which
will be owned by Liberty Digital, and      of which will be owned by MTVi Group.

     The number of outstanding partnership units owned by MTVi Group will at all times equal the number of shares of outstanding Class A common stock. The net cash proceeds received by MTVi Group from any issuance of shares of Class A common stock, including with regard to the exercise of options issued under the incentive plan, shall be concurrently transferred to the Partnership in exchange for partnership units equal in number to such number of shares of Class A common stock issued by MTVi Group.

     Pursuant to the terms of an exchange agreement, entered into concurrently with this offering, by MTVi Group and the partners of the Partnership, each partnership unit not owned by MTVi Group is exchangeable for one share of Class A common stock at any time by the holder thereof. The exchange agreement includes provisions to adjust the exchange ratio if the number of outstanding shares of the Class A common stock of MTVi Group does not equal the number of partnership units after the issuance of additional shares of Class A common stock related to a stock split, a stock dividend, an employee benefit plan or the exercise of a warrant or option.

REGISTRATION RIGHTS

     Some of our stockholders have registration rights with respect to some of our shares of Class A common stock. Registration of these securities under the Securities Act would result in those shares becoming freely tradeable by persons not affiliated with us. For a more complete explanation of these registration rights, we refer you to "Certain Relationships and Related Transactions--Transactions Establishing the Partnership" and "--Registration Rights Agreement."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our Class A common stock is
               .

                        SHARES ELIGIBLE FOR FUTURE SALE

     Following the offering,           shares of Class A common stock will be
issued and outstanding. An additional           shares of Class A common stock
will be issuable upon the conversion of Class B common stock and exchange of partnership units not owned by MTVi Group, which shares have "demand" and "piggyback" registration rights attached to them and will become eligible for resale 180 days following the completion of the offering, subject to Rule 144
under the Securities Act. In addition, as of           , 2000,           shares
were issuable upon exercise of options granted under our stock option plan. Of
these: (1)           will be eligible for sale immediately following the
completion of the offering; (2) an additional           will be eligible for
sale within 60 days following the completion of the offering; and (3) an
additional           will become eligible for resale 180 days following the
completion of the offering, in each case, subject to Rule 144 under the Securities Act. The balance of shares issuable upon exercise of options relate to options which are not scheduled to vest within 180 days following the completion of the offering. The sale of a substantial number of shares of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for Class A common stock. In addition, any such sale or perception could make it more difficult for MTVi Group to sell equity securities or equity-related securities in the future at a time and price that MTVi Group deems appropriate. We refer you to "Risk Factors -- Future sales of shares by existing stockholders or holders of partnership units who exchange such units for shares of our Class A common stock could negatively affect our stock price," "Principal Stockholders," "Description of Capital Stock and Partnership Units" and "Underwriters."

     It is anticipated that a Registration Statement on Form S-8 covering Class A common stock that may be issued pursuant to the options granted under our stock option plan will be filed promptly after the completion of the offering. The shares of Class A common stock issued pursuant to the Form S-8 registration statement generally may be resold in the public market without restriction or limitation, except in the case of affiliates of MTVi Group who generally may only resell such shares in accordance with the provisions of Rule 144, other than the holding period requirement.

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

     The following is a discussion of the material United States federal income and estate tax consequences of the ownership and disposition of Class A common stock applicable to Non-United States Holders of such Class A common stock. For the purpose of this discussion, a "Non-United States Holder" is any holder that for United States federal income tax purposes is not a "United States person," as defined below. This discussion does not address all aspects of United States federal income and estate taxation that may be relevant in light of such Non-United States Holder's particular facts and circumstances, such as being a U.S. expatriate, and does not address any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not and will not seek a ruling from the Internal Revenue Service with respect to the United States federal income and estate tax consequences described below, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions set forth in this discussion. For purposes of this discussion, the term "United States person" means:

      --   a citizen or resident of the United States;

      -- a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

      -- an estate whose income is included in gross income for United States federal income tax purposes regardless of its source; or

      -- a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

DIVIDENDS

     If we pay a dividend, any dividend paid to a Non-United States Holder of Class A common stock generally will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. Dividends received by a Non-United States Holder which are effectively connected with a United States trade or business conducted by such Non-United States Holder are exempt from such withholding tax. However, such effectively connected dividends, net of some types of deductions and credits, are taxed at the same graduated rates applicable to United States persons.

     In addition to the graduated tax described above, dividends received by a corporate Non-United States Holder that are effectively connected with a United States trade or business of the corporate Non-United States Holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

     A Non-United States Holder of Class A common stock that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Internal Revenue Service.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-United States Holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of his shares of Class A common stock unless:

      -- such gain is effectively connected with a United States trade or business of such Non-United States Holder, which gain, in the case of a corporate Non-United States Holder, must also be taken into account for branch profits tax purposes;

      -- the Non-United States Holder is an individual who holds such shares of Class A common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, and who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or disposition occurs and some other conditions are met; or

      -- we are or have been a "United States real property holding corporation" for federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such holder's holding period.

     We have determined that we are not and do not believe that we will become a "United States real property holding corporation" for United States federal income tax purposes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Generally, we must report annually to the Internal Revenue Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the recipient's country of residence.

     Dividends paid to a Non-United States Holder at an address within the United States may be subject to backup withholding at a rate of 31% if the Non-United States Holder fails to establish that it is entitled to an exemption or to provide a correct taxpayer identification number and other information to the payer. Backup withholding will generally not apply to dividends paid to Non-United States Holders at an address outside the United States on or prior to December 31, 2000 unless the payer has knowledge that the payee is a United States person. Under recently finalized Treasury Regulations regarding withholding and information reporting (we refer to these regulations as the "New Regulations"), payment of dividends to Non-United States Holders at an address outside the United States after December 31, 2000 may be subject to backup withholding at a rate of 31% unless such non-United States Holder satisfies certification requirements.

     The payment of the proceeds of the disposition of shares of Class A common stock to or through the United States office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Generally, the payment of the proceeds of the disposition by a Non-United States Holder of Class A common stock outside the United States to or through a foreign office of a broker will not be subject to backup withholding but will be subject to information reporting requirements if the broker is:

      --   a United States person;

      --   a "controlled foreign corporation" for United States tax purposes; or

      -- a foreign person 50% or more of whose gross income for specified periods is from the conduct of a United States trade or business unless such broker has documentary evidence in its files of the holder's non-United States status and some conditions are met or the holder otherwise establishes an exemption.

     Under the New Regulations backup withholding may apply to any payment made after December 31, 2000 which the broker is required to report if such broker has actual knowledge that the payee is a United States person.

     In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but would alter the procedures for claiming benefits of an income tax treaty and change the certification procedures relating to the receipt by intermediaries of payments on behalf of the beneficial owner of shares of Class A common stock. Non-United States Holders should consult their tax advisors regarding the effect, if any, of the New Regulations on an investment in Class A common stock. The New Regulations are generally effective for payments made after December 31, 2000.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service.

ESTATE TAX

     An individual Non-United States Holder who owns Class A common stock at the time of his death or had made some types of lifetime transfers of an interest in Class A common stock will be required to include the value of such shares of Class A common stock in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

     THE FOREGOING DISCUSSION IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF THE OWNERSHIP, SALE OR OTHER DISPOSITION OF CLASS A COMMON STOCK BY NON-UNITED STATES HOLDERS. ACCORDINGLY, INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus the U.S. underwriters named below, for whom Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Utendahl Capital Partners, L.P. and SoundView Technology Group, Inc. are acting as U.S. representatives, and the international underwriters named below for whom Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Bear, Stearns International Limited, Merrill Lynch International, Utendahl Capital Partners, L.P. and SoundView Technology Group, Inc. are acting as international representatives, have severally agreed to purchase, and MTVi Group has agreed to sell to them, severally, the number of shares indicated below:

                                                               NUMBER
                            NAME                              OF SHARES
                            ----                              ---------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.........................
  Credit Suisse First Boston Corporation....................
  Bear, Stearns & Co. Inc. .................................
  Merrill Lynch, Pierce, Fenner & Smith Incorporated........
  Utendahl Capital Partners, L.P. ..........................
  SoundView Technology Group, Inc. .........................
                                                              --------
       Subtotal.............................................
                                                              --------

International Underwriters:
  Morgan Stanley & Co. International Limited................
  Credit Suisse First Boston (Europe) Limited...............
  Bear, Stearns International Limited.......................
  Merrill Lynch International...............................
  Utendahl Capital Partners, L.P. ..........................
  SoundView Technology Group, Inc. .........................
                                                              --------
       Subtotal.............................................
                                                              --------
          Total.............................................
                                                              ========

     The U.S. underwriters and the international underwriters, and the U.S. representatives and the international representatives, are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from MTVi Group and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus if any shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters over-allotment option described below.

     Pursuant to the agreement between U.S. and international underwriters, each U.S. underwriter has represented and agreed that, with certain exceptions:

      -- it is not purchasing any shares for the account of anyone other than a United States or Canadian person (as defined below); and

      -- it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares outside the United States or Canada or to anyone other than a United States or Canadian person.

     Pursuant to the agreement between U.S. and international underwriters, each international underwriter has represented and agreed that, with certain exceptions:

      -- it is not purchasing any shares for the account of any United States or Canadian person; and

      -- it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares in the United States or Canada or to any United States or Canadian person.

     With respect to any underwriter that is a U.S. underwriter and an international underwriter, the foregoing representations and agreements (1) made by it in its capacity as a U.S. underwriter apply only to it in its capacity as a U.S. underwriter and (2) made by it in its capacity as an international underwriter apply only to it in its capacity as an international underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the agreement between U.S. and international underwriters. As used herein, "United States or Canadian person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof, other than a branch located outside the United States and Canada of any United States or Canadian person, and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian person. All shares of Class A common stock to be purchased by the underwriters under the underwriting agreement are referred to in this prospectus as the "shares."

     Pursuant to the agreement between U.S. and international underwriters, sales may be made between the U.S. underwriters and international underwriters of any number of shares as may be mutually agreed. The per share price of any shares sold shall be the public offering price set forth on the cover page of this prospectus, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the agreement between U.S. and international underwriters, each U.S. underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the agreement between U.S. and international underwriters, each international underwriter has represented and agreed that:

      -- it has not offered or sold and, prior to the date six months after the closing date for the sale of the shares to the international underwriters, will not offer or sell, any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

      -- it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom; and

      -- it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the shares to a person who is of a kind described in
           Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the agreement between U.S. and international underwriters, each international underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese international underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each international underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese international underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such shares a notice containing substantially the same statement as is contained in this sentence.

     The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus and part to certain dealers at a price that
represents a concession not in excess of $          a share under the public
offering price. Any underwriter may allow, and such dealers may reallow, a
concession not in excess of $          a share to other underwriters or to
certain dealers. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.

     MTVi Group has granted to the U.S. underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The U.S. underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Class A common stock offered by this prospectus. To the extent the option is exercised, each U.S. underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the U.S. underwriter's name in the preceding table bears to the total number of shares of Class A common stock listed next to the names of all U.S. underwriters in the preceding table. If the U.S. underwriters' option is exercised in full, the
total price to the public would be $          , the total underwriters'
discounts and commissions would be $          and total proceeds to MTVi Group
would be $          .

     The underwriters have informed MTVi Group that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of Class A common stock offered by them.

     We have applied to have our Class A common stock approved for listing on
the                  under the symbol "     ."

     Each of Viacom, Liberty Digital and MTVi Group and the directors, executive officers and certain other stockholders of MTVi Group has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, it will not, during the period ending 180 days after the date of this prospectus:

      -- offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

      -- enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

     The restrictions described in the previous paragraph do not apply to:

      --   the sale of shares to the underwriters;

      -- the issuance by MTVi Group of shares of Class A common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

      -- transactions by any person other than MTVi Group and Viacom relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of the offering of the shares;

      -- the issuance by MTVi Group of shares of common stock or securities convertible into or exercisable or exchangeable for common stock for the benefit of MTVi Group directors, officers and employees under any MTVi Group bonus, option, incentive, employee stock purchase or other compensatory plans described in this prospectus; provided that, if any shares of Class A common stock are issued prior to 180 days after the date of this offering, the recipient of those shares must agree in writing to be bound by the terms of the immediately preceding paragraph as if that recipient were MTVi Group; or

      -- shares of common stock issued as consideration for any acquisition, including, without limitation, by way of merger or consolidation, by MTVi Group or any of its subsidiaries, provided that the above consent obligation is assumed by the recipient of the common stock or other securities.

     In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Class A common stock. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in Class A common stock for their own account. In addition, to cover over-allotments or to stabilize the price of Class A common stock, the underwriters may bid for, and purchase, shares of Class A common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of Class A common stock in the offering, if the syndicate repurchases previously distributed Class A common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Class A common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     From time to time, some of the underwriters have provided, and continue to provide, investment banking services to Viacom and MTVi Group and their affiliates for which they have received customary fees and commissions.

     MTVi Group and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

ELECTRONIC FORMAT

     A prospectus in electronic format is being made available on an Internet website maintained by Wit SoundView's affiliate, Wit Capital Corporation. In addition, other dealers purchasing shares from Wit SoundView in this offering have agreed to make a prospectus in electronic format available on websites maintained by each of the dealers. Other than the prospectus in electronic format, the information on Wit Capital's website and any information contained on any other website maintained by Wit Capital is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

DIRECTED SHARE PROGRAM

     At our request, some of the underwriters have reserved for sale, at the
initial public offering price,           shares of Class A common stock for
directors, officers, employees and business associates and related persons of MTVi Group. The number of shares available of Class A common stock for sale to the general public will be reduced to the extent these individuals purchase the reserved shares. Any reserved shares that are not purchased in the directed share program will be offered by the underwriters to the general public on the same basis as the other shares offered in this prospectus. We have agreed to indemnify those underwriters against some liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of shares under the directed share program.

PRICING OF THE OFFERING

     Prior to this offering, there has been no public market for Class A common stock. The initial public offering price will be determined by negotiations between us and Viacom, on the one hand, and the U.S. representatives, on the other. Among the factors to be considered in determining the initial public offering price will be the future prospects of MTVi Group and its industry in general, sales, earnings and certain other financial and operating information of MTVi Group in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of MTVi Group. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

                                 LEGAL MATTERS

     Some legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Shearman & Sterling, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP and Hughes Hubbard & Reed LLP. Hughes Hubbard & Reed LLP has provided legal services to us, Viacom and our respective affiliates from time to time for which they have received customary fees and expenses.

                                    EXPERTS

     The combined financial statements of MTV Online Music as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of The Box Worldwide, Inc. as of December 31, 1997 and 1998 and for the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SonicNet, Inc. as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 included in the registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of The Box Worldwide, Inc. and subsidiaries (Predecessor) for the period January 1, 1997 through December 16, 1997, appearing in the registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, as amended, on Form S-1 under the Securities Act with respect to the shares of our Class A common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

     Subject to the foregoing, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.

     As a result of this offering, we will become subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain our U.S. Internet site at http://www.mtvigroup.com. Our U.S. Internet site and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
                       THE MTVi GROUP, L.P.
Consolidated Statements of Operations--For the Nine Months
  Ended September 30, 1998 and 1999 (Unaudited).............   F-2
Consolidated Balance Sheets--at December 31, 1998 and
  September 30, 1999 (Unaudited)............................   F-3
Consolidated Statements of Cash Flows--For the Nine Months
  Ended September 30, 1998 and 1999 (Unaudited).............   F-4
Notes to Consolidated Financial Statements (Unaudited)......   F-5

                        MTVN ONLINE MUSIC
Report of Independent Accountants...........................  F-11
Combined Statements of Operations--Years Ended December 31,
  1996, 1997 and 1998.......................................  F-12
Combined Balance Sheets--at December 31, 1997 and 1998......  F-13
Combined Statements of Changes in Equity--Years Ended
  December 31, 1996, 1997 and 1998..........................  F-14
Combined Statements of Cash Flows--Years Ended December 31,
  1996, 1997 and 1998.......................................  F-15
Notes to Combined Financial Statements......................  F-16

                          SONICNET, INC.
Statements of Operations--For the Six Months Ended June 30,
  1998 and 1999 (Unaudited).................................  F-23
Balance Sheets--at December 31, 1998 and June 30, 1999
  (Unaudited)...............................................  F-24
Statements of Cash Flows--For the Six Months Ended June 30,
  1998 and 1999 (Unaudited).................................  F-25
Notes to Financial Statements (Unaudited)...................  F-26
Report of Independent Accountants...........................  F-30
Statements of Operations--Years Ended December 31, 1997 and
  1998......................................................  F-31
Balance Sheets--at December 31, 1997 and 1998...............  F-32
Statements of Cash Flows--Years Ended December 31, 1997 and
  1998......................................................  F-33
Notes to Combined Financial Statements......................  F-34

                     THE BOX WORLDWIDE, INC.
Consolidated Statements of Operations--For the Six Months
  Ended June 30, 1998 and 1999 (Unaudited)..................  F-41
Consolidated Balance Sheets--at December 31, 1998 and June
  30, 1999 (Unaudited)......................................  F-42
Consolidated Statements of Cash Flows--For the Six Months
  Ended June 30, 1998 and 1999 (Unaudited)..................  F-43
Notes to Consolidated Financial Statements (Unaudited)......  F-44
Report of Independent Accountants...........................  F-49
Report of Independent Auditors..............................  F-50
Consolidated Statements of Operations--Years Ended December
  31, 1997 and 1998.........................................  F-51
Consolidated Balance Sheets--at December 31, 1997 and
  1998......................................................  F-52
Consolidated Statements of Changes in Equity--Years Ended
  December 31, 1997 and 1998................................  F-53
Consolidated Statements of Cash Flows--Years Ended December
  31, 1997 and 1998.........................................  F-54
Notes to Consolidated Financial Statements..................  F-55

                              THE MTVi GROUP, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          NINE MONTHS
                                                                             ENDED
                                                                         SEPTEMBER 30,
                                                               ----------------------------------
                                                                   1998                1999
                                                                   ----                ----
REVENUES
  Advertising...............................................   $       1,102      $         4,752
  Promotional...............................................           1,184                5,056
  Distribution..............................................           2,409                  733
                                                               -------------      ---------------
     Total revenues.........................................           4,695               10,541
  Cost of production........................................           4,760               12,190
                                                               -------------      ---------------
GROSS PROFIT (LOSS).........................................             (65)              (1,649)
                                                               -------------      ---------------
OTHER OPERATING EXPENSES
  Related party cross promotion expense.....................           2,887                3,006
  Allocated charges from parent.............................           3,924                6,749
  Selling, general and administrative.......................             451                4,963
  Depreciation..............................................              99                  531
  Amortization of intangibles...............................              --                7,512
                                                               -------------      ---------------
     Total other operating expenses.........................           7,361               22,761
                                                               -------------      ---------------

OPERATING INCOME (LOSS).....................................          (7,426)             (24,410)
  Benefit for income taxes..................................           2,822                3,058
                                                               -------------      ---------------

NET INCOME (LOSS)...........................................   $      (4,604)     $       (21,352)
                                                               =============      ===============

                See notes to consolidated financial statements.

                              THE MTVi GROUP, L.P.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998            1999
                                                              ------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................     $   --         $    119
  Accounts receivable, less allowances of $77 (1998) and
     $203 (1999)............................................      3,380            3,690
  Other current assets......................................         --               32
  Deferred income taxes.....................................        332               --
                                                                 ------         --------
     Total current assets...................................      3,712            3,841

Property and equipment, net.................................        573            4,343
Investment in equity security...............................      2,745            1,011
Intangibles, net............................................         --          139,314
Other assets................................................         --            1,191
                                                                 ------         --------
                                                                 $7,030         $149,700
                                                                 ======         ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................     $  303         $    627
  Accrued compensation......................................        585            1,911
  Deferred revenue..........................................      3,609            1,754
  Other accrued liabilities.................................        813            3,627
                                                                 ------         --------
     Total current liabilities..............................      5,310            7,919
                                                                 ------         --------

Capital lease obligations...................................         --               33

Contingencies (Note 6)

Net equity investment.......................................      1,975          143,737
Accumulated other comprehensive income (loss)...............       (255)          (1,989)
                                                                 ------         --------
     Total equity...........................................      1,720          141,748
                                                                 ------         --------
                                                                 $7,030         $149,700
                                                                 ======         ========

                See notes to consolidated financial statements.

                              THE MTVi GROUP, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                               ----------------------------------
                                                                   1998                      1999
                                                                   ----                      ----
OPERATING ACTIVITIES:
  Net income (loss).........................................   $      (4,604)     $       (21,352)
  Adjustments to reconcile net income (loss) to net cash
     flow from operating activities:
     Depreciation...........................................              99                  531
     Amortization of intangibles............................              --                7,512
  Change in operating assets and liabilities:
     Decrease (increase) in accounts receivable, net........             189                 (310)
     Decrease (increase) in other current assets............             485                  (32)
     (Increase) decrease in deferred income taxes...........             (30)                 332
     Decrease in other assets...............................              --                  (16)
     Increase (decrease) in accounts payable................            (302)                 324
     Increase in accrued compensation.......................             104                1,326
     Decrease in deferred revenue...........................            (388)              (1,855)
     Increase in other accrued liabilities..................             268                2,792
                                                               -------------      ---------------
NET CASH FLOWS USED FOR OPERATING ACTIVITIES................          (4,179)             (10,748)
                                                               -------------      ---------------
INVESTING ACTIVITIES:
  Capital expenditures......................................            (438)              (1,539)
  Acquisition of Imagine Radio..............................              --              (14,480)
                                                               -------------      ---------------
NET CASH FLOW USED FOR INVESTING ACTIVITIES.................            (438)             (16,019)
                                                               -------------      ---------------
FINANCING ACTIVITIES:
  Contribution of capital by Viacom, net....................           4,617               26,886
                                                               -------------      ---------------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES..............           4,617               26,886
                                                               -------------      ---------------
Net increase in cash and cash equivalents...................              --                  119
Cash and cash equivalents at beginning of period............              --                   --
                                                               -------------      ---------------
Cash and cash equivalents at end of period..................   $          --      $           119
                                                               =============      ===============
NON CASH INVESTING ACTIVITIES:
Acquisition of The Box Worldwide, Inc. and SonicNet, Inc.,
  net.......................................................   $          --      $       136,228
Investment in equity security...............................   $       3,000      $            --

NON CASH FINANCING ACTIVITIES:
Equipment acquired under capital leases.....................   $          --      $            55

                See notes to consolidated financial statements.

                              THE MTVi GROUP, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The interim consolidated financial statements and related notes of the business and operations of MTVN Online Music (renamed The MTVi Group, L.P. (the "Partnership") on July 15, 1999 and referred to individually and collectively with MTVN Online Music as the "Company") for the nine months ended September 30, 1998 and 1999 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and are unaudited. The interim consolidated financial statements are presented on a carve-out basis and reflect the historical results of operations for the nine months ended September 30, 1998 and 1999 and the historical financial position at September 30, 1999.

     In the opinion of management, the interim consolidated financial statements include all recurring adjustments and normal accruals necessary to present fairly the Company's results of operations and financial position for the dates and periods presented. For all periods presented, certain expenses reflected in the consolidated financial statements include allocations of corporate expenses from Viacom Inc. ("Viacom") and MTV Networks ("MTVN"), a unit of Viacom. All such costs and expenses have been deemed to have been paid by the Company to Viacom and MTVN in the period in which the costs and expenses were recorded. Management believes that these allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been or will be incurred by the Company on a stand-alone basis. Also, the consolidated financial statements may not necessarily reflect the results of operations, financial position, changes in equity and cash flows of the Company in the future or what the results of operations, financial position, changes in equity or cash flows would have been if the Company had been a separate, stand-alone entity during the periods presented. Results for interim periods are not necessarily indicative of the results to be expected during the remainder of the current year or for any future period. All significant intercompany accounts and transactions have been eliminated in consolidation.

     These financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company for the three years ended December 31, 1998.

     On February 4, 1999, MTVN acquired 100% of the capital stock of Imagine Radio, Inc. ("Imagine Radio"), an Internet broadcaster, for $14,480. The acquisition was accounted for as a purchase; therefore, the results of operations of Imagine Radio are included in the financial statements as of February 4, 1999. The excess of the purchase price over the fair value of the net assets acquired is amortized on a straight-line basis over five years.

     On July 15, 1999, MTVN acquired from Liberty Digital (formerly known as TCI Music, Inc.) substantially all of the businesses of SonicNet, Inc. ("SonicNet") and The Box Worldwide, Inc. ("The Box") in exchange for a 10% interest in the Partnership. MTVN contributed to the Partnership substantially all of its Internet music businesses' assets, including its MTV.com, VH1.com and Imagine Radio businesses, and certain related wholly owned international online operations, in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, SonicNet, The Box, and certain related wholly owned international online operations in exchange for an aggregate 10% limited partnership interest. Additionally, Viacom and Liberty Digital agreed in connection with the formation of the Partnership to make capital contributions to the Partnership of up to $90,000 and $10,000, respectively. The obligation to make capital contributions terminates on the closing of an initial public offering by the Company. To the extent that the Partnership requires funds in excess of these capital contributions, Viacom intends to make intercompany loans to the Partnership until a planned initial public offering is completed.

     Also, the Partnership and MTVN entered into a license and distribution agreement wherein MTVN will pay a license fee for the use of the intellectual property rights, technology and subscriber base of The Box business. The license agreement between the Partnership and MTVN, which includes an option to purchase these assets in three years for $1,000, is considered a transfer of the substantial economic benefit of the assets of The Box business to MTVN. As such, this transaction has been recorded as a distribution to MTVN of

                              THE MTVi GROUP, L.P.

                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

approximately 80% of the fair value of these assets, or approximately $15,000. The remaining assets of The Box business on the Partnership's financial statements, which are being used to facilitate the license and distribution agreement with MTVN, are being amortized over three years on a straight-line basis consistent with the intended term of the license and distribution agreement.

     The acquisition of SonicNet was accounted for as a purchase; therefore, the results of operations of SonicNet are included in the financial statements as of July 15, 1999. The excess of the purchase price of approximately $132,000 over the fair value of the net assets acquired is amortized on a straight-line basis over five years.

     On July 15, 1999, MTVN entered into an agreement to provide the Partnership with $100,000 of cross promotional on-air advertising support over a five-year period.

     On October 1, 1999, the Partnership reserved approximately 2.75 million units for option grants to employees.

     On February 11, 2000, the Company will file a registration statement with
the Securities and Exchange Commission for the sale of           shares of its
Class A Common Stock (the "Offering"). The Company intends to use the proceeds from the Offering for:

      -- advertising, promoting and developing our brands and network of websites to increase consumer traffic, which may include the funding of operating losses;

      --  developing compelling music content; and

      -- general corporate purposes, including working capital, technology enhancements, international expansion and possible complementary acquisitions.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are defined as cash on hand and highly liquid investments having short-term original maturities of three months or less.

  REVENUE RECOGNITION

     Revenues are generated from the sale of advertising on the Company's websites and from distribution and promotional agreements.

     Advertising revenue is recognized ratably during the period in which the advertising is displayed, provided that no significant Company obligations remain. Company obligations typically include guarantees of a minimum number of "impressions" (times that an advertisement is viewed by users of the Company's online services over a specified period of time). To the extent that the minimum guaranteed impressions are not met,

                              THE MTVi GROUP, L.P.

                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

the Company defers recognition of the corresponding revenue until the guaranteed impressions are attained. The Company sells to advertisers sponsorship of a certain web page or event for a specified period of time and recognizes sponsorship revenues over that period of time. Sponsorship arrangements generally range from one to six months in length. To the extent that committed obligations under sponsorship agreements are not met, revenue recognition is deferred until the obligations are met.

     Distribution revenue represents fees paid to the Company by Internet service providers for a license to use, market, license, store, distribute, display, communicate, perform, transmit and promote domestically the Company's website and the licensed content contained therein during the term of the agreement with the service provider. Distribution revenue is therefore recognized ratably over the term of the agreement, based upon both parties meeting the agreement terms. Distribution revenue also includes license fees attributable to a license and distribution agreement entered into which granted MTVN the use of The Box business' intellectual property rights, technology and subscriber base.

     Promotional revenue represents fees and equity received by the Company from third parties for on-air co-branded keyword mentions and closing tag advertisements that appear on MTV: Music Television and VH1: Music First (collectively, the "MTVN Music Channels"). As further discussed in Note 4, the MTVN Music Channels promote the Company during live or produced programming and in on-air advertisements promoting the MTVN Music Channel's own on-air content. The Company earns promotional revenue from third parties by concurrently mentioning (for a fee) the third parties during the Company's own on-air keyword mention and closing tag promotion. Promotional revenue is recognized ratably in the period in which the promotion is aired, provided that no significant Company obligations remain.

  COMPREHENSIVE INCOME (LOSS)

     Effective January 1, 1998 the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and displaying of comprehensive income (loss) and its components in financial statements. Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of net income (loss) and other gains and losses affecting stockholder's equity that, under generally accepted accounting principles, are excluded from net income (loss), such as unrealized equity security gains (losses). Unrealized equity security gains (losses) is the only item of other comprehensive income
(loss) impacting the Company during the periods presented. Total comprehensive loss for the nine months ended September 30, 1998 and 1999 was $4,750 and $23,086, respectively.

NOTE 3--NET EQUITY INVESTMENT

     Viacom funds the working capital requirements of the Company based upon a centralized cash management system. Viacom's net equity investment includes accumulated equity as well as any contributions of capital resulting from cash transfers and other intercompany activity. The Company historically has not been charged interest on intercompany balances.

                              THE MTVi GROUP, L.P.

                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     An analysis of the net equity investment activity is as follows:

                                                                          NINE MONTHS
                                                           YEAR ENDED        ENDED
                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                          ------------   -------------
Balance, beginning of period............................    $   837        $  1,975
Net income (loss).......................................     (7,316)        (21,352)
Cash advances, net......................................      3,234           5,709
Benefit for income taxes................................     (4,484)         (3,058)
Allocated charges from parent, net......................      4,892           6,749
Cross promotional on-air advertising....................      4,812           3,006
Acquisition of Imagine Radio............................         --          14,480
Acquisition of SonicNet and The Box, net................         --         136,228
                                                            -------        --------
Balance, end of period..................................    $ 1,975        $143,737
                                                            =======        ========

NOTE 4--RELATED PARTY TRANSACTIONS

     The Company receives cross promotional on-air advertising from the MTVN Music Channels during live or produced programming with keyword mentions, closing tags, custom promotions and generic promotions. The expense to the Company for such cross promotional on-air advertising was $2,887 and $3,006, for the nine months ended September 30, 1998 and 1999, respectively. As discussed more fully in Note 2, the Company earns promotional revenue by selling a portion of the cross promotional on-air advertising received from the MTVN Music Channels to third parties for a fee.

     Viacom and MTVN provide the Company with certain general and administrative services, including insurance, legal, treasury, financial and other corporate functions. The allocation of expenses was generally based on actual costs incurred, and such costs were apportioned to the Company based upon the average of certain specified ratios of revenues and headcount. The charges for such services were $3,924 and $6,749 for the nine months ended September 30, 1998 and 1999, respectively. Management believes that the methodologies used to allocate these charges are reasonable; however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been or will be incurred by the Company on a stand-alone basis.

     The Company participates in Viacom's noncontributory defined benefit pension plan and 401(k) savings plan. Retirement benefits are based principally on years of service and salary. The Company was charged $66 and $173 for pension and 401(k) savings plan expenses for the nine months ended September 30, 1998 and 1999, respectively, and such amounts are included in selling, general and administrative expenses. The related pension liability was approximately $167 and $213 at December 31, 1998 and September 30, 1999, respectively. Viacom also provides other employee benefits to the Company's employees, including certain postemployment benefits, medical, dental, life and disability insurance costs. Management believes that the methodologies used to allocate pension and other employee benefit charges to the Company are reasonable.

     On July 15, 1999, the Company and Viacom entered into a mutual services agreement whereby Viacom will provide the partnership administrative services, including cash management, accounting, financial, legal, auditing, information, insurance and tax services, as well as employee benefit plan and insurance administration. The fee for these services, which is subject to adjustment, approximates Viacom's cost of providing the services and is included as part of the allocated charges from Viacom for 1999.

                              THE MTVi GROUP, L.P.

                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 5--INCOME TAXES

     Prior to July 15, 1999, the Company was included in the consolidated federal, state and local income tax returns filed by Viacom. The income tax benefit and deferred tax assets reflected in the financial statements have been prepared as if such benefits were computed on a separate return basis. The tax losses generated by the Company prior to July 15, 1999 have been utilized by Viacom to reduce its combined taxable income. These amounts have been reflected in the Net equity investment through July 15, 1999.

     Effective July 16, 1999, the Company is a partnership, a nontaxable entity not required to provide for or pay income taxes. Accordingly, no provision has been made for income taxes for the period from July 16, 1999 to September 30, 1999, as these taxes are the responsibility of the partners.

     Components of the income tax benefit are as follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                               1998          1999
                                                              ------        ------
Current:
  Federal...................................................  $2,416        $2,501
  State and local...........................................     334           346
  Deferred..................................................      72           211
                                                              ------        ------
                                                              $2,822        $3,058
                                                              ======        ======

     A reconciliation of the U.S. federal statutory tax rate to the Company's effective tax rate on the income (loss) before income taxes is as follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                              1998            1999
                                                              ----            ----
Statutory U.S. tax rate.....................................   35%             35%
Goodwill amortization.......................................   --              (5)
State and local taxes, net of federal tax benefit...........   3_              3_
                                                               --              --
Effective tax rate..........................................   38%             33%
                                                               ==              ==

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                  AT DECEMBER 31,    AT SEPTEMBER 30,
                                                       1998                1999
                                                  ---------------    ----------------
Deferred tax assets:
  Pension expense...............................       $ 64                 $--
  Book-tax basis differences in reserves........        274                 --
                                                       ----                 --
Total deferred tax assets.......................        338                 --
Deferred tax liabilities:
  Book-tax basis differences in fixed assets....         (6)                --
                                                       ----                 --
Total deferred tax liabilities..................         (6)                --
Valuation allowance.............................         --                 --
                                                       ----                 --
  Total net deferred tax assets.................       $332                 $--
                                                       ====                 ==

                              THE MTVi GROUP, L.P.

                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 6--CONTINGENCIES

     The Company accrues music rights royalties payable to American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and Recording Industry Association of America ("RIAA"). If the Company is required to pay a license royalty rate on a retroactive basis in excess of accrued amounts as a result of negotiations with ASCAP, BMI or RIAA, no assurance can be given that such outcome will not have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

     In April 1999, MTVN received a civil investigative demand from the Department of Justice, Antitrust Division, requesting information about certain of MTVN's operations, focusing principally on exclusivity provisions in its arrangements with record labels for the licensing of music videos. The Department of Justice has requested additional information from MTVN and Liberty Media Corporation regarding the formation of the Partnership and other operations of MTVN. The Partnership, Liberty Media Corporation and MTVN have been cooperating with the investigation. Although the Partnership cannot provide any assurances, the Partnership does not expect that the investigation will result in a material adverse effect on our business, financial condition or results of operations.

     In January 2000, MTVN received letters from two major record companies asserting that some of the features of the Partnership's Internet radio business make the use of the record companies' music ineligible for a compulsory license under applicable U.S. copyright law. One of those letters also asserts that the Partnership is streaming full-length music videos without authorization. These letters demand that the Partnership cease its use of their music in these manners and pay for the Partnership's past use. The Partnership believes that the uses of the record companies' music in connection with the features of the Partnership's Internet music business is within the scope of the compulsory license and that the compulsory license fees will be determined as part of a royalty arbitration convened by the Librarian of Congress. The Partnership also believes that use of the videos is authorized by the terms of the existing agreement with that record company. Although the Partnership cannot provide any assurances, the Partnership does not expect that these assertions will result in a material adverse effect on the business, financial condition or results of operations.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Viacom Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of MTVN Online Music, as defined in Note 1, at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
New York, New York
January 10, 2000

                               MTVN ONLINE MUSIC

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                                               1996       1997        1998
                                                              -------    -------    --------
REVENUES
  Advertising...............................................  $   551    $ 1,751    $  3,538
  Distribution..............................................    2,876      4,027       2,533
  Promotional...............................................       --         --       2,766
                                                              -------    -------    --------
     Total revenues.........................................    3,427      5,778       8,837
  Cost of production........................................    2,125      6,556       9,684
                                                              -------    -------    --------
GROSS PROFIT (LOSS).........................................    1,302       (778)       (847)
                                                              -------    -------    --------
OTHER OPERATING EXPENSES
  Related party cross promotion expense.....................      904      1,704       4,812
  Allocated charges from parent.............................    3,474      3,653       4,892
  Selling, general and administrative.......................      264        772       1,078
  Depreciation..............................................       --         26         171
                                                              -------    -------    --------
     Total other operating expenses.........................    4,642      6,155      10,953
                                                              -------    -------    --------
OPERATING INCOME (LOSS).....................................   (3,340)    (6,933)    (11,800)
  Benefit for income taxes..................................    1,270      2,635       4,484
                                                              -------    -------    --------
NET INCOME (LOSS)...........................................  $(2,070)   $(4,298)   $ (7,316)
                                                              =======    =======    ========

                  See notes to combined financial statements.

                               MTVN ONLINE MUSIC

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
ASSETS
Current assets:
  Accounts receivable, less allowances of $57 (1997) and $77
     (1998).................................................  $1,061    $3,380
  Deferred income taxes.....................................     187       332
  Other current assets......................................     485        --
                                                              ------    ------
     Total current assets...................................   1,733     3,712
Property and equipment, net.................................     151       573
Investment in equity security...............................      --     2,745
                                                              ------    ------
                                                              $1,884    $7,030
                                                              ======    ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................  $  327    $  303
  Accrued compensation......................................     219       585
  Deferred revenue..........................................      55     3,609
  Other accrued liabilities.................................     446       813
                                                              ------    ------
     Total current liabilities..............................   1,047     5,310
                                                              ------    ------
Contingencies (Note 8)
Viacom's net equity investment..............................     837     1,975
Accumulated other comprehensive income (loss)...............      --      (255)
                                                              ------    ------
     Total equity...........................................     837     1,720
                                                              ------    ------
                                                              $1,884    $7,030
                                                              ======    ======

                  See notes to combined financial statements.

                               MTVN ONLINE MUSIC

                    COMBINED STATEMENTS OF CHANGES IN EQUITY
                                 (IN THOUSANDS)

                                                                           ACCUMULATED
                                            VIACOM'S                          OTHER
                                              NET        COMPREHENSIVE    COMPREHENSIVE
                                             EQUITY         INCOME           INCOME           TOTAL
                                           INVESTMENT       (LOSS)           (LOSS)           EQUITY
                                           ----------    -------------    -------------    ------------
BALANCE AT JANUARY 1, 1996...............   $   (26)                                         $   (26)
  Net income (loss)......................    (2,070)        $(2,070)                          (2,070)
                                                            =======
  Net receipts from Viacom...............     4,124                                            4,124
                                            -------                                          -------
BALANCE AT DECEMBER 31, 1996.............     2,028                                            2,028
  Net income (loss)......................    (4,298)        $(4,298)                          (4,298)
                                                            =======
  Net receipts from Viacom...............     3,107                                            3,107
                                            -------                                          -------
BALANCE AT DECEMBER 31, 1997.............       837                                              837
  Net income (loss)......................    (7,316)        $(7,316)                          (7,316)
  Other comprehensive income (loss):
     Unrealized loss on equity
       security..........................                      (255)          $(255)            (255)
                                                            -------
       Total comprehensive income
          (loss).........................                   $(7,571)
                                                            =======
  Net receipts from Viacom...............     8,454                                            8,454
                                            -------                           -----          -------
BALANCE AT DECEMBER 31, 1998.............   $ 1,975                           $(255)         $ 1,720
                                            =======                           =====          =======

                  See notes to combined financial statements.

                               MTVN ONLINE MUSIC

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1997       1998
                                                              -------    -------    -------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(2,070)   $(4,298)   $(7,316)
  Adjustments to reconcile net income (loss) to net cash
     flow from operating activities:
     Depreciation...........................................       --         26        171
  Change in operating assets and liabilities:
     (Increase) decrease in accounts receivable, net........   (1,353)       292     (2,319)
     (Increase) decrease in other current assets............   (1,278)       793        485
     Increase in deferred income taxes......................      (57)      (115)      (145)
     Increase (decrease) in accounts payable................       21        306        (24)
     Increase (decrease) in accrued compensation............      306        (87)       366
     Increase (decrease) in deferred revenue................      139        (84)       554
     Increase in other accrued liabilities..................      172        233        367
                                                              -------    -------    -------
NET CASH FLOW USED FOR OPERATING ACTIVITIES.................   (4,120)    (2,934)    (7,861)
                                                              -------    -------    -------
INVESTING ACTIVITIES:
  Capital expenditures......................................       (4)      (173)      (593)
                                                              -------    -------    -------
NET CASH FLOW USED FOR INVESTING ACTIVITIES.................       (4)      (173)      (593)
                                                              -------    -------    -------
FINANCING ACTIVITIES:
  Contribution of capital by Viacom, net....................    4,124      3,107      8,454
                                                              -------    -------    -------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES..............    4,124      3,107      8,454
                                                              -------    -------    -------
Net increase (decrease) in cash.............................       --         --         --
Cash at beginning of year...................................       --         --         --
                                                              -------    -------    -------
Cash at end of year.........................................  $    --    $    --    $    --
                                                              =======    =======    =======
NON CASH INVESTING ACTIVITIES:
Investment in equity security...............................  $    --    $    --    $ 3,000

                  See notes to combined financial statements.

                               MTVN ONLINE MUSIC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     MTVN Online Music (the "Company") consists of the assets and businesses used in connection with the MTV.com and VH1.com businesses, and certain of their related wholly owned international online operations, which are wholly owned by MTV Networks ("MTVN"), a unit of Viacom Inc. ("Viacom"). The Company develops, operates, manages, markets, promotes and distributes music, music-related and/or music-themed services online. The accompanying combined financial statements are presented on a carve-out basis and reflect the combined historical results of operations, financial position, changes in equity and cash flows of the Company.

     For all periods presented, certain expenses reflected in the combined financial statements include allocations of corporate expenses from Viacom and MTVN. All such costs and expenses have been deemed to have been paid by the Company to Viacom and MTVN in the period in which the costs and expenses were recorded. Management believes that these allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been or will be incurred by the Company on a stand-alone basis. Also, the combined financial statements may not necessarily reflect the results of operations, financial position, changes in equity and cash flows of the Company in the future or what the results of operations, financial position, changes in equity or cash flows would have been if the Company had been a separate, stand-alone entity during the periods presented.

NOTE 2--SUBSEQUENT EVENTS

     On February 4, 1999, MTVN acquired 100% of the capital stock of Imagine Radio, Inc. ("Imagine Radio"), an Internet broadcaster, for $14,480. The acquisition of Imagine Radio was accounted for as a purchase; therefore, the results of operations of Imagine Radio will be included in the financial statements as of February 4, 1999. The excess of the purchase price over the fair value of the net assets acquired will be amortized on a straight-line basis over five years.

     On July 15, 1999, MTVN acquired from Liberty Digital (formerly known as TCI Music, Inc.) substantially all of the businesses of SonicNet, Inc. ("SonicNet") and The Box Worldwide, Inc. ("The Box") in exchange for a 10% interest in a partnership formed by MTVN and Liberty Digital and certain of their affiliates MTVN Online L.P. (the "Partnership"). MTVN contributed to the Partnership substantially all of its Internet music businesses' assets, including its MTV.com, VH1.com and Imagine Radio businesses, and certain related wholly owned international online operations, in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, SonicNet, The Box, and certain related wholly owned international online operations in exchange for an aggregate 10% limited partnership interest. Additionally, Viacom and Liberty Digital have agreed in connection with the formation of the Partnership to make capital contributions to the Partnership of up to $90,000 and $10,000, respectively. The obligation to make capital contributions terminates on the closing of an initial public offering by the Company. To the extent that the Partnership requires funds in excess of these capital contributions, Viacom intends to make intercompany loans to the Partnership until a planned initial public offering is completed.

     Also, the Partnership and MTVN entered into a license and distribution agreement wherein MTVN will pay a license fee for the use of the intellectual property rights, technology and subscriber base of The Box business. The license agreement between MTVN and the Partnership, which includes an option to purchase these assets in three years for $1,000, is considered a transfer of the substantial economic benefit of the assets of The Box business to MTVN. As such, this transaction will be recorded as a distribution to MTVN of approximately 80% of the fair value of these assets, or approximately $15,000. The remaining assets of The Box business on the Partnership's financial statements, which are being used to facilitate the license and

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

distribution agreement with MTVN, will be amortized over three years on a straight-line basis consistent with the intended term of the license and distribution agreement.

     The acquisition of SonicNet will be accounted for as a purchase; therefore, the results of operations of SonicNet will be included in the financial statement as of July 15, 1999. The excess of the purchase price of approximately $132,000 over the fair value of the net assets acquired will be amortized on a straight-line basis over five years.

     On July 15,1999, MTVN entered into an agreement to provide the Partnership with $100,000 of cross promotional on-air advertising support over a five-year period.

     The Partnership and Viacom have entered into a mutual services agreement whereby Viacom will provide the partnership administrative services including cash management, accounting, financial, legal, auditing, information, insurance and tax services as well as employee benefit plan and insurance administration. The fee for these services will approximate Viacom's cost of providing the services and will be subject to adjustment.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of the Company and certain of its wholly owned international operations. Investments of 20% or less are accounted for under the cost method. All significant intercompany transactions have been eliminated.

  REVENUE RECOGNITION

     Revenues are generated from the sale of advertising on the Company's websites and from distribution and promotional agreements.

     Advertising revenue is recognized ratably during the period in which the advertising is displayed, provided that no significant Company obligations remain. Company obligations typically include guarantees of a minimum number of "impressions" (times that an advertisement is viewed by users of the Company's online services over a specified period of time). To the extent that the minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenue until the guaranteed impressions are attained. The Company sells to advertisers sponsorship of a certain web page or event for a specified period of time and recognizes sponsorship revenues over that period of time. Sponsorship arrangements generally range from one to six months in length. To the extent that committed obligations under sponsorship agreements are not met, revenue recognition is deferred until the obligations are met.

     Distribution revenue represents fees paid to the Company by Internet service providers for a license to use, market, license, store, distribute, display, communicate, perform, transmit and promote domestically the Company's website and the licensed content contained therein during the term of the agreement with the service provider. Distribution revenue is therefore recognized ratably over the term of the agreement, based upon both parties meeting the agreement terms. Distribution revenue also includes the license fee attributable

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

to a license and distribution agreement entered into which granted MTVN the use of intellectual property rights, technology and subscriber base of The Box business.

     Promotional revenue represents fees and equity received by the Company from third parties for on-air co-branded keyword mentions and closing tag advertisements that appear on MTV: Music Television and VH1: Music First (collectively, the "MTVN Music Channels"). As further discussed in Note 5, the MTVN Music Channels promote the Company during live or produced programming and in on-air advertisements promoting the MTVN Music Channel's own on-air content. The Company earns promotional revenue from third parties by concurrently mentioning (for a fee) the third parties during the Company's own on-air keyword mention and closing tag promotions. Promotional revenue is recognized ratably in the period in which the promotion is aired, provided that no significant Company obligations remain.

  CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral on its customers' receivables. The Company maintains allowances for credit losses, and such losses have been within management's expectations. The Company sells advertising to customers in several industries.

     Accounts receivable are stated net of allowances for doubtful accounts of $57 and $77 in 1997 and 1998, respectively. One and two customers accounted for 49% and 64% of total accounts receivable at December 31, 1997 and 1998, respectively. One, one and two customers accounted for 84%, 70% and 60% of revenues for the years ended December 31, 1996, 1997 and 1998, respectively.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and is primarily comprised of computer and audiovisual equipment. Depreciation expense is computed principally by the straight-line method over the estimated useful lives, which typically range from three to five years. Maintenance and repair costs are charged to expense as incurred. Renewals and improvements that extend the useful life of the assets are capitalized.

     Balances of major classes of assets and accumulated depreciation are as follows:

                                                              AT DECEMBER 31,
                                                              ---------------
                                                              1997       1998
                                                              ----       ----
Computer equipment..........................................  $143       $679
Audio visual equipment......................................    34         91
                                                              ----       ----
  Total.....................................................   177        770
Less accumulated depreciation...............................   (26)      (197)
                                                              ----       ----
Property and equipment, net.................................  $151       $573
                                                              ====       ====

  DEFERRED REVENUE

     Deferred revenue primarily represents the unearned revenue associated with the CDNow, Inc. warrants, received by the Company in conjunction with an advertising and promotion agreement dated May 18, 1998 between the Company and CDnow, Inc. The warrants will vest annually over the three years of the agreement term and the revenue is recognized ratably over the term of the agreement.

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses its long-lived assets (i.e., property and equipment) for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their respective net carrying values. The amount of impairment loss, if any, will generally be measured as the difference between the net book value of the assets and the estimated fair value of the related assets. The Company has identified no such impairment losses.

  INCOME TAXES

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes ("SFAS 109")." Deferred income taxes are recorded to reflect the tax benefit and consequences of future years' differences between the tax basis of assets and liabilities and their financial reporting bases. The Company records a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1997 and 1998, the Company's carrying value of financial instruments approximates fair value due to the short-term maturities of these instruments or variable rates of interest. During 1996, 1997 and 1998, no financial instruments were held or issued for trading purposes. The investment in CDNow, Inc. is being accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as an available-for-sale equity security.

  COMPREHENSIVE INCOME (LOSS)

     Effective January 1, 1998 the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and displaying of comprehensive income (loss) and its components in financial statements. Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of net income (loss) and other gains and losses affecting stockholder's equity that, under generally accepted accounting principles, are excluded from net income (loss), such as unrealized equity security gains (losses). Unrealized equity security gains (losses) is the only item of other comprehensive income
(loss) impacting the Company during the periods presented.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Maintained for Internal Use"("SOP 98-1"). SOP 98-1 became effective for fiscal years beginning after December 15, 1998. SOP 98-1 provides accounting guidance for accounting for computer software developed or obtained for internal use, including the requirements of capitalizing specified costs and the amortization of such costs. The Company does not anticipate the adoption of SOP 98-1 will have a material effect on its capitalization policy.

     In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which states that start-up costs should be expensed as incurred. SOP 98-5 became effective for fiscal years beginning after December 15, 1998. The Company's capitalization policy falls within the guidelines of SOP 98-5.

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

NOTE 4--VIACOM'S NET EQUITY INVESTMENT

     Viacom funds the working capital requirements of the Company based upon a centralized cash management system. Viacom's net equity investment includes accumulated equity as well as any contributions of capital resulting from cash transfers and other intercompany activity. Viacom generally does not charge the Company interest on intercompany balances.

     An analysis of Viacom's net equity investment activity is as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1996       1997       1998
                                                        -------    -------    -------
Balance, beginning of the year........................  $   (26)   $ 2,028    $   837
Net loss..............................................   (2,070)    (4,298)    (7,316)
Contributions of capital, net.........................    1,016        385      3,234
Benefit for income taxes..............................   (1,270)    (2,635)    (4,484)
Allocated charges from Viacom and MTVN................    3,474      3,653      4,892
Cross promotional on-air advertising..................      904      1,704      4,812
                                                        -------    -------    -------
Balance, end of the year..............................  $ 2,028    $   837    $ 1,975
                                                        =======    =======    =======

NOTE 5--RELATED PARTY TRANSACTIONS

     The Company receives cross promotional on-air advertising from the MTVN Music Channels whereby the MTVN Music Channels promote the Company during live or produced programming with keyword mentions, closing tags, custom promotions and generic promotions. The expense to the Company for such cross promotional on-air advertising was approximately $904 (1996), $1,704 (1997) and $4,812
(1998). As discussed more fully in Note 3, the Company earns promotional revenue by selling a portion of the cross promotional on-air advertising received from the MTVN Music Channels to third parties for a fee.

     Viacom and MTVN provide the Company with certain general and administrative services, including insurance, legal, treasury, financial and other corporate functions. The allocation of expenses was generally based on actual costs incurred, and such costs were apportioned to the Company based upon the average of certain specified ratios of revenues and headcount. The charges for such services were $3,474 (1996), $3,653 (1997) and $4,892 (1998). Management
believes that the methodologies used to allocate these charges are reasonable; however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been or will be incurred by the Company on a stand-alone basis.

     Viacom has a noncontributory defined benefit pension plan covering substantially all of its employees, including the employees of the Company during 1996, 1997 and 1998. Retirement benefits are based principally on years of service and salary. Viacom also offers participation in a 401(k) savings plan to the employees of the Company and has charged the Company for pension and 401(k) savings plan expenses of approximately $74 (1996), $53 (1997) and $92
(1998). The related pension liability was approximately $54, $96 and $167 at December 31, 1996, 1997 and 1998, respectively. Viacom also provides other employee benefits to the Company's employees, including certain postemployment benefits, medical, dental, life and disability insurance costs. The costs of providing such benefits to the Company have been considered in the corporate overhead allocation charge reflected in the Company's combined financial statements. Management believes that the methodologies used to allocate pension and other employee benefit charges to the Company are reasonable.

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

     The Company, through the normal course of business, is involved in other transactions with companies owned by or affiliated with Viacom, and all such transactions did not have a material impact on the results of operations, financial position, changes in equity or cash flows presented herein.

NOTE 6--INCOME TAXES

     The Company has been included in the consolidated federal, state and local income tax returns filed by Viacom. The Company's income tax benefit and net deferred tax assets reflected in the combined financial statements have been prepared as if such benefits were computed on a separate return basis. The tax losses generated by the Company have been utilized by Viacom to reduce its consolidated taxable income. Viacom reimbursed the Company for the benefit of using its net operating loss, which has been reflected in Viacom's net equity investment.

     Components of the income tax benefit are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996      1997      1998
                                                           ------    ------    ------
Current:
  Federal................................................  $1,048    $2,232    $3,812
  State and local........................................     145       309       527
Deferred.................................................      77        94       145
                                                           ------    ------    ------
                                                           $1,270    $2,635    $4,484
                                                           ======    ======    ======

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on the income (loss) before income taxes is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                            ------------------------
                                                            1996      1997      1998
                                                            ----      ----      ----
Statutory U.S. tax rate...................................   35%       35%       35%
State and local taxes, net of federal tax benefit.........    3%        3%        3%
                                                             --        --        --
Effective tax rate........................................   38%       38%       38%
                                                             ==        ==        ==

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                                AT DECEMBER 31,
                                                              --------------------
                                                              1996    1997    1998
                                                              ----    ----    ----
Deferred tax assets:
  Pension expense...........................................  $21     $ 36    $ 64
  Book-tax basis differences in reserves....................   72      155     274
                                                              ---     ----    ----
Total deferred tax assets...................................   93      191     338
Deferred tax liabilities:
  Book-tax basis differences in fixed assets................   --       (4)     (6)
                                                              ---     ----    ----
Total deferred tax liabilities..............................   --       (4)     (6)
Valuation allowance.........................................   --       --      --
                                                              ---     ----    ----
  Total net deferred tax assets.............................  $93     $187    $332
                                                              ===     ====    ====

                               MTVN ONLINE MUSIC

                                 (IN THOUSANDS)

NOTE 7--STOCK COMPENSATION

     During 1996, 1997 and 1998, the Company did not have a separate long-term incentive plan. On October 1, 1999, the Partnership reserved approximately 2.75 million units for option grants to employees. During 1996, 1997 and 1998, Viacom granted stock options to employees of the Company under Viacom's Long Term Stock Incentive Plan (the "Stock Plan"). Options granted under the Stock Plan to employees of the Company expire ten years from the date of grant. Options issued in 1996, 1997 and 1998 under the Stock Plan vest annually, beginning one year after the date of grant, at the rate of 33%, 25% and 33%, respectively.

     The Company has adopted the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). In accordance with the provisions of SFAS 123, the Company applies Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," and the related interpretations in accounting for the Stock Plan and, accordingly, does not recognize compensation expense for the Stock Plan because Viacom typically does not issue options having exercise prices below the market value at the date of grant. Had compensation expense for all Stock Plan awards been recorded based upon the fair value at the date of grant in a manner consistent with the methodology prescribed by SFAS 123, the Company's combined pre-tax loss would have increased by an additional $5 ($3 after tax), $24 ($15 after tax) and $45 ($28 after tax) in 1996, 1997 and 1998, respectively. These pro forma effects may not be representative of future compensation expense amounts, as the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period, and additional options may be granted in future years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model which incorporates the following assumptions:

                                                              1996     1997     1998
                                                              -----    -----    -----
Expected dividend yield.....................................     --       --       --
Expected stock price volatility.............................  32.50%   31.74%   32.76%
Risk-free interest rate.....................................   6.19%    6.04%    5.43%
Expected life of options (years)............................    6.0      6.0      6.0

     The weighted-average fair value of each option as of the grant date was $8.14, $6.58 and $12.97 in 1996, 1997 and 1998, respectively. As of December 31,
1998 there were 37,000 options outstanding with a weighted average exercise price of $17.33.

NOTE 8--CONTINGENCIES

     The Company accrues music rights royalties payable to American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and Recording Industry Association of America ("RIAA"). If the Company is required to pay a license royalty rate on a retroactive basis in excess of accrued amounts as a result of negotiations with ASCAP, BMI, or RIAA, no assurance can be given that such outcome will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

                                 SONICNET, INC.

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
REVENUES
  Advertising...............................................  $   554    $  1,108
  Other.....................................................       --          21
                                                              -------    --------
     Total revenues.........................................      554       1,129
  Cost of production........................................    1,724       4,986
                                                              -------    --------
GROSS PROFIT (LOSS).........................................   (1,170)     (3,857)
                                                              -------    --------
OTHER OPERATING EXPENSES
  Allocated charges from parent.............................      370         815
  Selling, general and administrative.......................    1,434       3,387
  Depreciation..............................................       65         117
  Amortization of intangibles...............................    1,957       4,012
                                                              -------    --------
     Total other operating expenses.........................    3,826       8,331
                                                              -------    --------

OPERATING INCOME (LOSS).....................................   (4,996)    (12,188)
  Benefit for income taxes..................................       --          --
                                                              -------    --------

NET INCOME (LOSS)...........................................  $(4,996)   $(12,188)
                                                              =======    ========

                       See notes to financial statements.

                                 SONICNET, INC.

                                 BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $    25       $    64
  Accounts receivable.......................................        361           735
  Prepaid expenses..........................................        288           185
                                                                -------       -------
     Total current assets...................................        674           984
Property and equipment, net.................................        305           747
Intangibles, net............................................     15,653        48,814
Other assets................................................         31            14
                                                                -------       -------
                                                                $16,663       $50,559
                                                                =======       =======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................    $   912       $   776
  Accrued expenses..........................................      1,017         1,841
  Deferred revenue..........................................          8            --
  Note payable..............................................         13            13
  Current portion of capital lease obligations..............         11            11
                                                                -------       -------
     Total current liabilities..............................      1,961         2,641
Capital lease obligations, less current portion.............         22            33
Commitments and contingencies (Note 7)
TCIM's net equity investment................................     14,680        47,885
                                                                -------       -------
     Total equity...........................................    $14,680       $47,885
                                                                =======       =======
                                                                $16,663       $50,559
                                                                =======       =======

                       See notes to financial statements.

                                 SONICNET, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
OPERATING ACTIVITIES:
Net income (loss)...........................................  $(4,996)   $(12,188)
  Adjustments to reconcile net income (loss) to net cash
     flow from operating activities:
     Depreciation...........................................       65         117
     Amortization of intangibles............................    1,957       4,012
  Change in operating assets and liabilities:
     Decrease (increase) in accounts receivable.............        9        (374)
     (Increase) decrease in prepaid and other assets........      (48)        120
     Increase (decrease) in accounts payable................      894        (136)
     Increase in accrued expenses...........................      357         824
     Decrease in deferred revenue...........................     (117)         (8)
                                                              -------    --------
NET CASH FLOW USED FOR OPERATING ACTIVITIES.................   (1,879)     (7,633)
                                                              -------    --------
INVESTING ACTIVITIES:
  Capital expenditures......................................     (138)       (548)
                                                              -------    --------
NET CASH FLOW USED FOR INVESTING ACTIVITIES:................     (138)       (548)
                                                              -------    --------
FINANCING ACTIVITIES:
  Advances from TCIM, net...................................    2,034       8,220
  Repayment of note payable.................................      (81)         --
                                                              -------    --------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES..............    1,953       8,220
                                                              -------    --------
Net (decrease) increase in cash and cash equivalents........      (64)         39
Cash and cash equivalents at beginning of period............       89          25
                                                              -------    --------
Cash and cash equivalents at end of period..................  $    25    $     64
                                                              =======    ========
NON CASH INVESTING ACTIVITIES:
Incremental revaluation of SonicNet's assets (Note 1).......  $    --    $ 37,173
NON CASH FINANCING ACTIVITIES:
Equipment acquired under capital leases.....................  $    --    $     11

                       See notes to financial statements.

                                 SONICNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The interim financial statements and related notes of the business and operations of SonicNet, Inc. (the "Company"), owned directly by TCI Music, Inc. ("TCIM" or the "Parent"), for the six months ended June 30, 1998 and 1999 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and are unaudited. The interim financial statements are presented on a carve-out basis and reflect the historical results of operations, financial position and cash flows of the Company. TCIM's net investment in the Company is included in the equity section of the accompanying interim financial statements.

     In the opinion of management, the interim financial statements include all recurring adjustments and normal accruals necessary to present fairly the Company's financial position and its results of operations for the dates and periods presented. For all periods presented, certain expenses reflected in the financial statements include allocations of corporate overhead expenses from the Parent. All such costs and expenses have been deemed to have been paid by the Company to the Parent in the period in which the costs and expenses were recorded. Management believes that these allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been or will be incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what the financial position, results of operations or cash flows would have been if the Company had been a separate, stand-alone company during the periods presented.

     These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the years ended December 31, 1997 and 1998.

     Goodwill and accumulated amortization are summarized in the following table:

                                                    AT DECEMBER 31,      AT JUNE 30,
                                                         1998               1999
                                                   -----------------    -------------
Goodwill.........................................       $19,566            $52,066
Less accumulated amortization....................        (3,913)            (3,252)
                                                        -------            -------
Goodwill, net....................................       $15,653            $48,814
                                                        =======            =======

     The March 9, 1999 acquisition by AT&T Corp. of TCIM resulted in $37,173 of additional goodwill being reflected in the financial statements and is being amortized on a straight-line basis over five years.

NOTE 2--SUBSEQUENT EVENTS

     On July 15, 1999, MTV Networks ("MTVN"), a unit of Viacom Inc. ("Viacom"), acquired from Liberty Digital (formerly known as TCI Music, Inc.) substantially all of the businesses of the Company and The Box Worldwide, Inc. ("The Box") in exchange for an aggregate 10% limited partnership interest in MTVN Online L.P. (the "Partnership") formed by MTVN and Liberty Digital and certain of their affiliates. MTVN contributed to the Partnership substantially all of its Internet music businesses' assets, including its MTV.com, VH1.com and Imagine Radio businesses and certain of their related wholly owned international online operations in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, substantially all of the businesses of the Company, The Box, and certain related wholly owned international online operations to the Partnership.

                                 SONICNET, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

     In connection with the acquisition, TCIM accelerated the vesting for 20% of all the outstanding unvested stock options granted under the TCIM 1997 Stock Incentive Plan. All remaining outstanding unvested or unexercised options were cancelled.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4--TCIM'S NET EQUITY INVESTMENT

     TCIM's net equity investment includes accumulated equity as well as any payable and receivable due to/ from the parent resulting from cash transfers and other intercompany activity. An analysis of the TCIM's net equity investment activity is as follows:

                                                     YEAR ENDED     SIX MONTHS ENDED
                                                    DECEMBER 31,        JUNE 30,
                                                        1998              1999
                                                    ------------    ----------------
Balance, beginning of period......................    $ 19,177          $ 14,680
Net loss..........................................     (11,063)          (12,188)
Cash advances, net................................       5,707             4,424
Acquisition of Company............................          --            37,173
Stock compensation................................          54             2,981
Allocated charges from TCIM.......................         805               815
                                                      --------          --------
Balance, end of period............................    $ 14,680          $ 47,885
                                                      ========          ========

NOTE 5--RELATED PARTY TRANSACTIONS

     On October 1, 1998, the Company entered into a one year agreement with America Online, Inc. ("AOL") whereby the Company receives anchor tenant distribution within the music subchannel offered on the AOL Service in exchange for $800 and the equivalent $450 of in-kind advertising commitments from The Box. As a result of this transaction, the Company is recording the advertising expense related to The Box's in-kind advertising commitment ratably over the term of the agreement. The balance payable to The Box related to such in-kind advertising is included in the parent's net equity investment.

     For the six months ended June 30, 1998 and 1999, TCIM provided the Company with certain general and administrative services including insurance, legal, treasury, financial and other corporate functions. TCIM's allocation of expenses was based on a percentage of weighted average funding provided to the Company. The charges for such services were $188 and $230 for the six months ended June 30, 1998 and 1999, respectively. Management believes that the methodologies used to allocate these charges are reasonable, however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been incurred by the Company had they been on a stand-alone basis.

     For the six months ended June 30, 1998 and 1999, in addition to the overhead allocation discussed above, TCIM allocated approximately $182 and $585 in interest expense to the Company on advances due to TCIM.

                                 SONICNET, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

     The Company, through the normal course of business, is involved in other transactions with companies owned by or affiliated with TCIM, and such transactions, except those previously disclosed, did not have a material impact on the financial position or results of operations presented herein.

NOTE 6--INCOME TAXES

     The calculation of the Company's income tax benefit for the six months ended June 30, 1998 and deferred tax assets at June 30, 1998 and at December 31, 1998 has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with a tax sharing agreement with Tele-Communications, Inc. As further discussed below, the Company does not reflect any income tax benefit or deferred tax assets in the financial statements for the six months ended June 30, 1998 and the year ended December 31, 1998.

     The calculation of the Company's income tax benefit for the six months ended June 30, 1999 and deferred tax assets at June 30, 1999 has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with a tax sharing agreement with AT&T Corp. As further discussed below, the Company does not reflect any income tax benefit or deferred tax assets in the financial statements for the six months ended and at June 30, 1999.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on income (loss) before income taxes is as follows:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                              1998        1999
                                                              ----        ----
Statutory U.S. tax rate.....................................   35%         35%
Amortization of goodwill....................................  (14)        (12)
State and local taxes, net of federal tax benefit...........    2           2
Valuation allowance.........................................  (23)        (25)
                                                              ---         ---
Effective tax rate..........................................   --%         --%
                                                              ===         ===

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                       AT DECEMBER 31,    AT JUNE 30,
                                                            1998             1999
                                                       ---------------    -----------
Current deferred tax assets:
  Employee compensation..............................      $    21          $ 1,038
  Net operating loss carryforward....................        4,854            6,831
                                                           -------          -------
Gross deferred tax assets............................        4,875            7,869
Current deferred tax liabilities:
  Deferred income....................................         (457)            (457)
  Book-tax basis differences in fixed assets.........          (47)             (37)
                                                           -------          -------
Gross deferred tax liabilities.......................         (504)            (494)
Valuation allowance..................................       (4,371)          (7,375)
                                                           -------          -------
     Total net deferred tax assets...................      $    --          $    --
                                                           =======          =======

                                 SONICNET, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

     At December 31, 1998 and June 30, 1999, the Company had net deferred tax assets of $4,371 and $7,375, respectively. In compliance with tax sharing agreements with Tele-Communications Inc. and AT&T Corp., a full valuation allowance has been provided against the net deferred tax assets at December 31, 1998 and June 30, 1999, respectively, principally associated with the tax benefits of net operating losses for which the Company will not likely receive any benefit.

     The Company has $8,908 and $17,975 of net operating loss carryforwards for the six months ended June 30, 1998 and 1999, respectively. These net operating loss carryforwards expire between the years 2009 and 2018 and are available to offset future taxable income. The utilization of the net operating loss carryforwards may be subject to limitations under U.S. federal income tax laws.

NOTE 7--COMMITMENTS AND CONTINGENCIES

     The Company accrues music rights royalties payable to American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and Recording Industry Association of America ("RIAA"). If the Company is required to pay a license royalty rate on a retroactive basis in excess of accrued amounts as a result of negotiations with ASCAP, BMI or RIAA, no assurance can be given that such outcome will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Viacom Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of SonicNet, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
New York, New York
January 10, 2000

                                 SONICNET, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                               1997        1998
                                                              -------    --------
REVENUES
  Advertising...............................................  $   745    $  1,252
  Other.....................................................        5         302
                                                              -------    --------
     Total revenues.........................................      750       1,554
  Cost of production........................................    1,702       4,086
                                                              -------    --------
  GROSS PROFIT (LOSS).......................................     (952)     (2,532)
                                                              -------    --------

OTHER OPERATING EXPENSES
  Allocated charges from parent.............................      630         805
  Selling, general and administrative.......................    1,225       3,686
  Depreciation..............................................       52         127
  Amortization of intangibles...............................      180       3,913
                                                              -------    --------
     Total other operating expenses.........................    2,087       8,531
                                                              -------    --------

OPERATING INCOME (LOSS).....................................   (3,039)    (11,063)
  Benefit for income taxes..................................       --          --
                                                              -------    --------

NET INCOME (LOSS)...........................................  $(3,039)   $(11,063)
                                                              =======    ========

                     See notes to the financial statements.

                                 SONICNET, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    89    $    25
  Accounts receivable.......................................      189        361
  Prepaid expenses..........................................       --        288
                                                              -------    -------
     Total current assets...................................      278        674
Property and equipment, net.................................      184        305
Goodwill, net...............................................   19,566     15,653
Other assets................................................       24         31
                                                              -------    -------
                                                              $20,052    $16,663
                                                              =======    =======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................  $   106    $   912
  Accrued expenses..........................................      475      1,017
  Deferred revenue..........................................      117          8
  Note payable..............................................      126         13
  Current portion of capital lease obligations..............       18         11
                                                              -------    -------
     Total current liabilities..............................      842      1,961
  Capital lease obligations, less current portion...........       33         22
  Commitments and contingencies (Note 8)
  Parent's net equity investment............................   19,177     14,680
                                                              -------    -------
     Total equity...........................................   19,177     14,680
                                                              -------    -------
                                                              $20,052    $16,663
                                                              =======    =======

                       See notes to financial statements.

                                 SONICNET, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                               1997        1998
                                                              -------    --------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(3,039)   $(11,063)
  Adjustments to reconcile net income (loss) to net cash
     flow from operating activities:
     Depreciation...........................................       52         127
     Amortization of intangibles............................      180       3,913
  Change in operating assets and liabilities:
     Increase in accounts receivable........................     (134)       (172)
     Increase in prepaid and other assets...................       (3)       (295)
     (Decrease) increase in accounts payable................       (9)        806
     Increase in accrued expenses...........................      458         542
     Increase (decrease) in deferred revenue................      117        (109)
                                                              -------    --------
NET CASH FLOW USED FOR OPERATING ACTIVITIES.................   (2,378)     (6,251)
                                                              -------    --------
INVESTING ACTIVITIES:
  Capital expenditures......................................     (105)       (248)
  Payment of acquisition transaction costs..................     (137)         --
                                                              -------    --------
NET CASH FLOW USED FOR INVESTING ACTIVITIES.................     (242)       (248)
                                                              -------    --------
FINANCING ACTIVITIES:
  Advances from Parent, net.................................    2,796       6,566
  Repayment of note payable.................................      (99)       (113)
  Payment of obligations under capital leases...............       --         (18)
                                                              -------    --------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES..............    2,697       6,435
                                                              -------    --------
Net increase (decrease) in cash and cash equivalents........       77         (64)
Cash and cash equivalents at beginning of year..............       12          89
                                                              -------    --------
Cash and cash equivalents at end of year....................  $    89    $     25
                                                              =======    ========

NON CASH INVESTING ACTIVITIES:
  Paradigm acquisition of SonicNet (Note 1).................  $   725    $     --
  SonicNet acquisition of Addicted to Noise (Note 1)........  $   300    $     --
  TCIM acquisition of Paradigm (Note 1).....................  $19,247    $     --
NON CASH FINANCING ACTIVITIES:
  Equipment acquired under capital leases...................  $    23    $     --

                       See notes to financial statements.

                                 SONICNET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     SonicNet, Inc. (the "Company") is a network of premiere music and related websites, combining news coverage, live artist events and programmed music channels with a fully searchable music and artist focused database. The emphasis of the Company's website is to inform consumers of new artists and their performances and provide interviews and chats with artists, product samples and reviews and the option to purchase related artists' music products and merchandise. Revenues to date have been primarily derived from advertising, sponsorship and subscription fees. The accompanying financial statements are presented on a carve-out basis and reflect the historical results of operations, financial position and cash flows of the Company.

     On January 9, 1997, Paradigm Music Entertainment Company ("Paradigm") acquired all of the issued and outstanding capital stock of the Company from Prodigy Service Corporation ("Prodigy") and Sunshine Interactive Network, Inc. ("Sunshine") for a purchase price consisting of 200,000 shares of Paradigm's Class A Common Stock, 100,000 Class A Warrants and $100 in cash. The shares and warrants were valued at $3.50 and $.25, respectively. The acquisition was accounted for as a purchase; therefore, Paradigm's basis in the acquired assets has been pushed down to the Company in the accompanying financial statements. The excess of the purchase price over the fair value of the net assets acquired ("goodwill") is being amortized on a straight-line basis over five years.

     In November 1997, Paradigm acquired substantially all of the assets (including trademarks and specific liabilities) of Addicted To Noise ("ATN"), an online music magazine and news and information provider, for 75,000 shares of Paradigm Class A Stock and the assumption of approximately $325 of liabilities and merged ATN into the Company. The Paradigm Class A shares were valued at $4.00. The acquisition was accounted for as a purchase; therefore, the net assets of ATN have been recorded at their fair value. The goodwill is being amortized on a straight-line basis over five years.

     On December 31, 1997, TCI Music, Inc. ("TCIM") acquired Paradigm for 3,204,532 shares of TCIM stock in exchange for all of the outstanding shares and options of Paradigm, with the exception of 25,000 shares of Paradigm held by an officer of the Company. The value of TCIM shares exchanged was $6.97. Associated transaction costs were approximately $137. As TCIM acquired nearly 100% of the Paradigm stock outstanding, the acquisition was accounted for as a purchase; therefore, TCIM's basis in the acquired assets and liabilities of the Company has been pushed down to the Company in the accompanying financial statements. As Paradigm also had operations other than the Company, the purchase price for Paradigm was allocated among the Company and the other operations based upon fair market value. The Company therefore was allocated approximately 85% of the total consideration of $22,473, or approximately $19,000. The goodwill is being amortized on a straight-line basis over five years.

     Prodigy, Sunshine, Paradigm, and TCIM individually and collectively represent the "Parent" or "Former Parent." For all periods presented, certain expenses reflected in the financial statements include allocations of corporate overhead expenses from the Parent. All such costs and expenses have been deemed to have been paid by the Company to the Parent in the period in which the costs and expenses were recorded. Management believes that the foregoing allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been or will be incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what the financial position, results of operations or cash flows would have been if the Company had been a separate, stand-alone company during the periods presented.

                                 SONICNET, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 2--SUBSEQUENT EVENTS

     On July 15, 1999, MTV Networks ("MTVN"), a unit of Viacom Inc. ("Viacom"), acquired from Liberty Digital (formerly known as TCI Music, Inc.) substantially all of the businesses of the Company and The Box Worldwide, Inc. ("The Box") in exchange for a 10% interest in MTVN Online L.P. (the "Partnership") formed by MTVN and Liberty Digital and certain of their affiliates. MTVN contributed to the Partnership substantially all of its Internet music businesses' assets including its MTV.com, VH1.com and Imagine Radio businesses, and certain related wholly owned international online operations, in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, substantially all of the businesses of the Company, The Box and certain related wholly owned international online operations to the Partnership.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are defined as cash on hand and highly liquid investments having short-term original maturities of three months or less.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Renewals and improvements that extend the useful life of the assets are capitalized. Depreciation expense is computed principally by the straight-line method over the estimated useful lives as follows:

Leasehold improvements......................................  4-10 years
Equipment, furniture and fixtures...........................     3 years

     Balances of major classes of assets and accumulated depreciation are as follows:

                                                              AT DECEMBER 31,
                                                              ---------------
                                                              1997      1998
                                                              ----      -----
Leasehold improvements......................................  $ 21      $  29
Equipment and other.........................................   155        394
Furniture and fixtures......................................     8          9
                                                              ----      -----
  Total.....................................................   184        432
Less: accumulated depreciation..............................    --       (127)
                                                              ----      -----
Property and equipment, net.................................  $184      $ 305
                                                              ====      =====

     As a result of TCIM's acquisition of the Company on December 31, 1997 as described in Note 1, the property and equipment balances at December 31, 1997 have been recorded at their fair market value on that date.

                                 SONICNET, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

  GOODWILL

     Goodwill is amortized on a straight-line basis over the estimated remaining economic useful life, not exceeding five years. Amortization expense related to intangible assets was $180 and $3,913 in 1997 and 1998, respectively.

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses its long-lived assets (primarily property, equipment and goodwill) for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their respective net carrying values. The amount of impairment loss, if any, will generally be measured as the difference between the net book value of the assets and the estimated fair value of the related assets. No such impairment losses have been identified by the Company.

  REVENUE RECOGNITION

     Revenues are generated principally from the sale of advertising on the Company's Internet website. Advertising revenue is recognized ratably in the period that the advertising is displayed, provided that no Company obligations remain. Company obligations typically include guarantees of a minimum number of "impressions" (times that an advertisement is viewed by users of the Company's online services over a specified period of time). To the extent that the minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenue until the guaranteed impressions are attained.

  CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral on its customers' receivables. The Company maintains allowances for credit losses, if required. The Company sells advertising to customers in several industries.

     Two customers accounted for 58% of total accounts receivable at December 31, 1998. No individual customer accounted for more than 10% of total accounts receivable at December 31, 1997. One customer accounted for 30% and 29% of revenues for the years ended December 31, 1997 and 1998, respectively.

  INCOME TAXES

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are recorded to reflect the tax benefit and consequences of future years' differences between the tax bases of assets and liabilities and their financial reporting bases. The Company records a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1997 and 1998, the Company's carrying value of financial instruments approximates fair value due to the short-term maturities of these instruments or variable rates of interest. During 1997 and 1998, no financial instruments were held or issued for trading purposes.

                                 SONICNET, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

  RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Maintained for Internal Use"("SOP 98-1"). SOP 98-1 became effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides accounting guidance for accounting for computer software developed or obtained for internal use, including the requirements of capitalizing specified costs and the amortization of such costs. The Company does not anticipate that the adoption of SOP 98-1 will have a material effect on its capitalization policy.

     In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which states that start-up costs should be expensed as incurred. SOP 98-5 became effective for all fiscal years beginning after December 15, 1998. The Company's policy complies with the guidelines of SOP 98-5.

NOTE 4--PARENT'S NET EQUITY INVESTMENT

     The Parent's net equity investment includes accumulated equity as well as any payable and receivable due to/from the parent resulting from cash transfers and other intercompany activity. An analysis of the Parent's net equity investment activity is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                               1997        1998
                                                              -------    --------
Balance, beginning of year..................................  $    36    $ 19,177
Net loss....................................................   (3,039)    (11,063)
Cash advances, net..........................................    2,078       5,707
Stock compensation..........................................       88          54
Allocated charges from parent...............................      630         805
Acquisition of Company......................................   19,384          --
                                                              -------    --------
Balance, end of year........................................  $19,177    $ 14,680
                                                              =======    ========

NOTE 5--RELATED PARTY TRANSACTIONS

     During 1998, the Company designed and developed an Internet website for DMX, a wholly owned subsidiary of TCIM. The Company has recorded other revenue in 1998 of $94 related to the Company's work for DMX, and the related accounts receivable balance of $94 is included in the balance sheet at December 31, 1998.

     During 1998, the Company designed and developed an Internet website for The Box. The Company has recorded other revenue in 1998 of $123 related to this work.

     On October 1, 1998, the Company entered into a one year agreement with America Online, Inc. ("AOL") whereby the Company receives anchor tenant distribution within the music subchannel offered on the AOL Service in exchange for $800 and the equivalent $450 of in-kind advertising commitments from The Box. As a result of this transaction, the Company has recorded the advertising expense related to The Box's in-kind advertising commitment ratably over the term of the agreement. The balance payable to The Box related to this in-kind advertising is included in the Parent's net equity investment.

     In 1997 and 1998, Paradigm and TCIM, respectively, provided the Company with certain general and administrative services including insurance, legal, treasury, financial and other corporate functions. Paradigm's

                                 SONICNET, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

allocation of expenses was based upon management's estimate of executives' time and effort incurred related to the Company, and TCIM's allocation of expenses was based on a percentage of weighted average funding provided to the Company. The charges for such services were $630 and $420 for 1997 and 1998, respectively. Management believes that the methodologies used to allocate these charges are reasonable, however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been incurred by the Company had they been on a stand-alone basis. See Note 7 for a discussion of employee benefit costs charged to the Company by TCIM.

     In 1998, in addition to the overhead allocation discussed above, TCIM allocated approximately $385 in interest expense to the Company on advances due to TCIM. No interest charge was allocated on advances due to Paradigm in 1997.

     The Company, through the normal course of business, is involved in other transactions with companies owned by or affiliated with Paradigm or TCIM, and such transactions except those previously disclosed did not have a material impact on the financial position or results of operations presented herein.

NOTE 6--INCOME TAXES

     The calculation of the Company's income tax benefit/expense and deferred tax asset/liability has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with the tax sharing agreements with Paradigm and Tele-Communications Inc. As further discussed below, the Company does not reflect any income tax benefit or deferred tax asset/liability in the financial statements.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on income (loss) before income taxes is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Statutory U.S. tax rate.....................................   35%     35%
Amortization of goodwill....................................   (2)    (12)
State and local taxes, net of federal tax benefit...........    3       2
Valuation allowance.........................................  (36)    (25)
                                                              ---     ---
Effective tax rate..........................................   --%     --%
                                                              ===     ===

                                 SONICNET, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Deferred tax assets:
  Employee compensation.....................................  $    --    $    21
  Net operating loss carryforward...........................    2,308      4,854
                                                              -------    -------
Gross deferred tax assets...................................    2,308      4,875
Deferred tax liabilities:
  Deferred income...........................................     (457)      (457)
  Book-tax basis differences in fixed assets................      (58)       (47)
                                                              -------    -------
Gross deferred tax liabilities..............................     (515)      (504)
Valuation allowance.........................................   (1,793)    (4,371)
                                                              -------    -------
     Total net deferred tax assets..........................  $    --    $    --
                                                              =======    =======

     At December 31, 1997 and December 31, 1998, the Company had net deferred tax assets of $1,793 and $4,371, respectively. In compliance with a tax sharing agreement with Tele-Communications Inc., a full valuation allowance has been provided against the 1997 and 1998 net deferred tax assets, principally associated with the tax benefits of net operating losses for which the Company will not likely receive any benefit.

     The Company has $6,073 and $12,773 of net operating loss carryforwards at the year ended December 31, 1997 and December 31, 1998, respectively. These net operating loss carryforwards expire between the years 2009 and 2018 and are available to offset future taxable income. The utilization of the net operating loss carryforwards may be subject to limitations under U.S. federal income tax laws.

NOTE 7--OTHER EMPLOYEE BENEFITS

  STOCK COMPENSATION

     During 1998, TCIM granted stock options with tandem stock appreciation rights ("SARs") to employees of the Company under the TCIM 1997 Stock Incentive Plan (the "Stock Plan"). Options granted under the Stock Plan expire ten years from the date of grant. Options issued under the Stock Plan vest annually in 20% cumulative increments.

     On December 11, 1998, TCIM re-priced the stock options with tandem SARs at $4.00 for all grants to its employees.

     The Stock Plan provides for variable grants of equity-based interests pursuant to awards of SAR's and for subsequent payments of cash based on their appreciation in value over stated periods of time. Accordingly, the Company has recognized compensation expense of $54 in 1998. The calculation of compensation expense was based on the excess of the market price over the option price, adjusted for the December 11, 1998 re-pricing, in accordance with the vesting schedule.

                                 SONICNET, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes the Company's stock option activity under the Stock Plan:

                                                        OPTIONS      WEIGHTED AVERAGE
                                                      OUTSTANDING     EXERCISE PRICE
                                                      -----------    ----------------
Balance at December 31, 1997........................         --              --
  Granted...........................................    172,500           $6.50
  Exercised.........................................         --              --
  Canceled..........................................         --              --
                                                        -------
Balance at December 31, 1998........................    172,500           $4.00
                                                        =======

     The following table summarizes information concerning currently outstanding and exercisable stock options of the Company at December 31, 1998:

                                                      OUTSTANDING
                                                -----------------------
                                                            REMAINING
                                                           CONTRACTUAL     EXERCISABLE
  EXERCISE PRICE                                OPTIONS    LIFE (YEARS)      OPTIONS
  --------------                                -------    ------------    -----------
  $4.00.....................................    172,500        9.04               --

     At December 31, 1998, no shares were issuable for exercisable stock options.

     Additionally, an officer of the Company received 25,000 shares of Paradigm during 1997 in conjunction with his 1997 employment agreement. The fair market value of such shares has been included in stock compensation expense during 1997.

  OTHER EMPLOYEE BENEFITS

     Paradigm and TCIM provide employee benefits to the Company's employees, including certain postemployment benefits, medical, dental, life and disability insurance costs. The Company also participates in a 401(k) plan covering substantially all employees, which is maintained by TCIM. The costs of providing such benefits to the Company have been considered in the corporate overhead allocation charge reflected in the Company's financial statements. Management believes that the methodologies used to allocate employee benefit charges to the Company are reasonable.

NOTE 8--COMMITMENTS AND CONTINGENCIES

     At December 31, 1998, the Company leased office space in two locations. For the years ended December 31, 1997 and 1998, the Company's rent expense was $216 and $303 respectively. Minimum annual rent obligations under noncancellable long-term operating leases are as follows:

1999........................................................  $   379
2000........................................................      495
2001........................................................      567
2002........................................................      457
2003........................................................      417
2004, and thereafter........................................    2,405
                                                              -------
                                                              $ 4,720
                                                              =======

     The Company accrues music rights royalties payable to American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and Recording Industry Association of America ("RIAA"). If the Company is required to pay a license royalty rate on a retroactive basis in excess of accrued amounts as a result of negotiations with ASCAP, BMI or RIAA, no assurance can be given that such outcome will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

                            THE BOX WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
REVENUES
  Advertising revenues......................................  $ 6,022    $  6,901
  Viewer revenues, net......................................    5,164       6,320
  Other revenues............................................      296         203
                                                              -------    --------
     Total revenues.........................................   11,482      13,424
                                                              -------    --------
COSTS AND EXPENSES
  Distribution, general and administrative (Note 3).........   10,412      26,473
  Allocated charges from parent.............................      628       1,155
  Affiliate fees, site costs and telephone service..........    3,563       4,866
  Depreciation..............................................    1,311         885
  Amortization of intangibles...............................    1,445       3,022
  Satellite transponder and rent paid to related party......      761         855
                                                              -------    --------
     Total costs and expenses...............................   18,120      37,256
                                                              -------    --------
Income (loss) before income taxes, interest, and interest in
  income (losses) of equity investee........................   (6,638)    (23,832)
Interest expense............................................     (252)       (690)
Interest income.............................................      116         103
Benefit for income taxes....................................       --          --
                                                              -------    --------
Income (loss) before interest in income (losses) of equity
  investee..................................................   (6,774)    (24,419)
Interest in income (losses) of equity investee..............     (304)       (223)
                                                              -------    --------
     Net income (loss)......................................  $(7,078)   $(24,642)
                                                              =======    ========

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              ------------    -----------
ASSETS
Current assets
  Cash......................................................    $ 1,719         $ 1,021
  Accounts receivable, less allowance for doubtful accounts
     of $393 (1998) and $525 (1999).........................      5,041           4,956
  Prepaid expenses and other current assets.................        531             628
                                                                -------         -------
     Total current assets...................................      7,291           6,605
Property and equipment, net.................................     10,587          10,580
Deferred costs and other assets, net........................      6,839           6,014
Goodwill, net...............................................     25,910          47,159
Investment in and advances to equity investee...............        534             371
                                                                -------         -------
                                                                $51,161         $70,729
                                                                =======         =======
LIABILITIES AND EQUITY
Current liabilities
  Accounts payable..........................................    $ 3,347         $ 1,592
  Accrued expenses..........................................      5,462           5,342
                                                                -------         -------
     Total current liabilities..............................      8,809           6,934
Affiliate fees payable......................................        941           1,456
                                                                -------         -------
                                                                  9,750           8,390
                                                                -------         -------
Commitments and contingencies (Note 8)
TCIM's net equity investment................................     41,408          62,534
Accumulated other comprehensive income (loss) -- foreign
  currency translation......................................          3            (195)
                                                                -------         -------
     Total equity...........................................     41,411          62,339
                                                                -------         -------
                                                                $51,161         $70,729
                                                                =======         =======

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(7,078)   $(24,642)
  Adjustment to reconcile net income (loss) to net cash flow from operating activities
     Depreciation...........................................    1,311         885
     Amortization of intangibles............................    1,445       3,022
     Interest in income (losses) of equity investee.........      304         223
     Provision for bad debts and estimated chargebacks......       80          24
     Changes in assets and liabilities:
       (Increase) decrease in accounts receivable...........      (95)         59
       Increase in prepaid expenses and other current
        assets..............................................      (26)        (96)
       Decrease in accounts payable and accrued expenses....     (455)     (1,360)
                                                              -------    --------
          NET CASH FLOW USED FOR OPERATING ACTIVITIES.......   (4,514)    (21,885)
                                                              -------    --------
INVESTING ACTIVITIES:
  Capital expenditures......................................   (2,081)       (878)
  Launch incentives and other fees paid.....................     (105)       (146)
  Increase in investment in and advances to equity
     investee...............................................     (275)        (59)
                                                              -------    --------
          NET CASH FLOW USED FOR INVESTING ACTIVITIES.......   (2,461)     (1,083)
                                                              -------    --------
FINANCING ACTIVITIES:
  Advances from TCIM, net...................................    6,387      22,468
                                                              -------    --------
          NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES....    6,387      22,468
                                                              -------    --------
Effect of exchange rate changes on cash.....................       14        (198)
                                                              -------    --------
Net decrease in cash........................................     (574)       (698)
Cash at beginning of period.................................      934       1,719
                                                              -------    --------
Cash at end of period.......................................  $   360    $  1,021
                                                              =======    ========
NON CASH INVESTING ACTIVITIES
  Incremental revaluation of The Box's assets (Note 3)......  $    --    $ 23,300

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

NOTE 1--BASIS OF PRESENTATION

     The interim consolidated financial statements and related notes of the business and operations of The Box Worldwide, Inc. ("the Company"), which consists of the domestic division as well as the various international divisions of the Company, for the six months ended June 30, 1998 and 1999 and as of December 31, 1998 and June 30, 1999 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and are unaudited. The interim consolidated financial statements are presented on a carve-out basis from TCI Music, Inc. ("TCIM") and reflect the consolidated historical results of operations, financial position, and cash flows of the Company.

     In the opinion of management, the interim financial statements include all recurring adjustments and normal accruals necessary to present fairly the Company's combined financial position and its consolidated results of operations for the dates and periods presented. For the six months ended June 30, 1998 and 1999 and as of December 31, 1998 and June 30, 1999 certain expenses in the consolidated financial statements include an allocation of corporate expenses from TCIM (see Note 7). All such costs and expenses have been deemed to have been paid by the Company to TCIM in the period in which the costs and expenses were recorded. Management believes that these allocations were made on a reasonable basis, however, the allocations of costs and expenses do not necessarily indicate the costs that would have been incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what the financial position, results of operations and cash flows of the Company in the future would have been if the Company had been a separate, stand-alone company during the periods presented. All significant intercompany balances and transactions have been eliminated in consolidation.

     These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 1997 and 1998 presented herein.

NOTE 2--SUBSEQUENT EVENTS

     On July 15, 1999, MTV Networks ("MTVN"), a unit of Viacom Inc. ("Viacom"), acquired from Liberty Digital (formerly known as TCI Music, Inc.) the Company, excluding its equity investee, and substantially all of the businesses of SonicNet, Inc. ("SonicNet") in exchange for an aggregate 10% limited partnership interest in MTVN Online L.P. (the "Partnership") formed by MTVN and Liberty Digital and certain of their affiliates. MTVN contributed to the Partnership substantially all of its Internet music businesses' assets, including its MTV.com, VH1.com and Imagine Radio Inc. businesses and certain of their related wholly owned international online operations in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, substantially all of the businesses of the Company, SonicNet, and certain related wholly owned international online operations to the Partnership.

     Also, the Partnership and MTVN entered into a license and distribution agreement wherein MTVN will license for a fee the use of the Company's intellectual property rights, technology and subscriber base.

     In connection with the Acquisition, TCIM accelerated the vesting for 20% of all the outstanding unvested stock options granted under the TCIM 1997 Stock Incentive Plan.

                            THE BOX WORLDWIDE, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates.

  GOODWILL

     Goodwill and accumulated amortization are summarized in the following table:

                                                       AT DECEMBER 31,    AT JUNE 30,
                                                            1998             1999
                                                       ---------------    -----------
Goodwill.............................................      $28,912          $48,679
Less accumulated amortization........................       (3,002)          (1,520)
                                                           -------          -------
Intangibles, net.....................................      $25,910          $47,159
                                                           =======          =======

     The March 9, 1999 acquisition by AT&T Corp. of TCIM resulted in $23,300 of additional goodwill being reflected in the Company's financial statements and is being amortized on a straight line basis over ten years. Amortization expense related to goodwill was $1,445 and $2,051 for the six months ended June 30, 1998 and 1999, respectively.

  STOCK COMPENSATION

     The TCIM 1997 Stock Incentive Plan provides for variable grants of equity-based interests pursuant to awards of stock options with tandem stock appreciation rights, and for subsequent payments of cash based on their appreciation in value over stated periods of time. Accordingly, the Company has recorded compensation expense related to the TCIM 1997 Stock Incentive Plan of $216 and $15,222 for the six months ended June 30, 1998 and 1999, respectively, which is included in distribution, general and administrative expense.

NOTE 4--INCOME TAXES

     The calculation of the Company's benefit for income taxes for the six months ended June 30, 1998 and deferred tax asset/liability at June 30, 1998 and at December 31, 1998 has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with a tax sharing agreement with Tele-Communications Inc. As further discussed below, the Company does not reflect any income tax benefit or deferred tax asset/liability in the financial statements for the six months ended June 30, 1998 and at December 31, 1998.

     The calculation of the Company's benefit for income taxes for the six months ended June 30, 1999 and deferred tax asset/liability at June 30, 1999 has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with a tax sharing agreement with AT&T Corp. As further discussed below, the Company does not reflect any income tax benefit or deferred tax asset/liability in the financial statements for the six months ended and at June 30, 1999.

                            THE BOX WORLDWIDE, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

     A reconciliation of the U.S. federal statutory tax rate to the Company's effective tax rate on income (loss) before income taxes is as follows:

                                                           SIX MONTHS ENDED JUNE 30,
                                                           --------------------------
                                                              1998           1999
                                                           -----------    -----------
Statutory U.S. tax rate..................................       35%            35%
Amortization of goodwill.................................       (8)            (3)
State and local taxes, net of federal tax benefit........        2              3
Foreign operations.......................................      (10)            (2)
Valuation allowance......................................      (19)           (33)
                                                               ---            ---
Effective tax rate.......................................       --%            --%
                                                               ===            ===

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                       AT DECEMBER 31,    AT JUNE 30,
                                                            1998             1999
                                                       ---------------    -----------
Deferred tax assets:
  Book-tax basis differences in reserves.............      $   386         $    234
  Employee compensation..............................          757            4,871
  Net operating loss carryforward....................        6,157           10,082
  Equity interest....................................        1,882            1,882
                                                           -------         --------
Gross deferred tax assets............................        9,182         $ 17,069
                                                           -------         --------

Deferred tax liabilities:
  Book-tax basis differences in intangibles..........         (472)            (589)
  Book-tax basis differences in fixed assets.........       (1,077)          (1,132)
                                                           -------         --------
Gross deferred tax liabilities.......................       (1,549)          (1,721)

Valuation allowance..................................       (7,633)         (15,348)
                                                           -------         --------
     Total net deferred tax assets...................      $    --         $     --
                                                           =======         ========

     As of December 31, 1998 and June 30, 1999, the Company had net deferred tax assets of $7,633 and $15,348, respectively. In compliance with the tax sharing agreements with Tele-Communications Inc. and AT&T Corp., a full valuation allowance has been provided against the December 31, 1998 and June 30, 1999 net deferred tax assets, principally associated with tax benefits of net operating losses for which the Company will not likely receive any benefit.

     For tax purposes, the Company has $17,461 and $26,531 of net operating loss carryforwards at June 30, 1998 and June 30, 1999, respectively. These net operating loss carryforwards expire between 2009 and 2018 and are available to offset future taxable income. The utilization of the net operating loss carryforwards may be subject to limitations under U.S. federal income tax laws.

                            THE BOX WORLDWIDE, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

NOTE 5--UNCONSOLIDATED INVESTMENT

     Summary financial information for the Company's equity investee in Holland accounted for under the equity method is as follows:

                                                      AT DECEMBER 31,    AT JUNE 30,
                                                           1998             1999
                                                      ---------------    -----------
Current assets......................................       $647            $  837
Current liabilities.................................        511             1,665
Equity, advances and notes payable to
  shareholders......................................        763               300
Company's share of net assets.......................        637               983

                                                          SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------
                                                             1998           1999
                                                         ------------    -----------
Net revenues...........................................     $ 464          $  825
Net losses.............................................      (609)           (446)
Company's share of net losses..........................      (304)           (223)

NOTE 6--TCIM'S NET EQUITY INVESTMENT

     TCIM's net equity investment includes accumulated equity as well as any interest bearing payable and receivable due to/from the parent resulting from cash transfers and other intercompany activity. An analysis of TCIM's net equity investment activity is as follows:

                                                  YEAR ENDED        SIX MONTHS ENDED
                                               DECEMBER 31, 1998     JUNE 30, 1999
                                               -----------------    ----------------
Balance, beginning of period.................      $ 38,836             $ 41,408
Net loss.....................................       (13,925)             (24,642)
Advances from TCIM...........................        14,994                6,091
Allocated charges from TCIM..................         1,404                1,155
Stock compensation...........................            99               15,222
Allocated goodwill (see Note 3)..............            --               23,300
                                                   --------             --------
Balance, end of period.......................      $ 41,408             $ 62,534
                                                   ========             ========

NOTE 7--RELATED PARTY TRANSACTIONS

     From December 17, 1997, TCIM provided the Company with certain general and administrative services including insurance, legal, treasury, financial and other corporate functions. The allocation of expenses was based on a percentage of weighted average funding provided to the Company by TCIM.

     The charges for such services were $376 and $465 for the six months ended June 30, 1998 and 1999, respectively. Management believes that the methodologies used to allocate these charges are reasonable; however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been incurred by the Company had they been on a stand-alone basis.

     For the six months ended June 30, 1998 and 1999, in addition to the overhead allocation discussed above, TCIM allocated approximately $252 and $690 in interest expense to the Company on advances due to TCIM.

                            THE BOX WORLDWIDE, INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

     On October 1, 1998, the Company entered into a one year agreement with America Online, Inc. ("AOL") and SonicNet whereby AOL provides SonicNet with anchor tenant distribution within the music subchannel offered on the AOL Service. As part of this agreement, the Company will provide $450 of in-kind advertising commitments on behalf of SonicNet. The Company is recording the revenue from SonicNet ratably over the term of the agreement.

NOTE 8--COMMITMENTS AND CONTINGENCIES

     The Company has entered into written programming agreements with approximately 81% of the cable system operators that presently carry the Company's programming in the United States. Pursuant to such affiliation agreements entered into prior to 1998, the Company pays cable operators the greater of a guaranteed minimum monthly fee per subscriber or a specified percentage of the gross revenues generated by each cable operator's system. Agreements entered into in 1998, and planned to be offered for new affiliates in 1999 and thereafter, generally do not require any monthly payments to be made to affiliates. Instead, an upfront launch incentive is paid for a long-term carriage agreement.

     In April 1999, MTVN received a civil investigative demand from the Department of Justice, Antitrust Division, requesting information about certain of MTVN's operations, focusing principally on exclusivity provisions in its arrangements with record labels for the licensing of music videos. The Department of Justice has requested additional information from MTVN and Liberty Media Corporation regarding the formation of the Partnership and other operations of MTVN. The Partnership, Liberty Media Corporation and MTVN have been cooperating with the investigation. Although the Partnership cannot provide any assurances, the Partnership does not expect that the investigation will result in a material adverse effect on its business, financial condition or results of operations.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's consolidated results of operations, financial position or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Viacom Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of The Box Worldwide, Inc. at December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
New York, New York
January 10, 2000

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Box Worldwide, Inc.

     We have audited the consolidated balance sheet of The Box Worldwide, Inc. and subsidiaries (Predecessor) as of December 16, 1997 (which is not presented herein), and the related consolidated statements of operations, cash flows and stockholders' equity for the period January 1, 1997 through December 16, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Box Worldwide, Inc. and subsidiaries (Predecessor) at December 16, 1997, and the consolidated results of their operations and their cash flows for the period January 1, 1997 through December 16, 1997, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

Miami, Florida
February 4, 1998

                            THE BOX WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                 PREDECESSOR             THE COMPANY
                                                 ------------    ----------------------------
                                                 PERIOD FROM     PERIOD FROM
                                                  JANUARY 1,     DECEMBER 17,
                                                 1997 THROUGH    1997 THROUGH     YEAR ENDED
                                                 DECEMBER 16,    DECEMBER 31,    DECEMBER 31,
                                                     1997            1997            1998
                                                 ------------    ------------    ------------
REVENUES
  Advertising revenues.........................    $10,625          $ 365          $ 13,669
  Net viewer revenues, net.....................      9,184            459            11,641
  Other revenues...............................        582             18               474
                                                   -------          -----          --------
     Total revenues............................     20,391            842            25,784
                                                   -------          -----          --------
COSTS AND EXPENSES
  Distribution, general and administrative.....     17,622          1,036            22,146
  Allocated charges from parent................         --             60             1,404
  Affiliate fees, site costs and telephone
     service...................................      6,306            297             7,783
  Depreciation.................................      2,179            111             2,794
  Amortization of intangibles and deferred
     costs.....................................        116            116             3,170
  Satellite transponder and rent paid to
     related party.............................        453             20             1,363
                                                   -------          -----          --------
     Total costs and expenses..................     26,676          1,640            38,660
                                                   -------          -----          --------
INCOME (LOSS) BEFORE INCOME TAXES, INTEREST,
  AND INTEREST IN INCOME (LOSSES) OF EQUITY
  INVESTEE.....................................     (6,285)          (798)          (12,876)
Interest expense...............................         --             --              (564)
Interest income................................        322              8               191
Income tax benefit.............................         17             --                --
                                                   -------          -----          --------
Income (loss) before interest in income
  (losses) of equity investee..................     (5,946)          (790)          (13,249)
Interest in income (losses) of equity
  investee.....................................       (580)           (43)             (676)
                                                   -------          -----          --------
     NET INCOME (LOSS).........................    $(6,526)         $(833)         $(13,925)
                                                   =======          =====          ========

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
ASSETS
Current assets
  Cash......................................................  $   934    $ 1,719
  Accounts receivable, less allowance for doubtful accounts
     of $335 (1997) and $393 (1998).........................    3,489      5,041
  Prepaid expenses and other current assets.................      376        531
                                                              -------    -------
     Total current assets...................................    4,799      7,291
Receivable from officer.....................................      100         --
Property and equipment, net.................................    8,823     10,587
Deferred costs and other assets, net........................    1,924      6,839
Goodwill, net...............................................   28,801     25,910
Investment in advances to equity investee...................      423        534
                                                              -------    -------
                                                              $44,870    $51,161
                                                              =======    =======
LIABILITIES AND EQUITY
Current liabilities
  Accounts payable..........................................  $ 1,728    $ 3,347
  Accrued affiliate fees....................................      719      2,852
  Accrued expenses..........................................    3,589      2,610
                                                              -------    -------
     Total current liabilities..............................    6,036      8,809
Affiliate fees payable......................................       --        941
                                                              -------    -------
                                                                6,036      9,750
                                                              -------    -------
Commitments and contingencies (Note 10)

TCIM's net equity investment................................   38,836     41,408
Accumulated other comprehensive income (loss)--foreign
  currency translation......................................       (2)         3
                                                              -------    -------
     Total equity...........................................   38,834     41,411
                                                              -------    -------
                                                              $44,870    $51,161
                                                              =======    =======

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                                 (IN THOUSANDS)

                                       NET                       ACCUMULATED OTHER
                                      EQUITY     COMPREHENSIVE     COMPREHENSIVE
                                    INVESTMENT   INCOME(LOSS)      INCOME(LOSS)      TOTAL EQUITY
                                    ----------   -------------   -----------------   ------------
BALANCE AT DECEMBER 31, 1996......   $ 12,582                          $ 29            $ 12,611
Proceeds from common stock
  issuance........................        120                                               120
Issuance of common stock for
  affiliate launch incentive
  fees............................        771                                               771
Cumulative dividends on 6%
  convertible redeemable preferred
  stock...........................       (143)                                             (143)
Comprehensive income (loss)
  Net income (loss)...............     (6,526)     $ (6,526)                             (6,526)
  Other comprehensive income
     (loss):
  Cumulative translation
     adjustment...................                      (83)            (83)                (83)
                                                   --------
     Total comprehensive income
       (loss).....................                 $ (6,609)
                                     --------      ========            ----            --------
BALANCE AT DECEMBER 16, 1997......      6,804                           (54)              6,750
Adjustment from TCIM
  acquisition.....................     31,300                            54              31,354
Comprehensive income (loss)
  Net income (loss)...............       (833)     $   (833)                               (833)
  Other comprehensive income
     (loss):
  Cumulative translation
     adjustment...................                       (2)             (2)                 (2)
                                                   --------
     Total comprehensive income
       (loss).....................                 $   (835)
                                                   ========
Allocated charges.................         60                                                60
Stock compensation................        155                                               155
Advances from TCIM................      1,350                                             1,350
                                     --------                          ----            --------
BALANCE AT DECEMBER 31, 1997......     38,836                            (2)             38,834
Comprehensive income (loss)
  Net income (loss)...............    (13,925)     $(13,925)                            (13,925)
  Other comprehensive income
     (loss):
  Cumulative translation
     adjustment...................                        5               5                   5
                                                   --------
     Total comprehensive income
       (loss).....................                 $(13,920)
                                                   ========
Allocated charges.................      1,404                                             1,404
Stock compensation................         99                                                99
Advances from TCIM................     14,994                                            14,994
                                     --------                          ----            --------
BALANCE AT DECEMBER 31, 1998......   $ 41,408                          $  3            $ 41,411
                                     ========                          ====            ========

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 PREDECESSOR             THE COMPANY
                                                -------------    ----------------------------
                                                 PERIOD FROM     PERIOD FROM
                                                 JANUARY 1,      DECEMBER 17,
                                                1997 THROUGH     1997 THROUGH     YEAR ENDED
                                                DECEMBER 16,     DECEMBER 31,    DECEMBER 31,
                                                    1997             1997            1998
                                                -------------    ------------    ------------
OPERATING ACTIVITIES:
  Net income (loss)...........................     $(6,526)        $  (833)        $(13,925)
  Adjustment to reconcile net income (loss) to
     net cash flow from operating activities:
     Depreciation.............................       2,179             111            2,794
     Amortization of intangibles and deferred
       costs..................................         116             116            3,170
     Interest in income (losses) of equity
       investee...............................         580              43              676
     Provision for bad debts and estimated
       chargebacks............................          39              --               43
     Changes in assets and liabilities:
     (Increase) decrease in accounts
       receivable.............................      (1,282)            262           (1,494)
     (Increase) decrease in prepaid expenses
       and other current assets...............        (105)            171             (154)
     Increase in accounts payable and accrued
       expenses...............................       1,282             159            3,712
                                                   -------         -------         --------
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING
  ACTIVITIES..................................      (3,717)             29           (5,178)
                                                   -------         -------         --------
INVESTING ACTIVITIES:
  Capital expenditures........................      (4,236)           (242)          (4,570)
  Launch incentives and other fees paid.......        (217)           (131)          (5,193)
  Disposal of equipment.......................          93              --               12
  Increase in investment in and advances to
     equity investee..........................        (724)            (48)            (787)
                                                   -------         -------         --------
NET CASH FLOW USED FOR INVESTING ACTIVITIES...      (5,084)           (421)         (10,538)
                                                   -------         -------         --------
FINANCING ACTIVITIES:
  Proceeds from common stock issuance.........         120              --               --
  Advances from TCIM, net.....................       1,350             215           16,497
                                                   -------         -------         --------
NET CASH FLOW PROVIDED BY FINANCING
  ACTIVITIES..................................       1,470             215           16,497
                                                   -------         -------         --------
Effect of exchange rate changes on cash.......          (7)             (2)               4
                                                   -------         -------         --------
Net (decrease) increase in cash...............      (7,338)           (179)             785
Cash at beginning of period...................       8,451           1,113              934
                                                   -------         -------         --------
Cash at end of period.........................     $ 1,113         $   934         $  1,719
                                                   =======         =======         ========
NON CASH INVESTING ACTIVITIES:
  TCIM acquisition of The Box.................     $    --         $35,700         $     --
  Forgiveness of loan to officer..............     $    --         $    --         $    100
NON CASH FINANCING ACTIVITIES:
  Stock issued for affiliate launch incentive
     fees.....................................     $   771         $    --         $     --

                See notes to consolidated financial statements.

                            THE BOX WORLDWIDE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The Box Worldwide, Inc. (the "Company"), a Florida corporation, operates an interactive television channel serving subscribers on various cable systems and broadcast stations throughout the world.

     The accompanying consolidated financial statements for the period from December 17, 1997 through December 31, 1997 and for the year ended December 31, 1998 are presented on a carve-out basis from TCI Music, Inc. ("TCIM") and reflect the historical results of operations, financial position and cash flows of the Company. Certain expenses in the consolidated financial statements include an allocation of corporate expenses from TCIM (see Note 9). All such costs and expenses have been deemed to have been paid by the Company to TCIM in the period in which the costs and expenses were recorded. Management believes that these allocations were made on a reasonable basis, however, the allocations of costs and expenses do not necessarily indicate the costs that would have been incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future or what the financial position, results of operations or cash flows would have been if the Company had been a separate, stand-alone company during the periods presented. All significant intercompany accounts and transactions have been eliminated.

NOTE 2--ACQUISITION OF THE COMPANY BY TCIM

     On December 16, 1997, the Company's stockholders approved the acquisition of the Company by TCIM. Shortly after the stockholder approval, the Company filed Form 15 which relieved the Company of its filing requirements under the Securities and Exchange Act of 1934. TCIM acquired the Company in exchange for approximately 5,100,000 TCIM common shares. The value of the TCIM shares exchanged was $6.97. The acquisition was accounted for as a purchase; therefore, the results of operations of the Company are included in TCIM's financial statements as of December 16, 1997. The excess of the purchase price over the fair value of the net assets acquired of $28,912 is being amortized on a straight-line basis over ten years.

     In connection with this business combination, the Company incurred investment advisory fees and legal fees, as well as other related costs. In addition, the Company settled certain previously outstanding stock options for cash. The total cost associated with these activities approximated $900 and has been charged to operations for the period ended December 16, 1997.

     TCIM advanced to the Company cash totaling $1,565, net of a loan forgiveness of approximately $200, and $16,497 as of December 31, 1997 and December 31, 1998, respectively.

NOTE 3--SUBSEQUENT EVENTS

     On July 15, 1999, MTV Networks ("MTVN"), a unit of Viacom Inc. ("Viacom"), acquired from Liberty Digital (formerly known as TCI Music, Inc.) the Company, excluding its equity investee, and substantially all of the businesses of SonicNet, Inc. ("SonicNet") in exchange for an aggregate 10% limited partnership interest in MTVN Online L.P. (the "Partnership") formed by MTVN and Liberty Digital and certain of their affiliates. MTVN contributed to the Partnership substantially all of its Internet music businesses' assets, including its MTV.com, VH1.com and Imagine Radio businesses, and certain related wholly owned international online operations, in exchange for an aggregate 90% general and limited partnership interest in the Partnership. Liberty Digital contributed, among other assets, substantially all of the businesses of the Company, SonicNet and certain related wholly owned international online operations to Partnership.

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

     Also, the Partnership and MTVN entered into a license and distribution agreement wherein MTVN will pay a license fee for the use of the Company's intellectual property rights, technology and subscriber base.

NOTE 4--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and investments of more than 50% in subsidiaries and other entities. Investments in affiliated companies over which the Company has a significant influence or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method. All significant intercompany balances have been eliminated.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Equipment with no continuing value is written off.

     Balances of major classes and accumulated depreciation consist of the following:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               1997      1998
                                                              ------    -------
Machinery and equipment.....................................  $6,710    $10,471
Furniture and office equipment..............................   1,178      1,417
Capitalized software........................................     676      1,232
Leasehold improvements......................................     370        372
                                                              ------    -------
                                                               8,934     13,492
Less accumulated depreciation...............................    (111)    (2,905)
                                                              ------    -------
                                                              $8,823    $10,587
                                                              ======    =======

     As a result of the purchase accounting method used to record the acquisition of the Company by TCIM, all acquired assets and liabilities were recorded at their net realizable value as of December 16, 1997.

  CAPITALIZED SOFTWARE COSTS

     In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), effective for fiscal years beginning after December 15, 1998. The Company's policies fall within the guidelines of SOP 98-1. SOP 98-1 requires that computer software developed or obtained for internal use be expensed during the preliminary project and post-implementation/operations stages. Costs incurred during the application development stage are capitalized.

     The Company capitalizes qualifying costs related to developing or obtaining internal software. Capitalization of costs begins after the conceptual formulation stage has been completed. Capitalized costs are

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

depreciated over the estimated useful life of the software, not to exceed five years. Approximately $312, $0 and $573 in charges related to the development, enhancement and improvement of the software were capitalized for the period from January 1, 1997 through December 16, 1997, the period from December 17, 1997 to December 31, 1997 and the year ended December 31, 1998, respectively. Amortization expense related to capitalized software was $142, $8 and $246, for the period from January 1, 1997 through December 16, 1997, the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998 respectively.

  DEFERRED COSTS

     Deferred costs consist primarily of legal and accounting costs related to obtaining copyrights, patents, trademarks and affiliate launch incentive fees. These costs are amortized using the straight-line method over a period not to exceed ten years.

     Deferred costs and other assets consist of the following:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               1997      1998
                                                              ------    -------
Cable affiliation prepaid fees..............................  $  861    $ 7,126
Channel acquisition costs...................................     478        151
Patent, copyright and trademarks............................     312        402
Other.......................................................     278        260
                                                              ------    -------
                                                               2,745      7,939
Less accumulated amortization...............................      (5)    (1,100)
                                                              ------    -------
                                                              $1,924    $ 6,839
                                                              ======    =======

  GOODWILL

     Goodwill and accumulated amortization are summarized in the following table:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Goodwill....................................................  $28,912    $28,912
Less accumulated amortization...............................     (111)    (3,002)
                                                              -------    -------
Goodwill, net...............................................  $28,801    $25,910
                                                              =======    =======

     The excess of the consideration paid over the fair value of net assets acquired is recorded as goodwill and is amortized on a straight-line basis over ten years. Amortization expense related to goodwill was $111 and $2,891 for the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998, respectively.

  IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses its long-lived assets (primarily property, plant and equipment and goodwill) for impairment whenever there is an indication that the carrying amount of the assets may not be recoverable. Recoverability is determined by comparing the forecasted undiscounted cash flows generated by these assets to their respective net carrying values. The amount of impairment loss, if any, will generally be measured as the difference between the net book value of the assets and their estimated fair value.

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

  REVENUE RECOGNITION

     Income is earned when the viewer-requested music video has aired, and is recorded net of estimated denial calls and other billing charges. Advertising revenue is recognized when the commercials have aired, whereas production and promotional revenues are recognized when the produced spots are delivered or the promotions aired.

  ADVERTISING COSTS

     The Company expenses advertising costs as incurred. The Company recognized advertising expenses of $305, $0 and $1,106 for the period from January 1, 1997 through December 16, 1997, the period from December 17, 1997 to December 31, 1997 and the year ended December 31, 1998, respectively. These expenses are included in distribution, general and administrative expenses.

  FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

     The financial statements of the Company's foreign operations were prepared in their respective local currencies and translated into U.S. dollars for reporting purposes. The assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange for the respective periods. The cumulative effects of exchange rate changes on net assets are included as a part of accumulated other comprehensive loss. Translation (losses) gains were $(83), $(2) and $5 for the period from January 1, 1997 through December 16, 1997, the period from December 17, 1997 to December 31, 1997 and the year ended December 31, 1998, respectively. Net foreign currency transaction gains and losses were not significant for any of the periods presented.

  INCOME TAXES

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are recorded to reflect the tax benefit and consequences of future years' differences between the tax bases of assets and liabilities and their financial reporting bases. The Company records a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  COMPREHENSIVE INCOME (LOSS)

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" ("SFAS 130"), effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and displaying of comprehensive income
(loss) and its components in financial statements. Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It consists of net income (loss) and other gains and losses affecting stockholder's equity that, under generally accepted accounting principles, are excluded from net income (loss), such as foreign currency translation gains/losses. Foreign currency translation is the only item of other comprehensive income (loss) impacting the Company.

  RECLASSIFICATIONS

     Certain amounts reported for prior years have been reclassified to conform with the current year's presentation.

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
Accrued compensation........................................  $  749    $  648
Accrual for viewer revenue chargebacks......................     647       612
Accrued lease commitment....................................     486       488
Legal and audit.............................................     303       165
Music costs.................................................     207       228
State and local taxes.......................................     191       172
Other.......................................................   1,006       297
                                                              ------    ------
                                                              $3,589    $2,610
                                                              ======    ======

NOTE 6--BENEFITS

  STOCK COMPENSATION

     During 1997 and 1998, TCIM granted stock options with tandem Stock Appreciation Rights ("SARs") to employees of the Company under the TCIM 1997 Stock Incentive Plan (the "Stock Plan"). Options granted under the Stock Plan expire ten years from the date of grant. Options issued in 1998 under the Stock Plan vest annually in 20% cumulative increments, and options issued in 1997 have various vesting schedules.

     On December 11, 1998, TCIM re-priced the stock options with tandem SARs at $4.00 for all grants to its employees.

     The Stock Plan provides for variable grants of equity-based interests pursuant to awards of SARs, and for subsequent payments of cash based on their appreciation in value over stated periods of time. Accordingly, the Company has recognized in the statement of operations, compensation expense of $155 and $99 in 1997 and 1998, respectively. The calculation of compensation expense was based on the excess of the market price over the option price, adjusted for the December 11, 1998 re-pricing, in accordance with vesting schedule.

     The following table summarizes the Company's stock option activity under the various plans:

                                                        OPTIONS      WEIGHTED-AVERAGE
                                                      OUTSTANDING     EXERCISE PRICE
                                                      -----------    ----------------
Balance at December 31, 1996........................         --           $0.00
  Granted...........................................    112,720            6.25
  Exercised.........................................         --            0.00
  Canceled..........................................         --            0.00
                                                        -------
Balance at December 31, 1997........................    112,720            6.25
  Granted...........................................    653,300            6.50
  Exercised.........................................    (21,400)           6.25
  Canceled..........................................    (53,300)           6.39
                                                        -------
Balance at December 31, 1998........................    691,320            4.00
                                                        =======

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following table summarizes information concerning currently outstanding and exercisable stock options of the Company at December 31, 1998:

                        OUTSTANDING
                   ----------------------
                              REMAINING
                             CONTRACTUAL    EXERCISABLE
  EXERCISE PRICE   OPTIONS   LIFE (YEARS)     OPTIONS
  --------------   -------   ------------   -----------
  $4.00....         68,520       8.96         22,544
  $4.00....        622,800       9.04             --
                   -------                    ------
                   691,320                    22,544

     SHARES ISSUABLE UNDER EXERCISABLE STOCK OPTIONS:

December 31, 1997...........................................      --
December 31, 1998...........................................  22,544

  OTHER EMPLOYEE BENEFITS

     The Company participates in a 401(k) plan covering substantially all employees which is maintained by TCIM.

NOTE 7--INCOME TAXES

     For the period from January 1, 1997 through December 16, 1997, income taxes consisted entirely of alternative minimum taxes. For the period from December 17, 1997 through December 31, 1998, the calculation of the Company's income tax benefit/expense and deferred tax asset/liability has been prepared on a separate return basis as though the Company had filed stand-alone tax returns and in accordance with a tax sharing agreement with Tele-Communications Inc. As further discussed below, the Company does not reflect any income tax benefit/expense or deferred tax asset/liability in the financial statements during this period.

     A reconciliation of the U.S. federal statutory tax rate to the Company's effective tax rate on income (loss) before income taxes is as follows:

                                                  PERIOD FROM
                                               DECEMBER 17, 1997
                                                    THROUGH            YEAR ENDED
                                                 DECEMBER 1997      DECEMBER 31, 1998
                                               -----------------    -----------------
Statutory U.S. tax rate......................          35%                  35%
Amortization of goodwill.....................          (5)                  (8)
State and local taxes, net of federal tax
  benefit....................................           2                    2
Foreign operations...........................          (9)                 (11)
Valuation allowance..........................         (23)                 (18)
                                                      ---                  ---
Effective tax rate...........................         --%                  --%
                                                      ===                  ===

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

     The following is a summary of the deferred tax accounts in accordance with SFAS 109:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Deferred tax assets:
  Book-tax basis differences in reserves....................  $   377    $   386
  Employee compensation.....................................      724        757
  Net operating loss carryforward...........................    5,327      6,157
  Equity interest...........................................       91      1,882
                                                              -------    -------
Gross deferred tax assets...................................    6,519      9,182
                                                              -------    -------
Deferred tax liabilities:
  Book-tax basis differences in intangibles.................     (237)      (472)
  Book-tax basis differences in fixed assets................     (967)    (1,077)
                                                              -------    -------
Gross deferred liabilities..................................   (1,204)    (1,549)
                                                              -------    -------
Valuation allowance.........................................   (5,315)    (7,633)
                                                              -------    -------
     Total net deferred tax assets..........................  $    --    $    --
                                                              =======    =======

     As of December 31, 1997 and December 31, 1998, the Company had net deferred tax assets of $5,315 and $7,633, respectively. In compliance with a tax sharing agreement with Tele-Communications Inc., a full valuation allowance has been provided against the 1997 and 1998 net deferred tax assets, principally associated with tax benefits of net operating losses for which the Company will not likely receive any benefit.

     For tax purposes, the Company has $14,018 and $16,202 of net operating loss carryforwards at December 31, 1997 and 1998, respectively. These net operating loss carryforwards expire between the years 2009 and 2018 and are available to offset future taxable income. The utilization of the net operating loss carryforwards may be subject to limitations under U.S. federal income tax laws.

NOTE 8--EQUITY INVESTEE

     Summary financial information for the Company's equity investee in Holland accounted for under the equity method is as follows:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                              1997        1998
                                                              ----        ----
Current assets..............................................  $370        $647
Current liabilities.........................................   456         511
Equity, advances and notes payable to shareholders..........   548         763
Company's share of net assets...............................   502         637

                                         PERIOD FROM     PERIOD FROM
                                          JANUARY 1,     DECEMBER 17,
                                         1997 THROUGH    1997 THROUGH     YEAR ENDED
                                         DECEMBER 16,    DECEMBER 31,    DECEMBER 31,
                                             1997            1997            1998
                                         ------------    ------------    ------------
Net revenues...........................    $   589           $ 10          $ 1,185
Net losses.............................     (1,161)           (85)          (1,352)
Company's share of net losses..........       (580)           (43)            (676)

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--RELATED PARTY TRANSACTIONS

     On September 14, 1995, the Company and Communications Equity Associates, Inc., ("CEA"), a consulting firm owned by the principal shareholder of the Company, entered into an international representation agreement, pursuant to which CEA acted as the Company's exclusive representative for purposes of: (a) arranging financing for the Company to expand the international distribution of programming, and (b) assisting the Company in entering into certain foreign countries. Under the agreement, CEA was paid a fee equal to 5% of the proceeds from any financing obtained by the Company through CEA's efforts and was reimbursed for reasonable expenses. In addition, the Company also agreed to pay CEA from $75 to $175, if the Company consummated a joint venture or affiliation agreement with a third party in certain specified countries.

     In the fourth quarter of 1997, the Company paid CEA $500 for its part in negotiating the sale of the Company to TCIM (see Note 2).

     The Company entered into a lease agreement with Island Trading Company, Inc. ("Island"), owned by the principal shareholder of the Company, to lease approximately 16,000 square feet of office space in Miami Beach, Florida for a 7 year period beginning February 1995. Payment of rent commenced on July 15, 1995, at a base rental of $22.00 per square foot for the first year and increasing to $39.00 per square foot for the seventh and final year of the lease term. The base rental does not include certain operating expenses to be paid by the Company. The Company has the right to renew the lease subject to the negotiation of a new rental rate, based upon the then-current market rate. The Company incurred rental expense for this lease totaling approximately $453, $20 and $472 for the period from January 1 through December 16, 1997, the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998, respectively.

     Pursuant to program affiliation agreements between the Company and cable operators affiliated with stockholders, the Company incurred approximately $1,167 in 1997 for affiliate fees.

     On August 4, 1997, the Company exchanged 770,842 shares of common stock with Suburban TV Co. Inc. for the right to broadcast their programming to certain new cable subscribers. This transaction was measured and recorded based on the fair value of the consideration received, or $771, since the Company believes this is the best indicator of value, and this amount is being amortized over a seven year period. The fair value of the consideration received was equivalent to the underlying fair value of the Company's common stock. The Chairman of the Company also owns a controlling interest in Suburban Cable TV Co. Inc.

     TCIM provided the Company with certain general and administrative services including insurance, legal, treasury, financial and other corporate functions. The allocation of expenses was based on a percentage of weighted average funding provided to the Company by TCIM.

     The charges for such services were $60 and $840 for the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998, respectively. Management believes that the methodologies used to allocate these charges are reasonable, however, these allocations of costs and expenses do not necessarily indicate the costs and expenses that would have been incurred by the Company had they been on a stand-alone basis.

     In 1998, in addition to the overhead allocation discussed above, TCIM allocated approximately $564 in interest expense to the Company on advances due to TCIM.

     During 1998, SonicNet, a wholly owned subsidiary of TCIM, designed and developed an Internet website for the Company. The 1998 Statement of Operations includes other expenses of $123 related to the work performed by SonicNet.

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

     On October 1, 1998, the Company entered into a one year agreement with America Online, Inc. ("AOL") and SonicNet whereby AOL provides SonicNet with anchor tenant distribution within the music subchannel offered on the AOL Service. As part of this agreement, the Company will provide $450 of in-kind advertising commitments on behalf of SonicNet. The Company is recording the revenue from SonicNet ratably over the term of the agreement.

NOTE 10--COMMITMENTS AND CONTINGENCIES

     The Company leases its main and regional offices and various office equipment under several operating lease agreements. Rent expense for office space and local box installation sites was approximately $1,601, $70 and $1,960 for the period from January 1, 1997 through December 16, 1997, the period from December 17, 1997 through December 31, 1997 and the year ended December 31, 1998, respectively. At December 31, 1998, future minimum payments under these non-cancelable leases are as follows:

                                                              AMOUNT
                                                              ------
1999........................................................  $2,057
2000........................................................   1,363
2001........................................................     701
2002........................................................      33
                                                              ------
                                                              $4,154
                                                              ======

     The Company has entered into written programming agreements with approximately 81% of the cable system operators that presently carry the Company's programming in the United States. Pursuant to such affiliation agreements entered into prior to 1998, the Company pays cable operators the greater of a guaranteed minimum monthly fee per subscriber or a specified percentage of the gross revenues generated by each cable operator's system. Agreements entered into in 1998, and planned to be offered for new affiliates in 1999 and thereafter, generally do not require any monthly payments to be made to affiliates. Instead, an upfront launch incentive is paid for a long-term carriage agreement.

     The Company is involved in ordinary and routine litigation incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

NOTE 11--OPERATIONS BY GEOGRAPHIC AREA

     The following table shows revenues and long-lived assets by geographic area. Transfers between geographic areas were not significant.

                                         PERIOD FROM     PERIOD FROM
                                         DECEMBER 1,     DECEMBER 17,
                                         1997 THROUGH    1997 THROUGH     YEAR ENDED
                                         DECEMBER 16,    DECEMBER 31,    DECEMBER 31,
                                             1997            1997            1998
                                         ------------    ------------    ------------
REVENUES
  United States........................    $18,605           $715          $21,602
  Europe...............................        999             76            2,171
  Latin America and other..............        787             51            2,011
                                           -------           ----          -------
     Total revenues....................    $20,391           $842          $25,784
                                           =======           ====          =======

                            THE BOX WORLDWIDE, INC.

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                    AT DECEMBER 31,
                                                   ------------------
                                                    1997       1998
                                                   -------    -------
LONG-LIVED ASSETS, NET
  United States..................................  $38,316    $41,934
  Europe.........................................      770        882
  Latin America and other........................      562        520
                                                   -------    -------
     Total long-lived assets, net................  $39,648    $43,336
                                                   =======    =======

                              The MTVi Group, Inc.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              [ALTERNATE COVER PAGE FOR INTERNATIONAL PROSPECTUS]
PROSPECTUS (Subject to Completion)
Issued February 11, 2000

                                                  Shares

                              The MTVi Group, Inc.
                              CLASS A COMMON STOCK

                            ------------------------

THE MTVi GROUP, INC. IS OFFERING SHARES OF ITS CLASS A COMMON STOCK. THIS IS OUR INITIAL PUBLIC OFFERING AND NO PUBLIC MARKET CURRENTLY EXISTS FOR OUR SHARES. WE
ANTICIPATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE BETWEEN $          AND
$          PER SHARE.

FOLLOWING THIS OFFERING, WE WILL HAVE TWO CLASSES OF AUTHORIZED COMMON STOCK, CLASS A COMMON STOCK AND CLASS B COMMON STOCK. THE RIGHTS OF THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK ARE IDENTICAL, EXCEPT WITH RESPECT TO VOTING AND CONVERSION.

                            ------------------------

WE HAVE APPLIED TO HAVE OUR CLASS A COMMON STOCK APPROVED FOR LISTING ON THE
          UNDER THE SYMBOL "       ."

                            ------------------------

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS.   SEE "RISK FACTORS"
BEGINNING ON PAGE 7.

                            ------------------------

                              PRICE $      A SHARE

                            ------------------------

                                                            UNDERWRITING
                                                PRICE TO    DISCOUNTS AND    PROCEEDS TO
                                                 PUBLIC      COMMISSIONS       COMPANY
                                                --------    -------------    -----------
Per Share.....................................  $             $               $
Total.........................................  $             $               $

We have granted the underwriters the right to purchase up to an additional shares of our Class A common stock to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on
               , 2000.

                            ------------------------

MORGAN STANLEY DEAN WITTER                            CREDIT SUISSE FIRST BOSTON

BEAR, STEARNS INTERNATIONAL LIMITED                  MERRILL LYNCH INTERNATIONAL

UTENDAHL CAPITAL PARTNERS, L.P.                                    WIT SOUNDVIEW

               , 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $2,640
NASD filing fee.............................................   1,500
          listing fee.......................................       *
Blue Sky fees and expenses..................................       *
Attorneys' fees and expenses................................       *
Accountants' fees and expenses..............................       *
Transfer Agent's and Registrar's fees and expenses..........       *
Printing and engraving fees.................................       *
Miscellaneous...............................................       *
                                                              ------
          Total.............................................       *
                                                              ======

------------
* To be supplied by amendment.

     The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including attorneys' fees, incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of MTVi Group, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to MTVi Group, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by MTVi Group only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     MTVi Group's certificate of incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of MTVi Group shall not be personally liable to MTVi Group or its stockholders for monetary damages for breach of fiduciary duty as a director.

     MTVi Group's certificate of incorporation and bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     In addition, MTVi Group maintains liability insurance for its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In February 2000, MTVi Group issued 100 shares of common stock to Viacom in a private placement. No underwriters, brokers or other agents were involved in this transaction. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1.1*   Form of Underwriting Agreement
   3.1*   Form of Restated Certificate of Incorporation
   3.2*   Form of Bylaws
   4.1*   Form of Class A Common Stock Certificate
   5.1*   Opinion of Shearman & Sterling
  10.1*   Organization Agreement among Liberty Media Corporation, TCI
          Music, Inc., MTV Networks, a division of Viacom
          International Inc., MTVN Online Partner I LLC, MTVN Online
          Inc., Imagine Radio, Inc., SonicNet, Inc., The Box Worldwide
          Inc., VJN LPTV Corp. and MTVN Online L.P. dated as of July
          15, 1999
  10.2*   Amended and Restated Agreement of Limited Partnership of The
          MTVi Group, L.P. among MTVN Online Partner I LLC, Imagine
          Radio, Inc., SonicNet, Inc. and The Box Worldwide, Inc.
          dated as of                , 2000
  10.3*   Form of Exchange Agreement among The MTVi Group, L.P.,
          Registrant, as general partner, and its limited partners
  10.4*   Amended and Restated Parent Agreement and Guaranty among TCI
          Music, Inc., MTV Networks, a division of Viacom
          International Inc., Liberty Media Corporation, SonicNet
          Inc., The Box Worldwide Inc., and The MTVi Group, L.P. dated
          as of                , 2000
  10.5*   Stockholders Agreement by and between the stockholders of
          Registrant dated as of                , 2000
  10.6*   Trademark License Agreement by and between MTV Networks, a division of Viacom International Inc. and MTVN Online
          Partner I LLC dated as of July 15, 1999
  10.7*   Programming License Agreement between MTV Networks, a
          division of Viacom International Inc. and MTVN Online
          Partner I LLC dated as of July 15, 1999
  10.8*   Promotion Agreement by and between MTV Networks, a division of Viacom International Inc. and MTVN Online Partner I LLC
          dated as of July 15, 1999
  10.9*   Technology Sharing and License Agreement by and between MTV
          Networks and InfoWorks, each a division of Viacom
          International Inc., MTVN Online Inc., a subsidiary of Viacom and MTVN Online Partner I LLC dated as of July 15, 1999
 10.10*   Mutual Services Agreement between Viacom International Inc.
          and MTVN Online L.P. dated as of July 15, 1999
 10.11*   Database and Software License Agreement by and between MTV
          Networks, a division of Viacom International Inc. and MTVN
          Online L.P. dated as of July 15, 1999
 10.12*   Indemnification Agreement between Registrant and MTV
          Networks, a division of Viacom International Inc., dated as
          of                , 2000
 10.13*   Registration Rights Agreement between Registrant and MTV
          Networks, a division of Viacom International Inc., dated as
          of             , 2000
 10.14*   Credit Agreement between The MTVi Group, L.P. and Viacom
          Inc. dated as of           , 2000
  21.1*   Subsidiaries of Registrant
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of PricewaterhouseCoopers LLP
  23.3    Consent of PricewaterhouseCoopers LLP
  23.4    Consent of Ernst & Young LLP
  23.5*   Consent of Shearman & Sterling (included in Exhibit 5.1)
  24.1    Power of Attorney (included on signature page)
  27.1*   Financial Data Schedule

------------
* To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES.

     The schedules have been omitted because of the absence of circumstances under which they could be required.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the U.S. underwriting agreement and the international underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 11, 2000.

                                          The MTVi Group, Inc.

                                          By: /s/ NICHOLAS BUTTERWORTH
                                            ------------------------------------
                                                    Nicholas Butterworth
                                               President and Chief Executive
                                                           Officer

     The undersigned Directors and Officers of The MTVi Group, Inc. hereby constitute and appoint Nicholas Butterworth and Michael D. Fricklas, and each of them severally, as the true and lawful attorneys-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that each such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                               TITLE                        DATE
------------------------------------  ------------------------------------  -----------------
      /s/ NICHOLAS BUTTERWORTH        President, Chief Executive Officer    February 11, 2000
------------------------------------  and Director (Principal Executive
        Nicholas Butterworth          Officer)

      /s/ GEORGE S. SMITH, JR.        Acting Senior Vice President and      February 11, 2000
------------------------------------  Acting Chief Financial Officer
        George S. Smith, Jr.          (Principal Financial and Accounting
                                      Officer)

       /s/ SUMNER M. REDSTONE         Chairman of the Board of Directors    February 11, 2000
------------------------------------
         Sumner M. Redstone

       /s/ PHILIPPE P. DAUMAN         Director                              February 11, 2000
------------------------------------
         Philippe P. Dauman

        /s/ THOMAS E. DOOLEY          Director                              February 11, 2000
------------------------------------
          Thomas E. Dooley

                                      Director                              February 11, 2000
------------------------------------
Lee Masters

                                 EXHIBIT INDEX

EXHIBIT                                                                   SEQUENTIALLY
NUMBER                            DESCRIPTION                             NUMBERED PAGE
-------   ------------------------------------------------------------    -------------
1.1*      Form of Underwriting Agreement
3.1*      Form of Restated Certificate of Incorporation
3.2*      Form of Bylaws
4.1*      Form of Class A Common Stock Certificate
5.1*      Opinion of Shearman & Sterling
10.1*     Organization Agreement among Liberty Media Corporation, TCI
          Music, Inc., MTV Networks, a division of Viacom
          International Inc., MTVN Online Partner I LLC, MTVN Online
          Inc., Imagine Radio, Inc., SonicNet, Inc., The Box Worldwide
          Inc., VJN LPTV Corp. and MTVN Online L.P. dated as of July
          15, 1999
10.2*     Amended and Restated Agreement of Limited Partnership of The
          MTVi Group, L.P. among MTVN Online Partner I LLC, Imagine
          Radio, Inc., SonicNet, Inc. and The Box Worldwide, Inc.
          dated as of                , 2000
10.3*     Form of Exchange Agreement among The MTVi Group, L.P.,
          Registrant, as general partner, and its limited partners
10.4*     Amended and Restated Parent Agreement and Guaranty among TCI
          Music, Inc., MTV Networks, a division of Viacom
          International Inc., Liberty Media Corporation, SonicNet
          Inc., The Box Worldwide Inc., and The MTVi Group, L.P. dated
          as of                , 2000
10.5*     Stockholders Agreement by and between the stockholders of
          Registrant dated as of                , 2000
10.6*     Trademark License Agreement by and between MTV Networks, a division of Viacom International Inc. and MTVN Online
          Partner I LLC dated as of July 15, 1999
10.7*     Programming License Agreement between MTV Networks, a
          division of Viacom International Inc. and MTVN Online
          Partner I LLC dated as of July 15, 1999
10.8*     Promotion Agreement by and between MTV Networks, a division of Viacom International Inc. and MTVN Online Partner I LLC
          dated as of July 15, 1999
10.9*     Technology Sharing and License Agreement by and between MTV
          Networks and InfoWorks, each a division of Viacom
          International Inc., MTVN Online Inc., a subsidiary of Viacom and MTVN Online Partner I LLC dated as of July 15, 1999
10.10*    Mutual Services Agreement between Viacom International Inc.
          and MTVN Online L.P. dated as of July 15, 1999
10.11*    Database and Software License Agreement by and between MTV
          Networks, a division of Viacom International Inc. and MTVN
          Online L.P. dated as of July 15, 1999
10.12*    Indemnification Agreement between Registrant and MTV
          Networks, a division of Viacom International Inc., dated as
          of                , 2000
10.13*    Registration Rights Agreement between Registrant and MTV
          Networks, a division of Viacom International Inc., dated as
          of           , 2000
10.14*    Credit Agreement between The MTVi Group, L.P. and Viacom
          Inc. dated as of             , 2000
21.1*     Subsidiaries of Registrant
23.1      Consent of PricewaterhouseCoopers LLP

EXHIBIT                                                                   SEQUENTIALLY
NUMBER                            DESCRIPTION                             NUMBERED PAGE
-------   ------------------------------------------------------------    -------------
23.2      Consent of PricewaterhouseCoopers LLP
23.3      Consent of PricewaterhouseCoopers LLP
23.4      Consent of Ernst & Young LLP
23.5*     Consent of Shearman & Sterling (included in Exhibit 5.1)
24.1      Power of Attorney (included on signature page)
27.1*     Financial Data Schedule

------------
* To be filed by amendment.